Exhibit 4.5

COMMUNITY BANK SYSTEM, INC.

401(k) EMPLOYEE STOCK OWNERSHIP PLAN

Updated as of December 20, 2011

2248700.1 12/16/2013

i

4.08 Transfer Contributions	35

4.09 Roth Elective Contributions	36

ARTICLE V - ALLOCATIONS TO ACCOUNTS	37

5.01 Separate Accounts	37

5.02 Allocation of Forfeitures	37

5.03 Allocation of Trust Fund Increases and Decreases	38

5.04 Allocation of Contributions	38

5.05 Allocation to Transferred Participant	39

ARTICLE VI - BENEFICIARIES	40

6.01 Designation of a Beneficiary	40

6.02 Spouse’s Rights	40

6.03 Absence of a Designated Beneficiary	41

6.04 Beneficiaries’ Rights	41

ARTICLE VII - VESTING AND FORFEITURES	42

7.01 Vesting of Accounts	42

7.02 Years of Service for Vesting	44

7.03 Treatment of Prior Service after a Break in Service	44

7.04 Forfeitures	45

7.05 Amendments Affecting Vesting Schedule	46

ARTICLE VIII - DISTRIBUTION OF BENEFITS	48

8.01 Normal Retirement Benefit	48

8.02 Death Benefit	48

8.03 Benefits Following Separation from Employment	49

8.04 In-Service Withdrawals	50

8.05 Withdrawal for Hardship	51

8.06 Withdrawal from Employee Voluntary Contribution Account	53

8.07 Withdrawal from Rollover Account	53

8.08 Limitations on Distributions	54

8.09 Change in Control	54

8.10 Ordering Rules for Distribution	54

ARTICLE IX - DISTRIBUTION REQUIREMENTS	55

9.01 Form of Distribution	55

9.02 Compliance with Code Section 401(a)(9)	55

9.03 Time and Manner of Distribution	56

9.04 Required Minimum Distributions During Participant’s Lifetime	57

9.05 Required Minimum Distributions After Participant’s Death	58

9.06 Location of Participant or Beneficiary Unknown	60

9.07 Facility of Payment	60

9.08 TEFRA Election	60

9.09 Eligible Rollover Distributions	60

9.10 Special Rule For Distributions of Deemed Salary Reduction Contributions	62

ARTICLE X - CLAIMS PROCEDURES	63

10.01 Claim for Benefits	63

10.02 Denial of Claim	63

10.03 Request for Review of Denial	63

10.04 Review Decision	64

ARTICLE XI - ADMINISTRATION	65

11.01 Plan Administrator	65

11.02 Fiduciary and Administrative Duties	66

11.03 General Powers and Discretion of Plan Administrator	66

11.04 Administration of the Trust Fund	67

11.05 Delegation of Powers	70

11.06 Appointment of Professional Assistants and Investment Managers	70

11.07 Records	70

11.08 Responsibility of Fiduciaries	71

11.09 Indemnity by Employer	71

11.10 Payment of Fees and Expenses	71

11.11 ERISA Reporting and Disclosure	71

11.12 Service of Legal Process	71

11.13 Funding Policy for Trust Fund	71

ARTICLE XII - LIMITATION ON ALLOCATION	72

12.01 Allocations Not To Exceed Maximum Annual Addition	72

12.02 Incorporation of Code Section 415	72

12.03 No Impact on Plan Compensation	72

ARTICLE XIII - LIMITATIONS ON CERTAIN CONTRIBUTIONS	73

13.01 Limitation on Salary Reduction and Roth Elective Contributions	73

13.02 Application of Actual Deferral Percentage Test	75

13.03 Adjustments to Comply with the Actual Deferral Percentage Test	77

13.04 Application of Average Contribution Percentage Test	79

13.05 Adjustments to Comply with the Average Contribution Percentage Test	84

13.06 Modified Testing Rules	85

13.07 Catch-Up Contributions After 2001	93

13.08 Deemed Satisfaction of the Actual Deferral and Average Contribution Percentage Tests	94

ARTICLE XIV - DISCONTINUANCE OF CONTRIBUTIONS, TERMINATION, AMENDMENT, AND MERGER	95

14.01 Discontinuance of Contributions	95

14.02 Termination of Plan and Trust	95

14.03 Benefits Upon Termination or Discontinuance of Contributions	95

14.04 Amendments	95

14.05 Merger, Consolidation, or Transfer of Assets	96

ARTICLE XV - QUALIFIED DOMESTIC RELATIONS ORDERS	97

15.01 General	97

15.02 Required Provisions	97

15.03 Prohibited Provisions	97

15.04 Timing of Distributions Under Qualified Domestic Relations Orders	97

15.05 Plan Procedures with Respect to Domestic Relations Orders	98

ARTICLE XVI - TOP-HEAVY REQUIREMENTS	100

16.01 General Rules	100

16.02 Determination of Top-Heaviness	100

16.03 Top-Heavy Vesting Schedule	103

16.04 Minimum Required Contribution	104

16.05 Modification of Top-Heavy Rules	105

v

ARTICLE XVII - LOANS TO PARTICIPANTS	107

17.01 Authorization	107

17.02 Loan Program	107

17.03 Loan as Investment	107

ARTICLE XVIII - ESOP PROVISIONS	108

18.01 General	108

18.02 Definitions	108

18.03 Employer Contributions	109

18.04 Allocations of Financed Shares	109

18.05 Distribution of KSOP Account	111

18.06 Investments; Loans; Voting Rights; Dividends	111

18.07 Suspension; Discontinuance; Change in Control	114

ARTICLE XIX - MISCELLANEOUS PROVISIONS	116

19.01 Alienation or Assignment	116

19.02 Adoption of Plan by Another Employer	116

19.03 Status of Employment Relations	116

19.04 Benefits Payable By Trust	117

19.05 Finality of Contribution	117

19.06 Failure of Qualification	117

19.07 Control of Trades or Business by Owner-Employee	117

19.08 Headings Not Part of This Plan	118

19.09 Gender and Number	118

19.10 Applicable Law	118

ARTICLE I

GENERAL PROVISIONS

1.01           Designation.  This Plan is designated the Community Bank System, Inc. 401(k) Employee Stock Ownership Plan.  The Plan and Trust are intended to meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (“Code”), and the Employee Retirement Income Security Act of 1974, as amended.  The Plan is intended to qualify as a profit sharing plan, and includes a “cash or deferred arrangement” intended to meet the requirements of Code Section 401(k), including, effective January 1, 2008, the safe harbor provisions of Code Sections 401(k)(13) and 401(m)(12).  The Plan also is intended to qualify as an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7).

1.02           Effective Date.  This Plan originally became effective on July 1, 1978 and was named the Community Bank System, Inc. Employee Savings & Retirement Plan.  Community Bank System, Inc. hereby amends and restates the Plan, effective as of January 1, 2009, unless otherwise stated, in accordance with the following terms and conditions.  This restatement governs the rights of all Employees who have an Hour of Service with the Employer on or after the effective date of this restatement (“Effective Date”).  The rights of any former Employee who does not have an Hour of Service on or after the Effective Date shall be governed by the provisions of the Predecessor Plan in effect when the former Employee terminated employment, unless otherwise provided in this Plan or required by law.

1.03           Purpose.  The purpose of this Plan is to provide benefits for Participants and Beneficiaries (including any Alternate Payees).  Contributions to the Plan, and any income, shall be for the exclusive benefit of Participants and Beneficiaries and shall not be used for, or diverted to, any other purpose.

ARTICLE II

DEFINITIONS

The following terms shall have the following meanings in and for this Plan.

2.01           Account or Accounts shall mean the recordkeeping account or accounts of a Participant that are the subject of the Section in which the term is being used.  When not limited by the context, “Accounts” means all accounts of a Participant.

2.02           Affiliated Employer shall mean (a) a member of a “controlled group of corporations” or group of trades or businesses under common control (as defined in Code Section 414(b) and (c)) of which the Employer is a member, (b) a member of an affiliated service group (as defined in Code Section 414(m)), which includes the Employer, and (c) any other entity that must be aggregated with the Employer pursuant to Code Section 414(o).  The term “controlled group of corporations” has the meaning given in Code Section 1563(a), but determined without regard to Code Sections 1563(a)(4) and (e)(3)(C).  Further, for purposes of applying the Code Section 415 limitations in Article XII, Code Section 1563(a)(1) shall be applied by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent,” each place that phrase appears.  If an Affiliated Employer is also an Employer maintaining the Plan, the provisions of the Plan shall apply to that entity as an Employer, rather than only as an Affiliated Employer.

2.03           Alternate Payee shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, a Participant’s Benefit.

2.04           Annual Additions shall mean the total amounts that are allocated to a Participant’s Accounts for a Limitation Year under this Plan, and any amounts allocated under any other tax-qualified plans of the Employer on behalf of the Participant, as further defined in Section 12.02.

2.05           Beneficiary shall mean any person properly designated by a Participant pursuant to Article VI to receive any Benefits payable after the Participant’s death.

2.06           Benefit shall mean the benefit a Participant is eligible to receive under this Plan upon the occurrence of specified events.

2.07           Board of Directors shall mean the Board of Directors of the Employer.

2.08           Break in Service or One-Year Break in Service shall mean a computation period during which a Participant is credited with less than 501 Hours of Service.

2.09           Cashout Limit shall mean $5,000 (or such other maximum amount in effect pursuant to Code Section 411(a)(11)).  The determination of whether a Benefit exceeds the Cashout Limit shall be made without regard to the balance in the Participant’s Rollover Account.

2.10           Change in Control shall mean the occurrence of any one of the following events: (a) any “person” including a “group” as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing 30 percent or more of the combined voting power of the Employer’s then outstanding securities; (b) as a result of, or in accordance with, any tender officer or exchange offer, merger or other business combination (a “Transaction”), the persons who were directors of the Employer before the Transaction shall cease to constitute a majority of the Board of Directors or any successor to the Employer; (c) the Employer is merged or consolidated with another corporation and as a result of the merger of consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Employer, other than (i) affiliates within the meaning of the Exchange Act, or (ii) any party to the merger or consolidation; (d) a tender offer or exchange offer is made and consummated for the ownership of securities of the Employer representing 30 percent or more of the combined voting power of the Employer’s then outstanding voting securities; or (e) the Employer transfers substantially all of its assets to another corporation which is not controlled by the Employer.

2.11           Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and implementing regulations and rulings.  References to any Section of the Code shall include any successor provision.

2.12           Compensation shall mean a Participant’s wages for the Plan Year within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).  Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement, which are not includable in gross income under the following Code Sections: Section 125 (cafeteria plans); Section 402(e)(3) (Salary Reduction Contributions under this Plan and analogous contributions under any other “401(k)” plans); Section 402(h) (simplified employee pension plans); and, effective for Plan Years beginning on or after January 1, 2001, Section 132(f) (qualified transportation fringe benefits).  Effective January 1, 2007, Compensation shall also include any Roth Elective Contributions made by a Participant to the Plan.

For the Plan Year in which an Employee first becomes a Participant, the term “Compensation” shall mean only the Compensation the Employee receives after the Employee’s effective date of participation in the Plan.

The annual Compensation of each Participant taken into account under the Plan for any Plan Year beginning on or after January 1, 1989 and before January 1, 1994 shall not exceed $200,000.  Each January 1, beginning in 1990, this amount shall be adjusted, using 1989 as the base period.  The adjusted Compensation limitation shall be effective for Plan Years beginning within the calendar year of the adjustment.

For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed $150,000, or such other amount determined in accordance with Section 401(a)(17) of the Code.  The limit in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

However, the fact that only Compensation up to the annual compensation limit under Code Section 401(a)(17) may be taken into account under the Plan shall not prevent a Participant from making elective deferrals from amounts that otherwise would be Compensation, but are paid after the Code Section 401(a)(17) limit is reached, so long as the amount deferred does not exceed the lesser of (i) the maximum percentage of Compensation subject to the Code Section 401(a)(17) limit permitted under Section 4.03, or (ii) the Compensation Deferral Cap.

Notwithstanding the foregoing, Participants who are Highly Compensated Employees may, in their individual discretion, agree to reduce their Compensation for purposes of allocations of non-elective Employer contributions by a pro rata amount sufficient to ensure that their aggregate Compensation for a Plan Year does not exceed one-third of the aggregate Compensation of all Participants who are entitled under Article IV to share in an allocation of non-elective Employer contributions for the Plan Year.

2.13           Compensation Deferral Cap shall mean the limit on Salary Reduction Contributions, Roth Elective Contributions and other elective deferrals that can be made for a Participant for the Participant’s taxable year, as further defined in Sections 13.01 and 13.06.  The Compensation Deferral Cap is $16,500 or such other amount determined in accordance with Code Sections 402(g) and 414(v).

2.14           Defined Contribution Dollar Limitation shall mean $49,000 or such other amount determined in accordance with Code Section 415(c)(1)(A).

2.15           Defined Contribution Plan shall mean a retirement plan that provides individual accounts for each participant and benefits based solely on (a) the amount contributed to a participant’s accounts, and (b) any income, expenses, gains, losses, and forfeitures of accounts of other participants that are allocated to a participant’s accounts.

2.16           Determination Date shall mean, with respect to any Plan Year, the last day of the preceding Plan Year.  In the case of a first Plan Year, the Determination Date shall be the last day of that Plan Year.

2.17           Domestic Relations Order shall mean any judgment, decree, or order (including approval of a property settlement agreement) which (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant, and (b) is made pursuant to a state domestic relations law (including a community property law).

2.18           Earned Income shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor.  Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items.  Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code Section 404.  Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f).

2.19           Effective Date shall mean January 1, 2009.

2.20           Employee shall mean any individual who provides employment services to the Employer, or an Affiliated Employer maintaining the Plan, and who is treated by the Employer or Affiliated Employer for payroll and employment tax purposes as a common law employee of the Employer or Affiliated Employer.  The term Employee shall include any Leased Employee deemed to be an Employee of the Employer or an Affiliated Employer, but only to the extent required by Code Section 414(n) or (o).

The term “Employee” shall not include: (a) any individual who performs services for the Employer or Affiliated Employer as an independent contractor or any other non-employee classification; or (b) any individual who is treated by the Employer or Affiliated Employer for payroll and employment tax purposes as a non-employee, but who is reclassified by a court of law or regulatory body as a common law employee of the Employer or Affiliated Employer.

2.21           Employee Voluntary Contribution and Employee Voluntary Contribution Account shall have the following meanings.  “Employee Voluntary Contribution” shall mean any Employee after-tax contribution that is made to the Plan.  “Employee Voluntary Contribution Account” shall mean the Account maintained to record Employee Voluntary Contributions for a Participant.  Separate sub-accounts of the Employee Voluntary Contribution Account shall be maintained for Employee Voluntary Contributions made to the Plan during the periods such contributions were permitted under the Plan.

2.22           Employer shall mean Community Bank System, Inc. and any successor that shall maintain this Plan.

2.23           Employer Contribution and Employer Contribution Account shall have the following meanings.  “Employer Contribution” shall mean any discretionary contribution by the Employer that is made to the Plan.  When not used as a defined term, the term “Employer contributions” or “contributions by the Employer” also includes Salary Reduction Contributions, Roth Elective Contributions, Qualified Non-Elective Contributions, and Matching Contributions.  “Employer Contribution Account” shall mean the Account maintained for a Participant to record Employer Contributions that are not designated as Qualified Non-Elective Contributions.

In addition to the foregoing, as a result of the transfers of the assets of the Citizens National Bank of Malone 401(k) Plan (the “Citizens Plan”) and of the First Liberty Bank & Trust Salary Savings Plan (the “First Liberty Plan”) into this Plan, pursuant to the separate mergers of the Citizens Plan and First Liberty Plan with and into this Plan, a Participant’s Employer Contributions for purposes of this Plan shall also include non-elective employer contributions made by Citizens National Bank of Malone pursuant to the Citizens Plan, and by First Liberty Bank Corp. pursuant to the First Liberty Plan, and held by the Citizens Plan and the First Liberty Plan at the time of the mergers of the plans.  Any such transferred contributions deemed to be Employer Contributions (i) shall be fully bested and non-forfeitable by Participants, (ii) may be accounted for separately for each affected Participant, (iii) may be invested as directed by the Participant in accordance with Article XI, and (iv) shall be distributed in accordance with Articles VIII and IX.

2.24           Entry Date shall mean the first day of each calendar quarter.

2.25           ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and implementing regulations and rulings.  References to any Section of ERISA shall include any successor provision.

2.26           Excess Deferrals shall mean Salary Reduction Contributions and Roth Elective Contributions for the taxable year of a Participant, which, when considered with other elective deferrals by the Participant, exceed the Compensation Deferral Cap.

2.27           Five Percent Owner shall mean, as further defined in Code Section 416(i)(1)(B), any person who owns, or is considered as owning under the constructive ownership rules of Code Section 318, more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer.  However, the constructive ownership rules in Code Section 318(a)(2)(C) shall be applied by substituting “five percent” for “50 percent.”  If the Employer is not a corporation, any person who owns more than five percent of the capital or profits interest in such organization is a Five Percent Owner.

2.28           Highly Compensated Employee shall mean a highly compensated employee within the meaning of Code Section 414(q).  As set forth below, “Highly Compensated Employee” includes highly compensated active employees and highly compensated former employees.  In the following subsections, the term “determination year” means the current Plan Year.  The term “look-back year” means the twelve-month period immediately preceding the determination year.

a.           Highly Compensated Active Employee:  An Employee who performs services for the Employer during the determination year is a “highly compensated active employee” for a determination year if:

i.	the Employee was a Five Percent Owner of the Employer at any time during the determination year or the look-back year; or

ii.	the Employee had compensation from the Employer for the look-back year that was in excess of $85,000, or such other amount determined in accordance with Section 414(q).

b.           Highly Compensated Former Employee:  A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.  The determination of whether an Employee was a highly compensated active employee during the separation year or the determination year ending on or after the Employee’s 55th birthday shall be made in accordance with the rules for determining highly compensated employee status in effect for such year.

c.           Incorporation of Section 414(q):  The determination of who is a Highly Compensated Employee under the rules in this Section shall be made in accordance with Code Section 414(q) and implementing Treasury Regulations, which are hereby incorporated by reference.

2.29           Highly Compensated Participant shall mean a Highly Compensated Employee who has satisfied the eligibility requirements in Article III.

2.30           Hour of Service shall mean an hour determined in accordance with the following provisions.  In this definition, the term “computation period” means the Plan Year, with the following exception.  To the extent that a “Year of Service” is defined as a different period for eligibility purposes, that period shall be considered a computation period in crediting Hours of Service for eligibility.

a.           General Rules for Crediting Hours:  For all purposes under the Plan, an Employee shall be credited with an Hour of Service for all of the following:

i.
Each hour for which the Employee is paid, or entitled to payment, for the performance of duties for the Employer.  These hours will be credited to the Employee for the computation period in which the duties are performed.

ii.
Each hour for which the Employee is paid, or entitled to payment, by the Employer, on account of a period during which no duties are performed (whether or not the employment relationship has terminated), due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  Except for military service, no more than 501 Hours of Service shall be credited under this subsection for any single, continuous period, whether or not such period occurs in a single computation period.  Hours under this subsection shall be calculated and credited pursuant to Department of Labor Regulation 2530.200b-2(b) and (c), which is incorporated herein by reference.  Hours of Service for military service shall be credited as provided in Section 3.06.

iii.
Each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Employer.  The same Hours of Service will not be credited both under subsection (i) or (ii), whichever is applicable, and this subsection (iii).  Under this subsection, Hours of Service will be credited to the Employee for the computation period to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made.

b.           Crediting Hours for Maternity or Paternity Leave or Authorized Leave:  Solely to determine whether a Break in Service for eligibility to participate and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons or due to an authorized leave of absence shall receive credit for up to 501 of the Hours of Service that would otherwise have been credited to the Employee but for such absence.  In any case in which such hours cannot be determined, eight Hours of Service per day of such absence shall be credited, up to 501 Hours of Service.

i.
The Hours of Service credited under this subsection shall be credited in the computation period in which the absence begins, if necessary to prevent a Break in Service in that period.  In all other cases, the Hours of Service shall be credited to the next computation period.

ii.
For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence by reason of (A) the Employee’s pregnancy, (B) the birth of the Employee’s child or the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (C) the Employee caring for the child for a period immediately following such birth or placement.  An authorized leave of absence means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy.

iii.
In order to be credited with Hours of Service under this subsection, the Employee must provide the Plan Administrator with proof that the period of absence is for a reason specified in subsection (ii) above.

c.           Affiliated Employers:  For eligibility and vesting purposes (see Articles III and VII), Hours of Service shall also be credited for employment with any Affiliated Employer.

d.           Leased Employees:  Pursuant to Section 3.01, Leased Employees shall not be eligible to participate in the Plan.  However, if an individual who has been leased becomes employed by the Employer, that individual’s Hours of Service with the Employer (or an Affiliated Employer) during the leasing period shall be counted for purposes of determining eligibility to participate under Article III and vesting under Article VII.

2.31           Investment Manager shall mean any party described in the following sentence that is appointed as an Investment Manager pursuant to Section 11.06, and that acknowledges in writing that it is a fiduciary with respect to the Plan.  An Investment Manager can be a party that is either: (a) registered as an investment adviser under the Investment Advisers Act of 1940; (b) a bank, as defined in that Act; or (c) an insurance company qualified to manage, acquire and dispose of Plan assets under the laws of more than one state.

2.32           Key Employee shall mean an employee within the meaning of Code Section 416(i).  As further set forth in that Code Section, any employee or former employee or beneficiary will be considered a Key Employee if, for the Plan Year that contains the Determination Date or any of the four preceding Plan Years, the employee is:

a.           An officer (within the meaning of Code Section 416(i)) having annual compensation from the Employer greater than the limit in effect pursuant to Code Section 416(i)(1)(A)(i) for any such Plan Year;

b.           A Five Percent Owner; or

c.           A One Percent Owner with annual compensation from the Employer of more than $150,000.

2.33           Leased Employee shall mean any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”) (a) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and (b) such services are performed under the primary direction or control of the recipient Employer.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient Employer if: (a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b) (even before included under Section 415(c)(3)); (ii) immediate participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than twenty percent of the recipient Employer’s non-highly compensated workforce.

2.34           Limitation Year shall mean the Plan Year.

2.35           Matching Contribution and Matching Contribution Account shall have the following meanings.  “Matching Contribution” shall mean any contribution that is made by the Employer on the basis of Salary Reduction Contributions or Roth Elective Contributions, if Sections 4.01, 4.04 , and 4.09 provide for such contributions to be made to the Plan.  “Matching Contribution Account” shall mean the Account maintained to record Matching Contributions for a Participant, if there are any such contributions to the Plan.

2.36           Maximum Annual Addition shall mean the greatest Annual Addition that can be allocated to the Accounts of a Participant for a Limitation Year.

2.37           Minimum Required Contribution shall mean the contribution described in Section 16.04 that must be provided to Non-Key Employees if the Plan is Top-Heavy for a Plan Year.

2.38           Minimum Vesting Schedule shall mean the vesting schedule required by Section 16.03 if the Plan becomes Top-Heavy for one or more Plan Years.

2.39           Non-Highly Compensated Employee shall mean an Employee who is not a Highly Compensated Employee.

2.40           Non-Highly Compensated Participant shall mean a Non-Highly Compensated Employee who has satisfied the eligibility requirements in Article III.

2.41           Non-Key Employee shall mean an Employee who is not a Key Employee.

2.42           Non-Vested Participant shall mean a Participant who is not a Vested Participant.

2.43           Normal Retirement Age or Normal Retirement Date shall mean the later of age 65 or the fifth anniversary of the participation commencement date (the first day of the first Plan Year in which the Participant commenced participation in the Plan), with the following exception.  The applicable anniversary date for a Participant who commenced participation before the first Plan Year beginning on or after January 1, 1988 shall be the earlier of (a) the tenth anniversary of the date participation commenced, or (b) the fifth anniversary of the first day of the first Plan Year beginning on or after January 1, 1988.

2.44           One Percent Owner shall mean, as further defined in Code Section 416(i), any person who owns, or is considered as owning under the constructive ownership rules of Code Section 318, more than one percent of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all stock of the Employer.  However, the constructive ownership rules in Code Section 318(a)(2)(C) shall be applied by substituting “one percent” for “50 percent.”  If the Employer is not a corporation, any person who owns more than one percent of the capital or profits interest in such organization is a One Percent Owner.

2.45           Participant shall mean an Employee who becomes a Participant in the Plan as provided in Article III.

2.46           Permissive Aggregation Group shall mean a group of plans maintained by the Employer and any Affiliated Employer which may be aggregated in determining whether the Plan is Top-Heavy, as further defined in Section 16.02 of the Plan.

2.47           Plan shall mean the Community Bank System, Inc. 401(k) Employee Stock Ownership Plan, as amended from time to time.

2.48           Plan Administrator shall mean the person, committee or other entity appointed to administer the Plan in accordance with Article XI.  The Plan Administrator shall be the “named fiduciary” for the management, operation and administration of the Plan, within the meaning of Section 402(a) of ERISA.

2.49           Plan Year shall mean the twelve-month period beginning on January 1 and ending on December 31.

2.50           Predecessor Plan shall mean any prior statement (or restatement) of the Plan that is being amended and restated by this document.

2.51           Qualified Domestic Relations Order shall mean a Domestic Relations Order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the Benefits that would otherwise be payable with respect to a Participant under the Plan, and that meets the requirements described in Article XV.

2.52           Qualified Matching Contribution shall mean any Matching Contribution that is subject to the nonforfeitability and distribution requirements under Code Section 401(k) when made (see Section 7.01 and “Limitations on Distributions” in Article VIII).

2.53           Qualified Non-Elective Contribution and Qualified Non-Elective Contribution Account shall have the following meanings.  “Qualified Non-Elective Contribution” shall mean any non-elective Employer Contribution designated as a Qualified Non-Elective Contribution pursuant to Section 4.02 and any contribution that the Employer chooses to make to the Plan for Non-Highly Compensated Participants pursuant to Section 4.05 in order to satisfy the Actual Deferral Percentage Test the Average Contribution Percentage Test, or both.  “Qualified Non-Elective Contribution Account” shall mean the Account maintained for each Participant to record any Qualified Non-Elective Contributions for such Participant.

2.54           Qualifying Employer Securities means the shares of common stock of the Employer as described in Section 4975(e)(8) of the Code (or of a corporation which is a member of a controlled group with the Employer) which is readily tradable on an established securities market; or if not readily tradable, is common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of that class of common stock having the greatest voting power, and that class of common stock having the greatest dividend rights.

Noncallable preferred stock shall be deemed to be “Qualifying Employer Securities” if such stock is convertible at any time into stock which constitutes “Qualifying Employer Securities” and if such conversation is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

All Qualifying Employer Securities held by the Plan shall be considered held in the “CBSI Account” portion of each Participant’s “KSOP Account” under the Plan (as those quoted terms are defined in Section 18.02).  Accordingly, as provided in Article XVIII, the Plan shall be considered an employee stock ownership plan, intended to satisfy Section 4975(e)(7) of the Code, to the extent the Plan holds Qualifying Employer Securities.

2.55           Required Aggregation Group shall mean a group of plans maintained by the Employer and any Affiliated Employer which must be aggregated in determining whether the Plan is Top-Heavy, as further defined in Section 16.02 of the Plan.

2.56           Required Beginning Date shall mean the date when distributions must begin to a Participant, as further defined in Article IX of the Plan.

2.57           Retirement shall mean termination of employment with the Employer for a reason other than death, after a Participant has fulfilled all requirements for a normal retirement benefit.

2.58           Rollover Contribution and Rollover Account shall have the following meanings.  “Rollover Contribution” shall mean cash or a cash equivalent that a Participant has received from another tax-qualified retirement plan, and that the Participant moves to this Plan on a tax-free basis.  “Rollover Account” shall mean a segregated account maintained for any Rollover Contribution that is made to the Plan.

2.59           Roth Elective Contribution and Roth Elective Contribution Account shall have the following meanings.  “Roth Elective Contribution” means an elective deferral that is (a) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Contribution that is being made in lieu of all or a portion of the pre-tax elective deferrals the Participant is otherwise eligible to make under the Plan; and (b) treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. “Roth Elective Contribution Account” shall mean the Account maintained to record Roth Elective Contributions for a Participant, if there are any such contributions to the Plan.

2.60           Salary Reduction Contribution and Salary Reduction Contribution Account shall have the following meanings.  “Salary Reduction Contribution” shall mean a contribution that is made to the Plan by the Employer on the basis of the Participant having entered into a salary reduction agreement, as provided in Section 4.03.  “Salary Reduction Contribution Account” shall mean the Account maintained to record Salary Reduction Contributions for a Participant.  In addition to the foregoing, as a result of the transfers of the assets of the Citizens National Bank of Malone 401(k) Plan (the “Citizens Plan”) and of the First Liberty Bank & Trust Salary Savings Plan (the “First Liberty Plan”) into this Plan, pursuant to the separate mergers of the Citizens Plan and the First Liberty Plan with and into this Plan, a Participant’s Salary Reduction Contributions for purposes of this Plan shall also include pre-tax elective contributions made by the Participant pursuant to the Citizens Plan and the First Liberty Plan and held by the Citizens Plan and the First Liberty Plan at the time of the mergers of the plans.  Any such transferred contributions deemed to be Salary Reduction Contributions (i) shall be fully vested and non-forfeitable by Participants, (ii) may be accounted for separately for each affected Participant, (iii) may be invested as directed by the Participant in accordance with Article IX, and (iv) shall be distributed in accordance with Articles VIII and IX.

2.61           Spouse or Surviving Spouse shall mean the lawful wife of a male Participant or the lawful husband of a female Participant.  Notwithstanding the preceding sentence, a former spouse shall be treated as the Spouse or Surviving Spouse, and a current spouse shall not be treated as the Spouse or Surviving Spouse, to the extent provided under a Qualified Domestic Relations Order.

2.62           Top-Heavy shall mean the status of the Plan when it is a Top-Heavy Plan.

2.63           Top-Heavy Plan shall mean a plan, if any of the following conditions exist:

a.           If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of a Required Aggregation Group or Permissive Aggregation Group of plans;

b.           If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent; or

c.           If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

2.64           Top-Heavy Ratio shall mean:

a.           If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the five year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five year period ending on the Determination Date(s)), both computed in accordance with Code Section 416 and the Treasury Regulations thereunder.  Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the Treasury Regulations thereunder.

b.           If the Employer maintains one or more Defined Contribution Plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated Defined Contribution Plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated Defined Contribution Plan or plans for all Participants, determined in accordance with subsection (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the Treasury Regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit, made in the five year period ending on the Determination Date.

c.           For purposes of subsections (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve month period ending on the Determination Date, except as provided in Code Section 416 and the Treasury Regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant: (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least One Hour of Service with any Employer maintaining the Plan at any time during the five year period ending on the Determination Date will be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, and any Rollover or Transfer Contributions are taken into account will be made in accordance with Code Section 416 and the Treasury Regulations thereunder.  If any deductible employee contributions were made to the Plan, they will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

2.65           Top-Heavy Rules shall mean the rules under Code Section 416 and implementing Treasury Regulations that will be applicable if the Plan is a Top-Heavy Plan for any Plan Year.

2.66           Total and Permanent Disability or Totally and Permanently Disabled shall mean physical and/or mental incapacity of such a nature that it prevents a Participant from engaging in or performing the principal duties of the Participant’s usual and customary employment with the Employer.  A Participant shall be deemed Totally and Permanently Disabled, if a physician selected by the Plan Administrator determines that the Participant satisfies this definition.

2.67           Transfer Contribution and Transfer Account shall have the following meanings.  “Transfer Contribution” shall mean cash or other property that is transferred to the Plan for a Participant directly from another tax-qualified retirement plan, if Sections 4.01 and 4.08 allow such direct transfers to be made to the Plan.  “Transfer Account” shall mean a segregated account maintained for any Transfer Contribution that is made to the Plan, if the Plan allows transfers.

2.68           Trust shall mean the legal entity resulting from the Trust Agreement between the Employer and the Trustee.

2.69           Trust Agreement shall mean the agreement between the Employer and the Trustee, or any successor Trustee, establishing the Trust and specifying the duties of the Trustee.

2.70           Trust Fund shall mean the total of all contributions made to the Trust pursuant to the Plan, (a) as increased by profits, gains, income and recoveries received, and (b) as decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Plan and the Trust.  The Trust Fund includes all assets acquired by investment and reinvestment which are held in the Trust by the Trustee.

2.71           Trustee shall mean the trustee, or trustees, designated by the Board of Directors.

2.72           Valuation Date shall mean December 31, or other date on which a special valuation is made pursuant to Article V, the terms of the Trust Agreement, or the requirements of law.

2.73           Vested Participant shall mean a Participant who has a nonforfeitable (vested) interest in any Account or Accounts that are subject to a vesting schedule under Section 7.01(b).

2.74           Year of Service shall mean a “computation period” during which the Participant has completed 1000 Hours of Service.

a.           The computation period for all Plan purposes shall be the Plan Year, except as provided below.

b.           For eligibility to participate in the Plan, the first eligibility computation period is the 12-consecutive-month period that begins on the date the Employee first performs an Hour of Service (“employment commencement date”).  The succeeding eligibility computation periods begin on the first day of each Plan Year, starting with the first Plan Year that begins after the employment commencement date.  An Employee who receives credit for 1000 Hours of Service in both the initial eligibility computation period and the first Plan Year that begins after the employment commencement date will be credited with two Years of Service for purposes of eligibility to participate in the Plan.

c.           A Participant who (i) was formerly employed by Chase Manhattan Bank, N.A. and who was a transferred employee as defined under the Purchase and Assumption Agreement among the Chase Manhattan Bank, N.A., Community Bank, N.A., and Community Bank System, Inc., dated as of December 6, 1994, as amended, or (ii) was formerly employed by Chase Manhattan Bank, N.A. and who was a transferred employee as defined under the Purchase and Assumption Agreement between the Chase Manhattan Bank, N.A. and Community Bank, N.A., dated May 31, 1994, shall receive Years of Service credit under the Plan for all years of “Vesting Service,” as defined under the Thrift-Incentive Plan of the Chase Manhattan Bank, N.A., credited to such Participant under the Thrift-Incentive Plan of the Chase Manhattan Bank, N.A.

d.           Effective as of June 13, 1997, for any Employee who is designated a “Branch Employee” pursuant to the Branch Purchase and Assumption Agreement by and between Key Bank National Association (New York) and Community Bank, N.A. dated as of February 10, 1997 and who is identified on Appendix A hereto, “Years of Service” shall include the period of service of such employee with Key Bank National Association (New York), its predecessor or its affiliates, as determined by the Plan Administrator in accordance with the information contained in Appendix A.

e.           For an Employee who became an Employee on July 8, 1997 in connection with Community Bank System, Inc.’s (or its subsidiary’s) acquisition of some or all of the stock or assets of Benefit Plans Administrators, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of the acquisition date, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained for the benefit of employees of Benefit Plans Administrators, as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions and Roth Elective Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage; provided, however, that Years of Service shall not include such period of prior service for the purpose of allocating Employer Contributions described in Section 4.02.

f.           Effective as of July 18, 1997, for any Employee who is designated a “Branch Employee” or a “Branch Related Employee” pursuant to the Purchase and Assumption Agreement between Fleet Bank and Community Bank, National Association, dated as of March 21, 1997 and identified on Appendix A hereto, Years of Service shall include the period of service of such employee with Fleet Bank, as determined by the Plan Administrator; provided, however, that Years of Service shall not include such period of service for the purpose of allocating (i) Qualified Non-Elective Contributions described in Section 4.05; or (ii) the Employer Contribution described in Section 4.02.

g.           For an Employee who became an Employee on April 3, 2000, pursuant to the Stock Purchase Agreement by and among David Elias, Elias Asset Management Inc. and Community Bank, N.A., the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of March 31, 2000, pursuant to the terms of the Elias Asset Management, Inc. Deferred Profit Sharing Plan, as determined by the Administrator; provided, however, that Years of Service shall not include such period of prior service for the purpose of allocating (i) Qualified Non-Elective Contributions described in Section 4.05; or (ii) the Employer Contribution described in Section 4.02.

h.           For an Employee who became an Employee on January 26, 2001, pursuant to the “Agreement and Plan of Merger” by and among Citizens National Bank of Malone, Community Bank System, Inc. and Community Bank N.A., the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of January 25, 2001, pursuant to the terms of the Citizens National Bank of Malone 401(k) Plan, as determined by the Plan Administrator.

i.           For an Employee who became an Employee on May 11, 2001, pursuant to the Agreement and Plan of Merger Between Community Bank System, Inc. and First Liberty Bank Corp. dated November 29, 2000, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of May 11, 2001, pursuant to the terms of the First Liberty Bank & Trust Salary Savings Plan, as determined by the Plan Administrator.

j.           For an Employee who became an Employee on November 16, 2001, pursuant to the Purchase and Assumption Agreement by and among FleetBoston Financial Corporation, Fleet National Bank, Community Bank System, Inc. and Community Bank, National Association dated June 7, 2001, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of November 16, 2001, pursuant to the terms of any qualified profit sharing plan/Code Section 401(k) plan maintained by FleetBoston Financial Corporation and/or Fleet National Bank, as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to participate in the Plan, the level of Matching Contribution applicable to the Employee (to the extent Matching Contributions are based on Years of Service), and the Employee’s vesting percentage, but shall not apply for purposes of the allocation of Employer Contributions pursuant to Section 4.02 for the Plan Year ending December 31, 2001.

k.           For an Employee who became an Employee upon the closing of the transactions described in (i) the Agreement and Plan of Merger by and among Community Bank System, Inc., PB Acquisition Corp. and Peoples Bankcorp, Inc., (ii) the Agreement and Plan of Merger by and between Community Bank System, Inc. and Grange National Banc Corp., or (iii) the Asset Purchase Agreement between Harbridge Consulting Group, LLC (a single member limited liability company in which Benefit Plans Administrative Services, Inc., a wholly-owned subsidiary of Community Bank System, Inc., is the sole member) and PricewaterhouseCoopers, LLP, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of the date of the closing of the applicable transaction, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained or contributed to by Peoples Bankcorp, Inc., Grange National Banc Corp., PricewaterhouseCoopers, LLP, and/or their respective affiliates (without duplication), as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage.  In addition, for an Employee who became an Employee upon the closing of the transaction described in (i) or (iii) above, the foregoing recognition of prior Years of Service shall apply for purposes of the Employee’s eligibility to receive an allocation of any other Employer Contributions.

l.           For an Employee who became an Employee on May 14, 2004, pursuant to the “Agreement and Plan of Merger” by and among First Heritage Bank, Community Bank System, Inc. and Community Bank, N.A. dated January 6, 2004, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of May 14, 2004, pursuant to the terms of any qualified profit sharing plan/Code Section 401(k) plan maintained by First Heritage Bank, as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for the purposes of determining an affected Employee’s eligibility to participate in the Plan and the Employee’s vesting percentage, but shall not apply for the purpose of allocating (i) Qualified Non-Elective Contributions described in Section 4.05; or (ii) the Employer Contribution described in Section 4.02.

m.           For an Employee who became an Employee on December 6, 2004 in connection with Community Bank System, Inc.’s (or its subsidiary’s) acquisition of some or all of the stock or assets of HSBC Bank - Dansville, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of the acquisition date, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained for the benefit of employees of HSBC Bank - Dansville, as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions and Roth Elective Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage; provided, however, that Years of Service shall not include such period of prior service for the purpose of allocating Employer Contributions described in Section 4.02.

n.           For an Employee who became an Employee on August 11, 2006 in connection with Community Bank System, Inc.’s (or its subsidiary’s) acquisition of some or all of the stock or assets of ES&L Bancorp, Inc., the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of the acquisition date, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained for the benefit of employees of ES&L Bancorp, Inc., as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions and Roth Elective Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage; provided, however, that Years of Service shall not include such period of prior service for the purpose of allocating Employer Contributions described in Section 4.02.

o.           For an Employee who became an Employee on December 1, 2006 in connection with Community Bank System, Inc.’s (or its subsidiary’s) acquisition of some or all of the stock or assets of Ontario National Bank, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of the acquisition date, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained for the benefit of employees of Ontario National Bank, as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions and Roth Elective Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage; provided, however, that Years of Service shall not include such period of prior service for the purpose of allocating Employer Contributions described in Section 4.02.

p.           For an Employee who became an Employee on February 21, 2007 pursuant to the Agreement and Plan of Merger by and among Community Bank System, Inc., HBTI Acquisition Co., Inc., Hand Benefits & Trust, Inc. (“HBTI”), William David Hand and Stephen S. Hand, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of February 21, 2007, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained by HBTI, as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions and Roth Elective Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage; provided, however, that Years of Service shall not include such period of service for the purpose of allocating Employer Contributions described in Section 4.02.

q.           For an Employee who became an Employee on June 1, 2007 in connection with Community Bank System, Inc.’s (or its subsidiary’s) acquisition of some or all of the stock or assets of Tupper Lake National Bank, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of the acquisition date, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained for the benefit of employees of Tupper Lake National Bank, as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions and Roth Elective Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage; provided, however, that Years of Service shall not include such period of prior service for the purpose of allocating Employer Contributions described in Section 4.02.

r.           For an Employee who became an Employee on July 7, 2008 in connection with Community Bank System, Inc.’s (or its subsidiary’s) acquisition of some or all of the stock or assets of Alliance Benefit Group MidAtlantic, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of the acquisition date, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained for the benefit of employees of Alliance Benefit Group MidAtlantic, as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions and Roth Elective Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage; provided, however, that Years of Service shall not include such period of prior service for the purpose of allocating Employer Contributions described in Section 4.02.

s.           For an Employee who became an Employee on November 7, 2008 in connection with Community Bank System, Inc.’s (or its subsidiary’s) acquisition of some or all of the stock or assets of Citizens Financial Group, Inc., the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of the acquisition date, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained for the benefit of employees of Citizens Financial Group, Inc., as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions and Roth Elective Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage; provided, however, that Years of Service shall not include such period of prior service for the purpose of allocating Employer Contributions described in Section 4.02.

t.           For an Employee who became an Employee on April 11, 2011 in connection with Community Bank System, Inc.’s (or its subsidiary’s) acquisition of some or all of the stock or assets of Wilber National Bank, the Employee’s “Years of Service” shall include actual years of service credited to the Employee, as of the acquisition date, pursuant to the terms of any tax-qualified pension or profit sharing plan maintained for the benefit of employees of Wilber National Bank, as determined by the Plan Administrator.  The foregoing recognition of prior Years of Service shall apply for purposes of determining an affected Employee’s eligibility to make Salary Reduction Contributions and Roth Elective Contributions to the Plan, the Employee’s eligibility to receive Matching Contributions, and the Employee’s vesting percentage; provided, however, that Years of Service shall not include such period of prior service for the purpose of allocating Employer Contributions described in Section 4.02.

ARTICLE III

ELIGIBILITY AND PARTICIPATION REQUIREMENTS

3.01           Eligibility.

a.           An Employee shall be eligible to participate in the Plan according to the terms provided in this Article.

b.           An Employee who is employed on the Effective Date shall be eligible to continue participation in the Plan on the Effective Date, if the Employee has satisfied the eligibility requirements in subsection (c) below.

c.           After the Effective Date, (i) an Employee shall be eligible to participate in the Plan for purposes of Matching Contributions and making Salary Reduction Contributions and Roth Elective Contributions beginning as of the first day of the month following the date that the Employee has both attained age 18 and completed ninety (90) days of service with the Employer or adopting Affiliated Employer, and (ii) an Employee shall be eligible to participate in the Plan for purposes of Employer Contributions and automatic Plan contributions (in accordance with Section 3.02(b)) beginning on the Entry Date that coincides with or next follows the date upon which the Employee has both attained age 18 and completed a Year of Service, provided the Employee is employed by the Employer or adopting Affiliated Employer on the Entry Date (or if not so employed on such date, as of the Employee’s later date of re-hire if a Break in Service has not occurred).

d.           In applying the above service requirement, an Employee’s service with any Affiliated Employer shall be taken into account; provided, however, that Employees of an Affiliated Employer shall not be eligible to participate in the Plan unless such Affiliated Employer has specifically adopted the Plan in writing.

e.           Any person included in a unit of employees covered by a collective bargaining agreement (as defined in Code Section 7701(a)) between Employee representatives and the Employer or an Affiliated Employer shall not be eligible to participate in the Plan, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, unless such collective bargaining agreement expressly provides for the inclusion of such persons as Participants in the Plan.

f.           Leased Employees shall not be eligible to participate in the Plan.

g.           Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in the Plan.

3.02           Becoming a Participant.

a.           Once an Employee satisfies the requirements in Section 3.01, participation in the Employer Contribution portion of the Plan shall be automatic, unless the Employee specifically waives participation in a signed writing delivered to the Plan Administrator.

b.           A Participant must enter into a salary reduction agreement, as provided in Article IV, in order to make Salary Reduction Contributions or Roth Elective Contributions; provided, however, that if an Employee fails to enter into a salary reduction agreement prior to the Entry Date that coincides with or next follows the date upon which the Employee has both attained age 18 and completed a Year of Service, such an Employee shall be deemed to have elected to participate in the Plan as of such date in an amount equal to three percent (3%) of the Employee’s Compensation, until such time as the Employee affirmatively elects not to have such contributions made or specifically elects to have contributions made at a different percentage.  Any such automatic contributions made to the Plan shall be considered Salary Reduction Contributions.  The Employer shall provide all Participants with a notice regarding the Plan’s automatic contribution arrangement, which shall comply with the notice requirements set forth in Code Section 401(k)(13)(E) and the regulations thereunder.

c.           An Employee who waives participation in accordance with subsection (a) above may become a Participant on a later Entry Date upon notifying the Plan Administrator in a signed writing that he or she wishes to do so.

3.03           Eligibility after Reemployment.

a.           Reemployment before a Break in Service:  Upon being reemployed before a One-Year Break in Service has occurred, the reemployed Employee shall be treated as follows:

i.	A former Participant shall continue to participate in the Plan as if employment had not terminated.

ii.
A former Employee who had not yet become a Participant shall have the period of prior employment counted toward satisfying the service requirement in Section 3.01 as if employment had not terminated.  The Employee shall begin to participate in the Plan on the Entry Date that coincides with or next follows the date the eligibility requirements stated in Section 3.01 are satisfied.

b.           Reemployment after a Break in Service:  Upon being reemployed after a Break in Service, the reemployed Employee shall participate in the Plan as follows:

i.
Participation shall be reinstated as of the date of reemployment for: (A) a former Vested Participant and (B) a former Non-Vested Participant whose consecutive One-Year Breaks in Service did not exceed the greater of five, or the former Participant’s number of Years of Service before the Break in Service.

ii.
A former Non-Vested Participant with a longer Break in Service than provided in subsection (i) above and a former Employee who had not yet become a Participant when he or she terminated employment shall begin to participate in the Plan on the Entry Date that coincides with or next follows the date the eligibility requirements in Section 3.01 are again satisfied.

In applying the above provisions, the computation period shall be the eligibility computation period specified in the definition of “Year of Service” in Article II, as though the reemployment date were the employment commencement date.

Notwithstanding the above provisions, prior service will be credited for a Participant who received a distribution of vested Benefits, only if the distribution is repaid as provided in Section 7.04.

3.04           Eligibility Based on Other Service.

a.           If an Employee who had not been in an eligible class of employees of the Employer or an Affiliated Employer becomes a member of such a class, the Employee’s eligibility to participate in the Plan shall be determined in accordance with the above provisions of this Article, counting service in the ineligible classification.

b.           An individual who ceases to be a Participant because the individual is no longer in an eligible class of employees shall become eligible to participate in the Plan immediately upon returning to an eligible class of employees.

3.05           Uniformed Services Employment and Reemployment Rights Act of 1994.  Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.06           Eligibility to Make Rollover Contributions.  Notwithstanding any other provision of the Plan, an Employee, who is in a class of Employees eligible to participate in the Plan (see Section 3.01), may make Rollover Contributions to the Plan, when otherwise allowable under Article IV, before satisfying the eligibility requirements to participate in the Plan for other purposes.

3.07           Special Eligibility and Participation Provisions.  Notwithstanding any contrary provision in this Article III, the following special eligibility and participation provisions shall apply to Employees described in the subsections below.

a.           An otherwise eligible Employee who was formerly employed by Columbia Banking F.S.A. (“Columbia”) and Resolution Trust Corporation (“RTC”) and was hired by Community Bank, N.A. as of June 3, 1994 pursuant to the Purchase and Assumption Agreement between RTC as receiver of Columbia and Community Bank, N.A., dated June 3, 1994, shall receive credit for years of service with RTC for the purpose of determining whether the Employee has satisfied the Year of Service requirement in Section 3.01(c).  Each such Employee who satisfies the eligibility requirements of Section 3.01 as of such Employee’s date of hire shall participate in the Plan as of July 1, 1994; except that for purposes of Employer Contributions under Section 4.02, such Eligible Employee shall participate in the Plan as of June 3, 1994.

b.           An otherwise eligible Employee who (i) was formerly employed by Chase Manhattan Bank, N.A. and who was a transferred employee as defined under the Purchase and Assumption Agreement among the Chase Manhattan Bank, N.A., Community Bank, N.A., and Community Bank System, Inc. dated as of December 6, 1994, as amended, or (ii) was formerly employed by Chase Manhattan Bank, N.A. and who was a transferred employee as defined under the Purchase and Assumption Agreement between the Chase Manhattan Bank, N.A. and Community Bank, N.A., dated May 31, 1994, shall receive credit under the Plan for years of Eligibility Service, as defined under the Thrift-Incentive Plan of the Chase Manhattan Bank, N.A., credited under the Thrift-Incentive Plan of the Chase Manhattan Bank, N.A. for the purpose of determining whether the Employee has satisfied the Year of Service requirement in Section 3.01(c); and (A) each Employee described in (i) above who satisfies the eligibility requirements of Section 3.01 as of such Employee’s date of hire on or about July 17, 1995, shall participate in the Plan as of July 17, 1995, and (B) each Employee described in (ii) above who satisfies the eligibility requirements of this Section 3.01 as of such Employee’s date of hire on or about October 29, 1994, shall participate in the Plan as of January 1, 1995.

c.           For an Employee who became an Employee upon the closing of the transactions described in (i) the Agreement and Plan of Merger by and among Community Bank System, Inc., PB Acquisition Corp. and Peoples Bankcorp, Inc., (ii) the Agreement and Plan of Merger by and between Community Bank System, Inc. and Grange National Banc Corp., or (iii) the Asset Purchase Agreement between Harbridge Consulting Group, LLC (a single member limited liability company in which Benefit Plans Administrative Services, Inc., a wholly-owned subsidiary of Community Bank System, Inc., is the sole member) and PricewaterhouseCoopers, LLP, the Employee shall be eligible to become a Participant for purposes of making Salary Reduction Contributions effective as of the date on which the Employee is first credited with an actual Hour of Service under the Plan.

d.           Except as expressly provided in this Section 3.07, for an otherwise eligible Employee who became an Employee as a result of a transaction described in Section 2.74 (regarding credit for prior Years of Service for eligibility and vesting purposes), and who satisfied the eligibility requirements of Section 3.01 as of the applicable date determined under Section 2.74, shall be eligible to become a Participant as of the date on which the Employee is first credited with an actual Hour of Service under the Plan for purposes of making Salary Reduction Contributions and Roth Elective Contributions to the Plan, and receiving Matching Contributions.  However, the Employee’s Years of Service shall not include such period of prior service for the purpose of allocating Employer Contributions described in Section 4.02.

ARTICLE IV

CONTRIBUTIONS

4.01           General Rules Regarding Contributions.

a.           Types:  Contributions to the Plan include:

i.           Salary Reduction Contributions;

ii.           Roth Elective Contributions (effective January 1, 2007);

iii.           Qualified Non-Elective Contributions (prior to January 1, 2008);

iv.           Employer Contributions;

v.           Matching Contributions;

vi.           Employee Voluntary Contributions (prior to January 1, 2007);

vii.           Rollover Contributions; and

viii.           Transfer Contributions.

Except as may otherwise be provided in this Article, for years beginning after December 31, 1985, each contribution may be made whether or not the Employer has current or accumulated profits for the Plan Year.

b.           Form of Contributions:  All contributions by the Employer shall be made in cash, Qualifying Employer Securities, or such other property as is acceptable to the Trustee; provided, however, that, effective September 1, 1999, (i) Matching Contributions shall be made in Qualifying Employer Securities or shall be invested as soon as practicable in Qualifying Employer Securities, and (ii) all other contributions by the Employer shall not be made or invested in Qualifying Employer Securities, unless expressly authorized by the Board of Directors.  Shares of Qualifying Employer Securities may be obtained either from the Employer’s own reserve or treasury stock, or from open market purchases.

c.           Modification of Contributions:

i.
Notwithstanding the following provisions of this Article, the contributions to the Plan shall, as applicable, be subject to (A) the limitation on Maximum Annual Additions described in Article XII, and (B) the limitations on Salary Reduction Contributions and Roth Elective Contributions described in Article XIII.

ii.
Notwithstanding the following provisions of this Article, the Employer shall make Minimum Required Contributions for Non-Key Employees in accordance with Article XVI, if the Plan becomes Top-Heavy for one or more Plan Years.

d.           Contributions Limited by Deductibility:  Contributions to the Plan are conditioned upon their deductibility.  As such, the aggregate contributions by the Employer shall not exceed the maximum deduction allowable to the Employer under Code Section 404.  This limitation applies to whichever of the following are made to the Plan:  Employer Contributions; Salary Reduction Contributions; Roth Elective Contributions; Matching Contributions; and Qualified Non-Elective Contributions.  It applies notwithstanding any other provision of the Plan, except that the following contributions shall be made even if not deductible (and even if subject to excise taxes):

i.	Contributions that are required under subsection (d) below in order to correct any inadvertent omissions;

ii.	Contributions that are required in order to reinstate Account balances in accordance with the terms of the Plan;

iii.	Qualified Non-Elective Contributions that are necessary in order to satisfy the Actual Deferral Percentage Test or Average Contribution Percentage Test; and

iv.	Minimum Required Contributions that must be made for Non-Key Employees if the Plan is Top-Heavy for a Plan Year.

e.           Correction of Contributions:  If the Employer erroneously omits a Participant when making an Employer contribution (if any) for a Plan Year, or if the Employer erroneously allocates any Employer contribution to a Participant, the Employer shall correct such error in accordance with the applicable terms of the Internal Revenue Service’s Employee Plans Compliance Resolution System and/or in accordance with applicable Treasury Regulations.

4.02           Employer Contributions.

a.           The Employer may make a discretionary Employer Contribution for a Plan Year.  The Board of Directors shall determine, in its sole discretion, whether an Employer Contribution shall be made for a Plan Year and, if such a contribution shall be made, the amount of any such discretionary Employer Contribution.  Further, the Board of Directors shall determine, in its sole discretion, (i) the extent to which (if any) contributions made pursuant to this Section 4.02 shall be designated and treated as Qualified Non-Elective Contributions, and (ii) the extent to which (if any) contributions made pursuant to this Section 4.02 shall be allocated to Participants’ KSOP Accounts (as described in Article XVIII).  For Plan Years that begin after December 31, 2001, the Employer may make separate discretionary Employer Contributions for the separate groups of eligible Participants described in Sections 4.02(c)(i) and (ii), as determined by the Board of Directors.

b.           Non-elective Employer Contributions made pursuant to Section 4.02(a) for Plan Years that begin after December 31, 1988 and before January 1, 1995 shall be allocated to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.  Non-elective Employer Contributions made pursuant to Section 4.02(a) for Plan Years that begin after December 31, 1994 and before January 1, 1998 shall be allocated to each Participant’s Account in the same proportion that each such Participant’s base annualized compensation for the year bears to the total base annualized compensation of all Participants for such year.  Subject to Section 4.02(d), non-elective Employer Contributions made pursuant to Section 4.02(a) for Plan Years that begin after December 31, 1997 and before January 1, 2002 shall be allocated to each Participant’s Account as follows:

i.
The contribution shall be allocated first to the Employer Contribution Account of each Participant who is not an executive officer of the Employer at any time during the year in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all such Participants for the year, up to 1% of each such eligible Participant’s Compensation.

ii.
To the extent the contribution remains unallocated after the allocation described in (i) above, the remaining amount shall be allocated to the Employer Contribution Account of each Participant who is employed in a pay grade of 21 or higher on the date as of which the contribution is allocated, and who is not an executive officer of the Employer at any time during the year, in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all such Participants for the year.

iii.
For purposes of this Section 4.02(b), “executive officers” of the Employer are the Employees of the Employer who are considered “executive officers” for Securities and Exchange Commission Form S-4 reporting purposes.  Such Employees are not eligible for any portion of the allocation of discretionary non-elective Employer contributions made pursuant to Section 4.02(a).

c.           Subject to Section 4.02(d), non-elective Employer Contributions made pursuant to Section 4.02(a) for Plan Years that begin after December 31, 2001 shall be allocated to the Accounts of eligible Participants described in (i) and/or (ii) below, as determined by the Board of Directors.  As provided in Section 4.02(a), separate discretionary non-elective Employer Contributions may be made on behalf of eligible Participants described in (i) and (ii) below.  No non-elective Employer Contributions will be allocated to the Accounts of Participants described in (iii) below.

i.	The Participants in this Section 4.02(c)(i) are those Participants who are not described in Section 4.02(c)(ii) or in Section 4.02(c)(iii).

ii.
The Participants in this Section 4.02(c)(ii) are those Participants who are not described in Section 4.02(c)(iii), and who are either (A) employed in a pay grade of 21 or higher on the date as of which the contribution is allocated, or (B) employed in an ungraded position and receiving Compensation at a rate at least equal to the lowest rate of Compensation in pay grade 21 on the date as of which the contribution is allocated.

iii.
The Participants in this Section 4.02(c)(iii) are those Participants who are “executive officers” of the Employer for Securities and Exchange Commission Form S-4 reporting purposes or who are eligible to participate in the Deferred Compensation Plan for Certain Executive Employees of Community Bank System, Inc.

Contributions for a group of Participants described in (i) or (ii) above shall be allocated to the Account of each eligible group member in the same proportion that each such member’s Compensation for the year bears to the total Compensation of all group members for the year.

d.           Only Participants who have satisfied the service requirement described in Section 3.01(c)(ii), who have completed at least 1,000 Hours of Service during the Plan Year, and who are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary non-elective Employer Contribution made pursuant to Section 4.02(a) for the year.  Notwithstanding the foregoing, for the Plan Year that begins January 1, 1998 and to the extent necessary, the Employer shall make an additional contribution to the Plan on behalf of Participants who are not actively employed on December 31, 1998 due to Retirement, Total and Permanent Disability or death, who otherwise satisfied the conditions for receiving an allocation of the Employer contribution described in this subsection for that Plan Year prior to the date Amendment #6 to the Predecessor Plan was adopted.  The amount of the contribution required by the foregoing sentence shall be such amount as necessary to ensure that no affected Participant described in the foregoing sentence receives a smaller allocation as a result of the adoption and implementation of Amendment #6 to the Predecessor Plan effective as of January 1, 1998.  Further notwithstanding the foregoing, for a Participant who became an Employee upon the closing of the transaction described in Section 2.82(j)(i) or Section 2.82(j)(iii) above, the Participant’s Hours of Service (for purposes of applying this Section 4.02(d) with respect to the Plan Year ending December 31, 2003) shall include Hours of Service (or the comparable equivalent) earned by the Participant and credited to the Participant for 2003 pursuant to the terms of any tax-qualified pension or profit sharing plan maintained or contributed to by Peoples Bankcorp, Inc., PricewaterhouseCoopers, LLP, and/or their respective affiliates (without duplication), as determined by the Plan Administrator.

e.           Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to the Participant’s Retirement, Total and Permanent Disability or death shall be deemed to be actively employed on such day.

f.           Except to the extent otherwise designated by the Board of Directors as a Qualified Non-Elective Contribution or Qualified Matching Contribution, all non-elective Employer Contributions are subject to the vesting requirements specified in Section 7.01.

g.           For each Plan Year that begins on or after January 1, 2010, the Employer shall make a non-elective Employer Contribution to the Plan in the manner described in, and subject to the provisions of, this Section 4.02(g) and Section 4.02(h).  The pension committee of the Employer shall establish, in its sole discretion, a fixed interest rate for each Plan Year, which rate shall be no less than the 30-year Treasury rate in effect in November of the year that precedes the applicable Plan Year and which shall be no greater than six percent (6%).  The amount of the non-elective Employer Contribution to made for each eligible Participant pursuant to this Section 4.02(g) shall then be determined by multiplying (i) the rate established pursuant to the preceding sentence, times (ii) the Participant’s year-end balance in the Participant’s “WRAP Account Balance” in the Community Bank System, Inc. Pension Plan, which year-end balance will be determined prior to the addition of any “Service Credit” to that “WRAP Account Balance” for the same year.

h.           Only Participants who have satisfied the service requirement described in Section 3.01(c)(ii) and who are actively employed on December 1 of the Plan Year shall receive non-elective Employer Contributions made pursuant to Section 4.02(g) for the year.  Non-elective Employer Contributions made pursuant to Section 4.02(g) are subject to the vesting requirements specified in Section 7.01 and the contribution and allocation limits described in Article XII.

4.03           Salary Reduction Contributions.

a.           Amount:  Subject to the Compensation Deferral Cap, a Participant may elect to reduce his or her Compensation for a given Plan Year, and have the Employer make Salary Reduction Contributions, by any whole percentage of Compensation from one percent to 90 percent (from one percent to 15 percent for Plan Years beginning before January 1, 2002).  Notwithstanding the foregoing, effective January 1, 2008, a Participant who is automatically enrolled in the Plan pursuant to Section 3.02(b) shall be deemed to have elected to reduce his or her Compensation by three percent (3%) during the first Plan Year in which the Participant is automatically enrolled.  After the first Plan Year, unless the Participant makes an election to have Salary Reduction Contributions made at a different percentage (including zero), such a Participant’s contribution rate shall automatically be increased according the following schedule:

Automatic Deferral Percentage	Plan Year Automatic Deferral Percentage Applies

3%                                                      2nd Plan Year
4%                                                      3rd Plan Year
5%                                                      4th Plan Year
6%                                                      5th and subsequent Plan Years

A Participant who is automatically enrolled in the Plan may elect to discontinue contributions to the Plan or elect to have such contributions made at a different percentage at any time.

b.           Salary Reduction Agreement:  Unless a Participant is automatically enrolled in the Plan in accordance with Section 3.02(b), Salary Reduction Contributions shall be made only under a salary reduction agreement between the Participant and the Employer in accordance with the following terms:

i.
A Participant may enter into a salary reduction agreement with the Employer upon becoming a Participant in the Plan.  The agreement shall be effective only with respect to Compensation that would have been paid to the Participant for payroll periods beginning on or after the date the Plan Administrator receives the completed agreement.

ii.	Once made, an election remains in effect, despite any change in Compensation (or other circumstances), until changed by the Participant or Employer in accordance with the following provisions.

iii.
A Participant may increase or decrease Salary Reduction Contributions by submitting a new salary reduction agreement to the Plan Administrator.  The new agreement shall be effective only with respect to Compensation that would have been paid to the Participant for payroll periods beginning on or after the date the Plan Administrator receives the new agreement.

iv.
A Participant may revoke a salary reduction agreement at any time during the Plan Year.  The revocation shall be effective as soon as administratively feasible after it is received by the Plan Administrator.

v.
The Employer may amend or revoke its salary reduction agreement with a Participant at any time if the Plan Administrator reasonably believes that such action is appropriate for any applicable reason referred to in Section 4.01(c) or (d).

vi.	Salary Reduction Contributions shall be made for each payroll period applicable to the Participant, or under such other uniform procedures as the Plan Administrator may establish.

vii.
Whether or not a Participant previously has entered into a salary reduction agreement in accordance with the foregoing provisions of this Section 4.03(b), the Participant shall have the option to enter into salary reduction agreements during periods established by the Plan Administrator (“special election”), in accordance with the following terms and conditions:

A.
A special election shall be made during a specified period established by the Plan Administrator and communicated to all Participants, and shall apply to specified amounts that would otherwise be payable to the Participants as taxable Compensation for the Plan Year.

B.
Subject to the Compensation Deferral Cap, and the limit on the maximum amount of Compensation that may be deferred for a Plan Year pursuant to Section 4.03(a), the election provided under this subsection (vii) shall allow each Participant to defer, as Salary Reduction Contributions, all or any part of the Compensation specified by the Plan Administrator.  In all cases, the Compensation that is subject to a special election shall be limited to Compensation that first becomes currently available to the Participant after the date that the completed election is received by the Plan Administrator.

C.
If entered into by a Participant, an election under this subsection (vii) shall modify any prior election that was in effect under the preceding provisions of this Section 4.03(b) only with respect to the Compensation specified by the Plan Administrator in the special election form.  With respect to all other Compensation, the most recent, unrevoked election made under subsection (i) or (iii) above, shall remain in effect in accordance with its terms; and no Salary Reduction contribution shall be made for Participants for whom no election is in effect under subsection (i) or (iii) above.

D.	The Employer may amend or revoke an election under this subsection (vii), for the reasons explained in subsection (v) above.

4.04           Matching Contributions.

a.           Effective for Plan Years beginning on or after January 1, 2008, the Employer will make Matching Contributions to the Plan in accordance with the following provisions:

i.
For each Plan Year that begins on or after January 1, 2010, the Employer shall make a Matching Contribution to the Plan on behalf of each Participant.  The amount of the Matching Contribution will equal one hundred percent (100%) of the first three percent (3%) of a Participant’s Compensation that is contributed to the Plan as a Salary Reduction Contribution and/or a Roth Elective Contribution, and fifty percent (50%) of such contributions between four percent (4%) and six percent (6%) of the Participant’s Compensation.  (The maximum Matching Contribution rate pursuant to this paragraph (i) is four and one-half percent (4.5%) of a Participant’s Compensation.)

ii.
For each Plan Year that begins on or after January 1, 2008 and before January 1, 2010, the Employer shall make a Matching Contribution to the Plan on behalf of each Participant.  The amount of the Matching Contribution will equal one hundred percent (100%) of the first one percent (1%) of a Participant’s Compensation that is contributed to the Plan as a Salary Reduction Contribution and/or a Roth Elective Contribution, and fifty percent (50%) of such contributions between two percent (2%) and six percent (6%) of the Participant’s Compensation.  (The maximum Matching Contribution rate pursuant to this paragraph (ii) is three and one-half percent (3.5%) of a Participant’s Compensation.)

iii.
The Matching Contributions made pursuant to this Section 4.04(a) are intended to comply with the safe harbor contribution requirement for satisfaction of the actual deferral percentage test in accordance with code Section 401(k)(13) and the actual contribution percentage test in accordance with Code Section 401(m)(12).

iv.
The Board of Directors shall determine, in its sole discretion, the extent to which (if any) contributions made pursuant to this Section 4.04(a) shall be allocated to Participants’ KSOP Accounts (as described in Article XVIII).

b.           For Plan Years beginning prior to January 1, 2008, the Employer made Matching Contributions to the Plan in accordance with the following provisions:

i.
The Employer may make a discretionary Matching Contribution to the Plan for a Plan Year.  The Board of Directors shall determine, in its sole discretion, whether a Matching Contribution shall be made for a Plan Year and, if such a contribution shall be made, the amount or percentage (expressed as a percentage of each Participant’s Salary Reduction Contributions, Roth Elective Contributions and Employee Voluntary Contributions (to the extent any Employee Voluntary Contributions were made prior to January 1, 2007)) of such Matching Contribution.  Further, the Board of Directors shall determine, in its sole discretion, (i) the extent to which (if any) contributions made pursuant to this Section 4.04 shall be designated Qualified Matching Contributions, and (ii) the extent to which (if any) contributions made pursuant to this Section 4.04 shall be allocated to Participants’ KSOP Accounts (as described in Article XVIII).

ii.	Notwithstanding the preceding provisions, the amount of Matching Contributions can be modified for any applicable reason referred to in Section 4.01(c) or (d).

iii.
Matching Contributions for a Plan Year shall be allocated among all Participants who have satisfied the applicable service requirement described in Section 3.01(c) and who are actively employed during the Plan Year so that each such Participant shall receive a Matching Contribution equal to a uniform percentage of the Participant’s Salary Reduction Contributions, Roth Elective Contributions, and Employee Voluntary Contributions (to the extent any Employee Voluntary Contributions were made prior to January 1, 2007) for the Plan Year, as such percentage may be determined by the Board of Directors; provided, however, that a Participant’s Salary Reduction Contributions, Roth Elective Contributions and Employee Voluntary Contributions (to the extent any Employee Voluntary Contributions were made prior to January 1, 2007) shall not be considered to the extent such contributions are made before the Participant satisfied the applicable service requirement in Section 3.01(c) or are made in excess of six percent of the Participant’s Compensation per payroll period.

iv.	Except to the extent otherwise designated by the Board of Directors as a Qualified Matching Contribution, all Matching Contributions are subject to the vesting requirements specified in Section 7.01.

4.05           Qualified Non-Elective Contributions.  In addition to Qualified Non-Elective Contributions that may be made pursuant to Section 4.02, the Board of Directors may authorize Qualified Non-Elective Contributions to be made for a Plan Year.  The Board of Directors shall exercise discretion as to whether to authorize such contributions, subject to the following principles:

a.           Qualified Non-Elective Contributions shall be authorized only to comply with the Actual Deferral Percentage Test, the Average Contribution Percentage Test, or both, as further provided in Article XIII.  However, the provisions of Treasury Regulation Section 1.401(k)-1(b)(5) must be satisfied if Qualified Non-Elective Contributions are taken into account to comply with the Actual Deferral Percentage Test.

b.           Qualified Non-Elective Contributions shall not be authorized if they will not be deductible under Code Section 404, unless all other means available under Article XIII to satisfy the above tests have been utilized.  To the extent that the other means are insufficient, the Board of Directors may authorize Qualified Non-Elective Contributions, even if they will be nondeductible.

c.           Qualified Non-Elective Contributions shall be allocated to the Qualified Non-Elective Contribution Accounts of Participants who have satisfied the service requirement described in Section 3.01(c)(ii), who completed at least 1,000 Hours of Service during the Plan Year, and who are actively employed on the last day of the Plan Year; provided that, for a Participant who became an Employee upon the closing of the transaction described in Section 2.82(j)(i) or Section 2.82(j)(iii) above, the Participant’s Hours of Service (for purposes of applying this Section 4.05(c) with respect to the Plan Year ending December 31, 2003) shall include Hours of Service (or the comparable equivalent) earned by the Participant and credited to the Participant for 2003 pursuant to the terms of any tax-qualified pension or profit sharing plan maintained or contributed to by Peoples Bankcorp, Inc., PricewaterhouseCoopers, LLP, and/or their respective affiliates (without duplication), as determined by the Plan Administrator.

4.06           Employee Voluntary Contributions.

a.           Amount:  A Participant may elect to make Employee Voluntary Contributions by any whole percentage of Compensation from one percent to 90 percent, reduced by the percentage of the Participant’s Compensation that is contributed to the Plan in the form of Salary Reduction Contributions.

b.           Election:  Employee Voluntary Contributions shall be made only upon the election of a Participant, which includes an authorization of payroll deductions and tax withholding on the deductions.  A Participant may make such an election upon becoming a Participant in the Plan, or if an election is not made at that time, the Participant may make an election during the time period stated in subsection (c) below.  The election shall be effective only with respect to Compensation that would have been paid to the Participant for payroll periods beginning on or after the date the Plan Administrator receives the election.

c.           Changes:  An election of Employee Voluntary Contributions shall remain in effect, notwithstanding changes in Compensation, until the Participant changes or suspends the previous election by delivering another election, which complies with the above requirements, to the Plan Administrator on a quarterly basis, based on the 12-month period established for this purpose by the Plan Administrator.  Any change in the Participant’s election shall be effective only with respect to Compensation that would have been paid to the Participant for payroll periods beginning on or after the date the Plan Administrator receives the new election.  Notwithstanding the preceding provisions, the amount of Employee Voluntary Contributions can be modified for any applicable reason stated in Section 4.01(c).

d.           Limitation Following Withdrawal:  If this Plan (or any other “401(k)” plan maintained by the Employer) permits a Participant to receive a hardship distribution, a Participant who receives such a distribution shall be barred from making any Employee Voluntary Contributions for a period of 6 months after receipt of the distribution or until January 1, 2002, if later.

e.           Additional Limitation:  After a withdrawal from the Employee Voluntary Contribution Account, a Participant may not make an Employee Voluntary Contribution during the six-month period following the withdrawal or the period described in subsection (d), if it is applicable and longer.

f.           Cessation of Contributions.  Effective for Plan Years beginning on or after January 1, 2007, a Participant is not permitted to make Employee Voluntary Contributions to the Plan.

4.07           Rollover Contributions.

a.           Rollover:  An Employee may make Rollover Contributions of “eligible rollover distributions” (as defined in the Code) either by authorizing a direct rollover from the applicable distributing plan, contract or IRA or by making a rollover within 60 days after the Employee receives the distribution.

b.           Procedures:

i.
An Employee shall file a request with the Plan Administrator if the Employee wishes to make a Rollover Contribution.  The request shall state the amount and nature of the property, and other information that the Plan Administrator believes is needed to determine whether the property qualifies for tax-free rollover.

ii.
The Plan Administrator shall accept any Rollover Contribution that it determines satisfies Code requirements for a tax-free rollover.  All other petitions shall be denied.  The Plan Administrator may establish further procedures to make these determinations, which will be applied to all petitions in a uniform and nondiscriminatory manner.

c.           Special Eligibility Rule for Rollovers:  Provided it determines that the requirements for tax-free rollover are satisfied, the Plan Administrator shall permit an Employee to make the Rollover Contribution even if the Employee has not yet satisfied the eligibility requirements in Article III.  The Employee shall be deemed a Plan Participant only for this purpose until the Employee otherwise satisfies the eligibility requirements.

d.           Rollover Accounts:  Each Rollover Contribution shall be maintained in a separate Rollover Account for the Participant.  The Rollover Account shall be a segregated Account that is separately credited with earnings and losses on each Valuation Date.  The Rollover Account shall not share in allocations of contributions and forfeitures that are made to other Accounts pursuant to Article V.

e.           Rollovers From Other Plan of the Employer:  Provided that the other requirements of this Section are satisfied, an Employee may make a Rollover Contribution from another tax-qualified plan maintained by the Employer.

f.           Special Rule For Rollovers of Roth Amounts: Notwithstanding the foregoing provisions of this Section 4.07, the Plan will accept a rollover contribution to a Roth Elective Contribution Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

4.08           Transfer Contributions.  The Employer may authorize the Plan to accept transfers from other tax-qualified retirement plans in accordance with Code rules.  Amounts contributed to the Plan at the election of an Employee in accordance with the rules of Section 4.04, as either a direct rollover from another tax-qualified retirement plan or a transfer from a conduit IRA, shall not be a Transfer Contribution subject to this Section 4.08, but are governed by the terms of Section 4.07 and other Plan provisions applicable to Rollover Contributions.  Each Participant’s Transfer Contributions shall be credited to a Transfer Account maintained for the Participant.  The Transfer Account shall be a segregated Account that is separately credited with earnings and losses on each Valuation Date.  The Transfer Account shall not share in allocations of contributions and forfeitures that are made to other Accounts pursuant to Article V.  Unless otherwise provided, when a Participant receives benefits from this Plan, the Participant’s Transfer Account will be distributable in any form permitted by the tax-qualified plan from which the transfer was made.  However, after the Effective Date, no direct transfers shall be accepted of amounts that were subject to the qualified survivor annuity requirements of Code Sections 401(a)(11) and 417.

4.09           Roth Elective Contributions.

a.           Effective January 1, 2007, a Participant may elect to make Roth Elective Contributions to the Plan by designating all, or any portion of, the Participant’s elective deferrals as Roth Elective Contributions.  A Participant’s Roth Elective Contributions will be allocated to a separate account maintained for such deferrals as described in Section 5.01(d).  Unless specifically stated otherwise, Roth Elective Contributions will be treated as Salary Reduction Contributions for all purposes under the Plan and shall be subject to the rules governing Salary Reduction Contributions set forth in Section 4.03.

b.           The Plan Administrator will administer Roth Elective Contributions in accordance with Code Section 402A and the applicable Treasury regulations issued thereunder.

ARTICLE V

ALLOCATIONS TO ACCOUNTS

5.01           Separate Accounts.  The Trustee shall establish and maintain separate Accounts for each Participant.

a.           The Accounts for each Participant shall include, as applicable, an Employer Contribution Account, a Salary Reduction Contribution Account, a Matching Contribution Account, a Qualified Non-Elective Contribution Account, an Employee Voluntary Contribution Account, a Roth Elective Contribution Account, one or more Rollover Accounts, and one or more Transfer Accounts.  Each Participant also shall have a “Dividend Account” to record dividends paid on Qualifying Employer Securities held in the “CBSI Account” portion of each Participant’s “KSOP Account” (as those quoted terms are defined in Section 18.02).  Dividends that are credited to a Participant’s Dividend Account (as elected by the Participant in accordance with Section 18.06(d)) shall be reinvested in Qualifying Employer Securities.

b.           Unless otherwise provided by the Plan, the Participant shall have multiple Accounts for accounting purposes only, and a segregation of Trust Fund assets by Account is not required.

c.           Separate sub-accounts of the Accounts listed in subsection (a) above shall also be established and maintained to the extent required by other provisions of the Plan.

d.           Contributions and withdrawals of Roth Elective Contributions will be credited and debited to the Roth Elective Contribution Account maintained for each Participant.  The Plan will maintain a record of the amount of Roth Elective Contributions in each Participant’s Account. Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Contribution Account and the Participant’s other Accounts under the Plan.  No contributions other than Roth Elective Contributions and properly attributable earnings will be credited to each Participant’s Roth Elective Contribution Account.

5.02           Allocation of Forfeitures.

a.           As of each Valuation Date, any amounts that have been forfeited pursuant to Article VII shall first be applied to reinstate any previously forfeited Account balances, when reinstatement is required pursuant to Section 7.04.

b.           Subject to the limitations described in Article XII, the remaining forfeitures, if any, shall be allocated to Participants’ Accounts in the following manner:

i.
Forfeitures attributable to Matching Contributions (which are not designated as Qualified Matching Contributions) shall be allocated among the Participants’ Accounts in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for the year.  Except, however, Participants who are not eligible to share in Matching Contributions for a Plan Year shall not share in Plan forfeitures attributable to Matching Contributions for that year.

ii.
Forfeitures attributable to Employer Contributions made pursuant to Section 4.02 (which are not designated as Qualified Non-Elective Contributions) shall be allocated among the Participants’ Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions made pursuant to Section 4.02 for the year in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all such Participants for the year.

5.03           Allocation of Trust Fund Increases and Decreases.  As of each Valuation Date, a share of any increase or decrease in the net fair market value of the Trust Fund shall be allocated to the nonsegregated Accounts of each Participant, and former Participant, for who there is an unpaid balance, in accordance with the following provisions:

a.           Participant-Directed Investments:  Participants may direct the investment of the Account balances specified in Section 11.04.  As of each Valuation Date, the value of each Account subject to Participant direction shall be adjusted to reflect gains and/or losses and associated expenses of administration for that account, since the last Valuation Date.

b.           Trust Fund Assets Not Subject to Participant-Directed Investment:  The Trustee shall direct the investment of (i) Accounts which are not subject to Participant direction pursuant to Section 11.04(c), and (ii) the Accounts of a Participant which are subject to Participant direction pursuant to Section 11.04(c), but for which no investment direction has been made by the Participant.  Increases or decreases in the value of the Trustee-directed Accounts, as of each Valuation Date, shall be allocated among the Participants (including any Former Participants) with such Trustee-directed Accounts in the ratio of (i) the cumulative amount in all the non-segregated Trustee-directed Accounts of each Participant; to (ii) the cumulative amount in the non-segregated Trustee-directed Accounts of all such Participants.  Before establishing this ratio, the Accounts of all Participants shall be increased by any balances reinstated pursuant to Section 5.02(a), and decreased by amounts that either were distributed during the Plan Year, or that were distributable effective as of an earlier Valuation Date, even if actual payment has not been made.

c.           Interim Valuation:  If a Participant is to receive a distribution before the next regular Valuation Date, the Plan Administrator shall direct the Trustee to make an interim valuation.

5.04           Allocation of Contributions.  All contributions shall be deemed allocated to a Participant’s Account no later than as of the last day of the Plan Year to which they relate.  The contributions must actually be paid to the Trustee within the time prescribed by law, including any granted extensions, for the Employer to file its Federal income tax return for the fiscal year ending with or within the Plan Year to which the contributions relate.

5.05           Allocation to Transferred Participant.  Notwithstanding any other provisions of the Plan, if a Participant is transferred (a) from the Employer to an Affiliated Employer that has not adopted the Plan, or (b) from a classification of Employees eligible to participate in the Plan under Section 3.01 to an ineligible classification, the Participant shall continue to participate in the Plan as follows:

a.           The Participant shall share in any Employer Contribution that is made for the Plan Year of transfer, provided that the Participant satisfies the requirements in Section 5.04(a)(i), when all service for the Employer and the Affiliated Employer is treated as service for the Employer.  The transferred Participant may also share in any Qualified Non-Elective Contribution that is made for the Plan Year of the transfer.  Any allocation under this subsection shall be based on the Participant’s Compensation up to the date of transfer.

b.           Salary Reduction Contributions, Roth Elective Contributions and Matching Contributions shall be made for the Participant, up to the date of transfer, but not thereafter.

c.           In any subsequent Plan Year, the transferred Participant shall not receive an allocation of any type of contribution under the Plan (unless the Participant is subsequently reemployed by the Employer in an eligible classification and satisfies the requirements for contributions).

ARTICLE VI

BENEFICIARIES

6.01           Designation of a Beneficiary.

a.           Each Participant may designate one or more Beneficiaries (and contingent Beneficiaries) by delivering a designation to the Plan Administrator, on a form provided by the Plan Administrator, subject to the provisions of Section 6.02.

b.           A Participant may also make a new designation at any time (subject to the provisions of Section 6.02).  Such a designation is effective only upon receipt by the Plan Administrator, at which time it supersedes all prior designations.

c.           Upon the death of a Participant, the Participant’s Beneficiaries shall be entitled to benefits as provided in Articles VIII and IX of the Plan.

d.           A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Participant.

e.           Upon the legal dissolution of the marriage of a Participant, any designation of the Participant’s former Spouse as a Beneficiary shall be treated as though the former Spouse had predeceased the Participant, unless the Participant delivers a new designation to the Plan Administrator after the dissolution that clearly names the former Spouse as a Beneficiary.  In any case arising under this provision, no heirs or other beneficiaries of the former Spouse shall receive benefits from the Plan as Beneficiaries, except as otherwise provided in the Participant’s beneficiary designation (or if such individuals are deemed Beneficiaries of the Participant under Section 6.03, independent of their relationship to the former Spouse).

6.02           Spouse’s Rights.  The Spouse shall be the Participant’s Beneficiary, whether or not designated as such, unless the Participant elects a different Beneficiary (or Beneficiaries) and one of the following requirements in subsections (a) through (c) below is satisfied.  In addition, if an unmarried Participant later marries, the new Spouse of such Participant shall be the Participant’s Beneficiary, whether or not designated as such, unless one of the following requirements in subsections (a) through (c) below is satisfied.

a.           Spouse’s Consent to the Beneficiary:  The Spouse waives the right to be the Beneficiary in a consent which meets the requirements of subsection (d).  In this regard:

i.	The Participant must designate a specific Beneficiary that cannot be changed without a new spousal consent, unless the Spouse executes a general consent, as provided in subsection (d)(ii) below.

ii.	Notwithstanding subsection (i) above, the Participant may at any time revoke the designation of a non-spouse Beneficiary and restore the Spouse as the Beneficiary, without spousal consent.

b.           Separation:  The Participant is legally separated from his or her Spouse or has been abandoned, within the meaning of local law, and provides the Plan Administrator with a court order regarding the applicable circumstances.  (However, such a Spouse must be considered the Spouse to the extent provided in a Qualified Domestic Relations Order.)

c.           Missing Spouse:  The Participant establishes to the satisfaction of the Plan Administrator that the Spouse cannot be located.  The Plan Administrator shall adopt procedures to implement this provision, which shall be applied uniformly to all Participants.

d.           Consent Requirement:  The Spouse’s consent to waive the death benefit in favor of another Beneficiary is valid only if the following requirements are satisfied:

i.	The Spouse’s consent must be in writing and signed, must acknowledge the effect of the election, and must be witnessed by a Plan representative or notary public.

ii.
The Spouse’s consent must either acknowledge the specific non-spouse Beneficiary or must expressly permit the Participant to alter the Beneficiary designation without further spousal consent.  A consent that permits further designations must also acknowledge (A) that the Spouse has the right to limit consent to a specific Beneficiary, and (B) that the Spouse is voluntarily relinquishing this right.

iii.	The consent required by this subsection may be given by the legal guardian of a legally incompetent Spouse. This applies even if the Participant is the legal guardian.

iv.	A consent is only valid for the Spouse who gives the consent (or for whom the consent is given by a legal guardian).

A valid consent, once given, cannot be revoked.

6.03           Absence of a Designated Beneficiary.  If no effective Beneficiary designation exists at the Participant’s death, any death benefit payable from the Plan shall be paid to the Participant’s estate.

6.04           Beneficiaries’ Rights.  Whenever the rights of a Participant are stated or limited in the Plan, the Participant’s Beneficiaries shall be bound thereby.

ARTICLE VII

VESTING AND FORFEITURES

7.01           Vesting of Accounts.

a.           100 Percent Vested Accounts:  A Participant shall always have a 100 percent vested interest in any of the following Accounts that are maintained for the Participant under the Plan:

Salary Reduction Contribution Account;
Roth Elective Contribution Account;
Qualified Non-Elective Contribution Account;
Rollover Account(s);
Transfer Account(s);
Employee Voluntary Contribution Account; and
Dividend Account.

b.           Accounts Subject to Vesting Schedule:  Except as provided in subsection (c) below, a Participant’s interest in the Participant’s Employer Contribution Account and Matching Contribution Account shall be vested in accordance with the following schedules:

i.	Employer Contribution Account: Amounts held in or credited to a Participant’s Employer Contribution Account on or after January 1, 2007 shall be vested in accordance with the following schedule:

Years of Service                                                      Vested Percentage

Less than 3 years                                                                0%
3 years or more                                                                100%

ii.	Matching Contribution Account: Amounts held in or credited to a Participant’s Matching Contribution Account on or after January 1, 2008 shall be vested in accordance with the following schedule:

Years of Service                                                      Vested Percentage

Less than 2 years                                                                0%
2 years or more                                                                100%

c.           Exceptions to Vesting Schedule:  Notwithstanding the above schedule, the following rules shall apply in determining a Participant’s vested interest in the Participant’s Employer Contribution Account and/or Matching Contribution Account:

i.	In case of a change in the vesting schedule, the rules in Section 7.05 shall be applied to Participants affected by the change.

ii.	Upon reaching Normal Retirement Age while still actively employed by the Employer, the Participant shall become 100 percent vested in any Account otherwise subject to a vesting schedule.

iii.	A Participant’s interest in any Account otherwise subject to a vesting schedule shall become 100 percent vested upon the occurrence of the following events:

A.	The Participant’s death at a time when the Participant is actively employed by the Employer;

B.	The Participant’s termination of employment due to Total and Permanent Disability; and

C.	Effective with respect to deaths that occur on or after January 1, 2007, the Participant’s death while performing qualified military service (within the meaning of Code Section 414(u)).

iv.
A participant who is transferred to NBT Bank, N.A. in accordance with the Purchase and Assumption Agreement between Community Bank, N.A. and NBT Bank, N.A., dated as of September 11, 1995, shall be 100 percent vested in any non-elective contributions allocated to such Participant’s Account.

v.
Non-Elective contributions transferred to this Plan from the Citizens National Bank of Malone 401(k) Plan (the “Citizens Plan”), pursuant to a merger of the Citizens Plan with and into this Plan, shall be fully vested as of the date of the merger of the plans.  Non-Elective Employer Contributions made to the Plan with respect to an affected Participant’s employment after January 26, 2001 shall be subject to the vesting requirements set forth in the other provisions of this Article VII.

vi.
Non-Elective contributions transferred to this Plan from the First Liberty Bank & Trust Salary Savings Plan (the “First Liberty Plan”), pursuant to a merger of the First Liberty Plan with and into this Plan, shall be fully vested as of the date of the merger of the plans.  Non-Elective Employer Contributions made to the Plan with respect to an affected Participant’s employment after May 11, 2001 shall be subject to the vesting requirements set forth in the other provisions of this Article VII.

vii.	In the event of a Change in Control, a Participant’s Employer Contribution Account and Matching Contribution Account shall become fully vested to the extent provided in Article XVIII.

viii.
The Minimum Vesting Schedule in Article XVI shall become applicable if the Plan is Top-Heavy for one or more Plan Years.  (The rules in Section 7.05 apply to any change to or from the Minimum Vesting Schedule.)

7.02           Years of Service for Vesting.  In determining a Participant’s vested percentage in the Participant’s Employer Contribution Account and Matching Contribution Account under the schedule in Section 7.01, all service with the Employer and any Affiliated Employers, including Years of Service completed by an Employee before becoming a Participant, shall be taken into account in determining Years of Service, except the following:

a.	Service before age 18;

b.	Service with the Employer during any period for which the Employer did not maintain this Plan or a Predecessor Plan;

c.	Service prior to January 1, 1971 unless the Employee has completed at least three Years of Service after December 31, 1970;

d.	Service with any predecessor of the Employer who did not maintain the Plan or a Predecessor Plan; and

e.	Years of Service disregarded due to a Break in Service in accordance with Section 7.03.

7.03           Treatment of Prior Service after a Break in Service.

a.           Vested Participant:  If a Vested Participant is reemployed after a One-Year Break in Service, the Participant’s prior Years of Service will be taken into account as of the date of reemployment.  Notwithstanding the preceding provisions, a Vested Participant who receives a distribution of the Participant’s full vested Account balances following termination of employment shall receive credit for prior Years of Service only if the distribution is repaid in accordance with Section 7.04.

b.           Non-Vested Participant:

i.
If a Non-Vested Participant is reemployed after a One-Year Break in Service, the Participant’s prior Years of Service shall not be taken into account in determining the vested percentage of the Participant’s Employer Contribution Account and Matching Contribution Account, if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of five, or the Participant’s Years of Service prior to the Break in Service.  In applying this provision, prior Years of Service shall not include any service that was disregarded due to a prior Break in Service.

ii.
If the Non-Vested Participant has a shorter Break in Service than that described in subsection (i) above, the Participant shall receive credit for prior Years of Service in the same manner as provided for a Vested Participant in subsection (a) above.

c.           When Post-Break Service Is Not Considered for Vesting in Pre-Break Contributions:  In the case of a Participant who has five consecutive One-Year Breaks in Service, Years of Service after the Break in Service shall not be taken into account in determining the vested percentage in the portion of the Participant’s Employer Contribution Account or Matching Contribution Account that accrued before the Break in Service.  Separate sub-accounts of the Employer Contribution Account and Matching Contribution Account shall be maintained for a Participant if this subsection applies.

7.04           Forfeitures.

a.           Forfeiture:

i.
If a Participant terminates employment and receives the vested balance in the Participant’s Employer Contribution Account and Matching Contribution Account as provided in Article VIII, any portion that is not vested as of the distribution date shall be forfeited at that date.  For purposes of the preceding sentence, a Participant whose non-vested percentage in an Account is zero shall be deemed to have received a complete distribution of that non-vested amount.  Once forfeited, non-vested balances shall be restored only as provided in subsection (b) below.

ii.
If a Participant has a vested balance in his or her Employer Contribution Account or Matching Contribution Account upon termination of employment, but does not receive a distribution, any non-vested portion shall be forfeited as of the final Valuation Date in the Plan Year in which the Participant incurs five consecutive One-Year Breaks in Service.

b.           Restoration of Forfeited Amounts:  If a former Participant who incurred a forfeiture under subsection (a)(i) above is reemployed by the Employer before incurring five consecutive One-Year Breaks in Service:

i.	Amounts forfeited on the basis of a deemed distribution shall be restored to the Participant’s Employer Contribution Account and Matching Contribution Account, as of the date of reemployment; and

ii.
Amounts forfeited as a consequence of an actual distribution shall be restored to the Employer Contribution Account and Matching Contribution Account only if the Participant repays the distributed amount before the earlier of (A) five years after the date the Participant is reemployed, or (B) the close of the first period of five consecutive One-Year Breaks in Service after the distribution was made.

c.           Amounts Restored:  Any forfeited amount that must be restored under subsection (b) above must be restored in full, unadjusted by any gains or losses of the Trust Fund occurring after the Valuation Date on which the forfeiture occurred.  The restored amounts shall not be considered an Annual Addition.

i.	The restoration shall occur within a reasonable time, but not later than the final Valuation Date of the Plan Year in which the Participant has both been reemployed and made any necessary repayment.

ii.	The sources for restoring the forfeited amount shall be in the following order:

A.	Any forfeitures occurring during the Plan Year, as provided in Section 5.02(a);

B.	Any Employer Contribution that is being made for the Plan Year, before it is allocated in accordance with Section 5.04(a); and

C.	A contribution that is specifically authorized by the Employer to restore the forfeited amount.

d.           Order of Forfeiture:  If a portion of a Participant’s Employer Contribution Account or Matching Contribution Account consists of Qualifying Employer Securities that were contributed or allocated to such accounts pursuant to Article XVIII, such portion shall be forfeited only after other assets in the Participant’s Employer Contribution Account and Matching Contribution Account have been depleted.  If an interest in more than one class of Qualifying Employer Securities has been allocated to a Participant’s Employer Contribution Account or Matching Contribution Account, the Participant shall forfeit the same proportion of each class.

7.05           Amendments Affecting Vesting Schedule.

a.           No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit.  For purposes of this subsection, a Plan amendment that has the effect of decreasing a Participant’s Account balance or eliminating an optional form of benefit, with respect to benefits attributable to Years of Service before the amendment, shall be treated as reducing an accrued benefit.  In the case of an Employee who is a Participant on (i) the date an amendment changing the vesting schedule is adopted or (ii) if later, the date the amendment is effective, the vested percentage of an Account balance (determined as of the applicable date) shall not be less than the percentage calculated under the terms of the Plan without regard to the amendment.

b.           If the vesting schedule in Section 7.01 is amended, or the Plan is amended in any way that, directly or indirectly, adversely affects the computation of a Participant’s nonforfeitable percentage in any Employer contributions, including an automatic change to or from the Minimum Vesting Schedule if the Plan becomes Top-Heavy, a Participant who is an Employee with at least three Years of Service may elect to have the nonforfeitable percentage of the Participant’s Employer contributions determined without regard to the amendment.  In determining a Participant’s Years of Service for purposes of this subsection, the exclusions set forth in Section 7.02 shall not apply.

c.           A Participant’s right to make an election under subsection (b) above shall be governed by the following:

i.	The Plan Administrator shall provide each affected Participant with written notice and an election form regarding the right to elect to remain under the former vesting schedule.

ii.
The election period shall begin with the date the amendment is adopted (or deemed to be made) and shall end on the date which is the latest of: (A) 60 days after the date the amendment is adopted; (B) 60 days after the date the amendment becomes effective; or (C) 60 days after the date the notice described in subsection (i) above is issued by the Plan Administrator.

iii.	A Participant who does not timely file a properly completed election form shall be subject to the amended vesting schedule.

ARTICLE VIII

DISTRIBUTION OF BENEFITS

8.01           Normal Retirement Benefit.

a.           A Participant shall be eligible to receive Benefits upon Retirement on or after reaching the Participant’s Normal Retirement Date.  As stated in Section 7.01, an active Participant is always 100 percent vested in all Accounts upon reaching Normal Retirement Age.

b.           Upon Retirement on or after the Normal Retirement Date, a Participant may receive Benefits in any form allowed by Section 9.01, or elect to defer distribution until a later date.  As an exception, Benefits not in excess of the Cashout Limit shall be paid in a single lump sum.

c.           Unless the Participant elects deferral, Benefits shall be distributed not later than 60 days after the close of the Plan Year in which the Participant has both reached the Normal Retirement Date and retired, following notice to the Participant of the benefit options provided in Section 9.01 (and the eligible rollover rules).

d.           Once Normal Retirement Age is reached, the rules in subsection (c) also shall apply to a Participant who separated from service earlier, but did not receive a distribution.  (Before reaching Normal Retirement Age, such a Participant must affirmatively elect a distribution as explained below in this Article, except to the extent the Plan provides for the cashout of small benefits.)

8.02           Death Benefit.

a.           In general:  Upon the death of a Participant or former Participant, the vested balance in the Participant’s Accounts at death shall be distributed to the designated Beneficiary of the Participant (see Article VI) in accordance with the following provisions.  As stated in Section 7.01, all Account balances became 100 percent vested for a Participant who dies while actively employed by the Employer.

b.           Beneficiary:  The Beneficiary of a married Participant shall be the Spouse, unless the Participant elected another Beneficiary in conformity with the requirements in Section 6.02.

c.           Form:  Benefits shall be paid in a single lump sum.

d.           Timing:  Unless the Beneficiary elects to defer distribution to a later date, payments shall begin within 90 days after the Participant’s date of death.  As an exception, deferral may not be elected for Benefits not in excess of the Cashout Limit.

e.           The preceding provisions regarding the form and timing of payment shall be applied in a manner that conforms with the required distribution rules described in Article IX.  Notwithstanding any provision of this Section 8.02 to the contrary, Benefits not in excess of the Cashout Limit shall be paid in a single lump sum.

f.           The Plan Administrator shall require satisfactory proof of the Participant’s death before paying Benefits under this Section.  The Plan Administrator shall also require whatever proof is necessary, in the particular case, to establish the right of any person to receive the Benefit.

8.03           Benefits Following Separation from Employment.  If a Participant separates from employment at a time when the Participant is not eligible for Benefits under any of the preceding Sections of this Article, Benefits shall be distributed in accordance with the following provisions.

a.           Benefits Not in Excess of the Cashout Limit:  If, at any time following separation from employment, the value of a Participant’s vested Account balances derived from Employer contributions and any Employee Voluntary Contributions (if allowed by Section 4.06) does not exceed the Cashout Limit, the entire vested amount shall be paid to the Participant in a single lump sum.  Payment shall be made as soon as administratively feasible following the separation from employment.  No consent is required for this distribution.

b.           Benefits in Excess of the Cashout Limit:  If the value of a Participant’s vested Account balances exceeds the Cashout Limit, the distribution of Benefits will be determined as follows:

i.
Consent to Immediate Distribution:  If the Participant consents in accordance with subsection (c) below, the Participant will receive an immediate distribution of Benefits.  Any non-vested amount in the Participant’s Accounts will be forfeited as of the date of the distribution, as stated in Section 7.04.  An immediate distribution means the payment of Benefits as soon as administratively feasible after the consent is received.

ii.	No Consent to Immediate Distribution: If the Participant does not consent to an immediate distribution, Benefits will be distributed following the Participant’s later election of a distribution.

c.           Consent:  A valid consent for an immediate distribution under subsection (b) above shall be made only in the following manner:

i.
The Plan Administrator shall provide the Participant with a notice of the right to choose an immediate distribution, or to defer distribution of Benefits.  The notice shall be provided no more than 90 days before the date when the Participant separates from employment, and no less than 30 days before the termination date.  As an exception, the Plan Administrator shall provide the notice within 30 days of the date it learns of the termination, if this date is less than 30 days before the termination date.

However, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

(1)
The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(2)	the Participant, after receiving the notice, affirmatively elects a distribution.

ii.	The Participant’s consent shall be made only after the Participant receives the notice from the Plan Administrator.

iii.
If the Plan Administrator does not receive the Participant’s consent to an immediate distribution within 90 days after sending the notice, the Participant shall be deemed to have chosen to defer the payment of Benefits.

iv.
After the time period stated in subsection (iii), a Participant who is deemed to have elected deferral can at any later time elect an immediate distribution of Benefits, by properly completing an election.  The Plan Administrator will pay Benefits as soon as administratively feasible after it receives this election.

8.04           In-Service Withdrawals.  The preceding Sections of this Article explain when Benefits are payable after a Participant separates from employment due to Retirement, death or other reasons.  A Participant can receive a distribution before separation from employment only as provided below.

a.           Attainment of Age 59 1/2:  A Participant who has attained at least age 59 1/2 can elect to withdraw some or all of the Participant’s Account balances.

b.           Financial Hardship:  A Participant can elect a withdrawal for reasons of financial hardship even if the Participant has not attained Normal Retirement Age.  The conditions on receiving this distribution and the vested Account balances from which the distribution can be made are specified in Section 8.05.

c.           Employee Voluntary Contributions:  A Participant can elect to withdraw amounts from the Participant’s Employee Voluntary Contribution Account, as provided below in this Article.

d.           Plan Termination:  A Participant can withdraw the Participant’s vested Account balances if the Employer terminates the Plan without the establishment of another Defined Contribution Plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or Code Section 409) or a simplified employee pension plan (as defined in Code Section 408(k)).

e.           Disposition of Assets:  A Participant can withdraw the Participant’s vested Account balances upon disposition by the corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

f.           Disposition of Subsidiary:  A Participant can withdraw the Participant’s vested Account balances upon the disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

g.           Lump-Sum Payments:  Any distribution that results from Plan termination, a disposition of assets, or the disposition of a subsidiary (as explained above) shall be made in a lump-sum payment.

h.           Dividend Distributions:  To the extent provided in Article XVIII, a Participant may elect to receive distributions of dividends paid on Qualifying Employer Securities.

8.05           Withdrawal for Hardship.

a.           In General:  A Participant may apply for an in-service withdrawal of Account balances for hardship to the extent provided in this Section.

b.           Immediate and Heavy Financial Need:  The Plan Administrator shall authorize a withdrawal on account of an immediate and heavy financial need only to enable the Participant to pay:

i.
Uninsured medical expenses (as defined in Code Section 213(d)) previously incurred by the Participant, the Participant’s Spouse or dependent (as defined in Code Section 152) or necessary for these persons to obtain medical care (as defined in Code Section 213(d));

ii.	Costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Participant;

iii.	Tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, children or dependents; or

iv.	Amounts that must be paid to prevent the eviction of the Participant from the Participant’s principal residence, or foreclosure on the mortgage of such residence.

c.           Necessity for Distribution:  The Plan Administrator shall authorize a withdrawal to satisfy the immediate and heavy financial need of a Participant, only if all the following conditions are satisfied:

i.
The amount of the withdrawal is not in excess of the immediate and heavy financial need of the Participant.  The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

ii.
The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and any other plans maintained by the Employer or an Affiliated Employer.  Distributions for this purpose shall include distributions of dividends paid on Qualifying Employer Securities as provided in Article XVIII.

iii.
Notwithstanding any other provision to the contrary, the Participant’s right to make Salary Reduction Contributions and Employee Voluntary Contributions to this Plan shall be suspended for six months following the Participant’s receipt of the hardship distribution.  This restriction shall also apply to elective deferrals or after-tax employee contributions under any other plans of the Employer or an Affiliated Employer that allow such deferrals or contributions.  The restriction must be stated in those plans or in an otherwise legally enforceable agreement.

iv.
Effective for Plan Years that begin prior to January 1, 2006, for the taxable year immediately following the taxable year of the hardship distribution, the Participant’s Salary Reduction Contributions will be limited to the amount (if any) by which the Compensation Deferral Cap in the next taxable year exceeds the Participant’s Salary Reduction Contributions for the taxable year in which the hardship distribution was received.  This restriction shall also apply (with respect to Plan Years that begin before 2006) to elective deferrals under any other plans of the Employer that allow elective deferrals, as defined in Section 13.01.

d.           Accounts Available for Hardship Withdrawal:  Hardship withdrawals can be made for up to the following amounts in the Salary Reduction Contribution Account:

i.	All Salary Reduction Contributions made to the Salary Reduction Contribution Account at any time; and

ii.	Any income credited to the Salary Reduction Contribution Account as of December 31, 1988.

A hardship distribution may be made from amounts in a Participant’s Transfer Account, provided, that no hardship withdrawals shall be permitted from amounts attributable to earnings on elective deferrals.

e.           Procedures:  The Plan Administrator shall require the Participant to certify compliance with the preceding requirements before authorizing a hardship withdrawal, and shall determine whether to allow a withdrawal in a uniform and nondiscriminatory manner for all Participants.  Further, notwithstanding any provisions of this Section, all determinations shall be made in accordance with Treasury Regulation 1.401(k)-1(d), and any further guidance regarding hardship distributions that is promulgated by the Treasury.

8.06           Withdrawal from Employee Voluntary Contribution Account.

a.           In General:  Whether or not the conditions of the preceding Sections of this Article are satisfied, a Participant may withdraw all or part of the amount in the Participant’s Employee Voluntary Contribution Account in accordance with the terms of this Section.

b.           Procedures:  The Participant shall submit a request for a withdrawal under this Section to the Plan Administrator at least 15 days before the requested withdrawal date.  The Plan Administrator shall make the distribution by the date requested, if the request was timely made, unless it is not administratively feasible to do so.  In that case, the distribution shall be made as soon as administratively feasible.  The Participant may make one such withdrawal during each Plan Year.

c.           Order of Withdrawals:  All amounts in a category listed below shall be withdrawn before amounts are withdrawn from the next lower category:

i.	Amounts contributed to the Employee Voluntary Contribution Account before 1987 that are separately accounted for;

ii.	Amounts contributed to the Employee Voluntary Contribution Account on or after January 1, 1987, and any earnings on those amounts; and

iii.	Any earnings attributable to the contributions that were made to the Employee Voluntary Contribution Account before 1987.

8.07           Withdrawal from Rollover Account.  Amounts in a Participant’s Rollover Account attributable to amounts (i) transferred to the Plan as eligible rollover distributions in accordance with Code Section 401(a)(31) or (ii) transferred to the Plan from a conduit individual retirement account, including amounts received by the Employee from a conduit individual retirement account and then transferred to the Plan in accordance with Code Section 408, may be distributed at any time upon the request of a Participant in accordance with procedures established by the Plan Administrator.

8.08           Limitations on Distributions.  This Plan shall not at any time permit Salary Reduction Contributions, Roth Elective Contributions, Qualified Non-Elective Contributions, Matching Contributions, Qualified Matching Contributions, and income allocable to each to be distributable to a Participant or Beneficiary earlier than upon the following events:

a.           The Participant’s death, disability, separation from service or, beginning January 1, 2002, severance from employment;

b.           The Participant’s attainment of age 59½;

c.           The Participant’s financial hardship, subject to the limitation stated below; or

d.           A Plan termination, disposition of assets or disposition of a subsidiary, as provided above in this Article in the Section regarding in-service withdrawals.

The Participant’s financial hardship is a distribution event for Salary Reduction Contributions and any income credited to the Salary Reduction Contribution Account as of December 31, 1988, but not for later income to the Account.  Financial hardship is not a permissible distribution event for Qualified Non-Elective Contributions, Qualified Matching Contributions, or income attributable to either type of contribution.

Further, the provisions of this Section 8.08 only limit the distributions that can be made, but do not affirmatively authorize any particular distribution.  Rather, a permissible distribution event stated in this Section shall actually be a distribution event for this particular Plan only if so provided by an earlier Section of this Article.

8.09           Change in Control.  Notwithstanding the foregoing of this Article VIII, in the event of a Change in Control, distributions of the affected portion of a Participant’s Employer Contribution Account and Matching Contributions shall be made to the extent and in accordance with the provisions of Article XVIII.

8.10           Ordering Rules for Distributions.  The Plan Administrator operationally may implement an ordering rule procedure for withdrawals (including, but not limited to, hardship or other in-service withdrawals) from a Participant’s Accounts attributable to Salary Reduction Contributions or Roth Elective Deferrals.  Such ordering rules may specify whether the Salary Reduction Contributions or Roth Elective Contributions are distributed first.  Such procedure may permit the Participant to elect which type of elective deferral shall be distributed first.

ARTICLE IX

DISTRIBUTION REQUIREMENTS

9.01           Form of Distribution.  All Benefits shall be paid in the form of a single lump-sum payment, or in the form of installments, as elected by the Participant.  Unless otherwise elected in accordance with Article XVIII, Benefits shall be paid in cash.

9.02           Compliance with Code Section 401(a)(9).

a.           Incorporation by Reference:  Except as provided in Section 9.08, notwithstanding the general distribution rules in Article VIII, Section 9.01, or any other Plan provisions, all distributions shall be made in compliance with Code Section 401(a)(9) and implementing Treasury Regulations, including the minimum distribution incidental benefit requirement of proposed Treasury Regulation 1.401(a)(9)-2.  These Code and regulatory provisions are hereby incorporated by reference.

b.           With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001 and before January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001.

c.           With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the provisions of Sections 9.03 through 9.05 shall apply in determining required minimum distributions.  For purposes of the required minimum distribution rules of Sections 9.03 through 9.05, the following terms shall have the following meanings:

i.
Designated Beneficiary.  The individual who is designated as the beneficiary under the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

ii.
Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 9.03(b).  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

iii.	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

iv.
Participant’s Account Balance.  The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

v.
Required Beginning Date.  The April 1 following the calendar year in which the Participant attains age 70-1/2 or, if later, the April following the calendar year in which the Participant retires, except that distributions to a five percent owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70½.  For this purpose, a Participant shall be treated as a Five Percent Owner if such Participant is a Five Percent Owner at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 70½.  Once distributions to a Five Percent Owner have begun under this Section, they must continue even if the Participant ceases to be a Five Percent Owner in a subsequent year.

9.03           Time and Manner of Distribution.

a.           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

b.           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

i.
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

ii.
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

iii.
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

iv.
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 9.03(b), other than subsection (i), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 9.03(b) and Section 9.05, unless Section 9.03(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Section 9.03(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 9.03(b)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 9.03(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

c.           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 9.04 and 9.05.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

9.04           Required Minimum Distributions During Participant’s Lifetime.

a.           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

i.
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant ‘s age as of the Participant’s birthday in the Distribution Calendar Year; or

ii.
if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

b.           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 9.04 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

9.05           Required Minimum Distributions After Participant’s Death.

a.           Death On or After Date Distributions Begin.

i.
Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

A.	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

B.
If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

C.
If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

ii.
No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b.           Death Before Date Distributions Begin.

i.
Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 9.05(a).

ii.
No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

iii.
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 9.03(b)(i), this Section 9.05(b) will apply as if the surviving Spouse were the Participant.

Notwithstanding the provisions of the Plan relating to required minimum distributions under Code Section 401(a)(9), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs; or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

Notwithstanding the provisions of the Plan relating to required minimum distributions under Code Section 401(a)(9), and solely for purposes of applying the direct rollover provisions of the Plan, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

9.06           Location of Participant or Beneficiary Unknown.

a.           When a distribution is payable to a Participant or Beneficiary, the Plan Administrator shall make all reasonable efforts to locate that person.  These efforts shall include (i) sending a registered letter, return receipt requested, to the person’s last known mailing address, and (ii) sending a written request to any person shown in the Employer’s records as a relative or other person to contact, asking for information regarding the whereabouts of the Participant or Beneficiary.

b.           If the Plan Administrator is unable to locate the person within six months from the date a certified letter was mailed to the individual, the Plan Administrator shall direct the Trustee to maintain the Participant as an inactive Participant.  The Plan Administrator shall continue to maintain the Participant in inactive status until (i) the person entitled to the benefit makes an application for it, or (ii) the benefit reverts by escheat to the State, whichever occurs first.

9.07           Facility of Payment.  If the Plan Administrator finds that any person to whom a Benefit is payable from the Trust Fund is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the Spouse, a child, a parent, or a brother or sister, or to any person deemed by the Plan Administrator to have incurred expense for the person, unless a prior claim for the Benefit has been made by a duly appointed guardian, committee or other legal representative.  Any such payments will be a complete discharge of any liability under the Plan.

9.08           TEFRA Election.  Subject to the otherwise applicable spousal consent requirements of the Plan, the Code Section 401(a)(9) minimum distribution requirements shall not apply to a Participant who, prior to January 1, 1984, made a valid written election (that has not been revoked) to have Benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”).

9.09           Eligible Rollover Distributions.

a.           Application of Section.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

b.           Definitions.

i.
Eligible Rollover Distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; effective January 1, 1999, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; effective January 1, 2002, any hardship distribution; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

ii.
Eligible Retirement Plan:  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

iii.
Distributee:  A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

iv.	Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

c.           Notwithstanding the foregoing, for distributions after December 31, 2001:

i.
an “eligible retirement plan” shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan;

ii.
the definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code; and

iii.
a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

d.           For distributions on or after March 28, 2005, in the event of a mandatory distribution to a Participant greater than $1,000 in accordance with the provisions of Section 8.03(a), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

e.           Direct Rollovers of Roth Elective Contributions:

i.
A direct rollover of a distribution from a Participant’s Roth Elective Contribution Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

ii.
Eligible rollover distributions from a Participant’s Roth Elective Contribution Account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds the Cashout Limit for purposes of mandatory distributions from the Plan.

f.           Effective for distributions after December 31, 2007, an eligible rollover distribution (as defined in Code Section 402(c)(4)) may be rolled over to a Roth IRA to the extent permitted by Code Section 408A(d)(3)(A).

9.10           Special Rule For Distributions of Deemed Salary Reduction Contributions.  Notwithstanding the otherwise applicable distribution restrictions set forth in this Article IX, a Participant who has automatic Salary Reduction Contributions made to the Plan on his or her behalf in accordance with Section 3.02(b), may withdraw such contributions provided (i) the election to withdraw such amounts is made no later than 90 days after the date the first Salary Reduction Contribution is made pursuant to the deemed election, and (ii) the amount withdrawn is equal to all Salary Reduction Contributions made pursuant to the deemed election, plus any earnings attributable thereto.  The withdrawn amount must be includible in the gross income of the Participant for the taxable year in which the distribution is made, and the distribution will not be subject to the additional tax imposed pursuant to Section 72(t) of the Code.  Any Matching Contributions made on withdrawn amounts shall be forfeited.  The Plan Administrator shall provide notice in accordance with the requirements of Section 414(w) of the Code to affected Participants.

ARTICLE X

CLAIMS PROCEDURES

10.01           Claim for Benefits.

a.           Any claim for Benefits by a Participant or Beneficiary shall be made in writing to the Plan Administrator.

b.           In this Article, Participants and Beneficiaries are collectively referred to as claimants.

10.02           Denial of Claim.

a.           If the Plan Administrator denies a claim in whole or in part, it shall send the claimant a written notice of the denial.

b.           The Plan Administrator shall send the denial notice within 90 days after the date it receives a claim, unless it needs additional time to make its decision.  In that case, the Plan Administrator may authorize an extension of up to an additional 90 days, if it notifies the claimant of the extension within the initial 90-day period.  The extension notice shall state the reasons for the extension and the expected decision date.

c.           The denial notice shall be written in a manner calculated to be understood by the claimant and shall contain:

i.	The specific reason or reasons for the denial of the claim;

ii.	Specific reference to pertinent Plan provisions on which the denial is based;

iii.	A description of any additional material or information necessary to perfect the claim, with an explanation of why the material or information is necessary;

iv.	An explanation of the review procedures provided by Sections 10.03 and 10.04; and

v.           A statement regarding the claimant’s right to commence a civil action.

10.03           Request for Review of Denial.

a.           Within 60 days after the claimant receives a denial notice, the claimant may file a request for review with the Plan Administrator.  Any such request must be made in writing.

b.           A claimant who timely requests review shall have the right to review documents affecting the claim, to submit additional information or written comments, and to be represented.

10.04           Review Decision.

a.           The Plan Administrator shall send the claimant a written decision on any request for review that it receives.

b.           The Plan Administrator shall send the review decision within 60 days after the date it receives a request for review, unless an extension of time is needed, due to special circumstances.  In that case, the Plan Administrator may authorize an extension of up to an additional 60 days, provided it notifies the claimant of the extension within the initial 60-day period.

c.           The review decision shall be written in a manner calculated to be understood by the claimant and shall contain:

i.	The specific reason or reasons for the decision;

ii.	Specific reference to the pertinent Plan provisions on which the decision is based; and

iii.           A statement regarding the claimant’s right to commence a civil action.

d.           If the Plan Administrator does not send the claimant a review decision within the applicable time period, the claim shall be deemed denied on review.

e.           The review decision (including a deemed decision) shall be the final decision of the Plan.

ARTICLE XI

ADMINISTRATION

11.01           Plan Administrator.

a.           The Plan Administrator shall be the named fiduciary for the Plan and shall be responsible for the management, operation and administration of the Plan.

b.           The Board of Directors shall have the authority to appoint an individual or other entity, or a pension committee, to be the Plan Administrator, and to fill any vacancies which occur, in its sole discretion.  Any appointee is subject to removal by the Board of Directors at any time, and may resign at his or her own volition upon 10 days prior written notice to the Board.  If at any time there is no appointed Plan Administrator because vacancies have not been filled, the Board of Directors shall be deemed the Plan Administrator.  Names of all current appointees shall be available from the Secretary of the Employer.

c.           Any act which the Plan authorizes or requires the Plan Administrator to do may be done at a meeting of the pension committee by a majority of the members then voting.

d.           If the Board of Directors appoints a pension committee, the Board of Directors also may appoint a chairman and a secretary and such other agents and representatives of the pension committee as it may deem advisable (see Section 11.05).  In its relationship with the Trustee and any insurance company or companies on any matter or thing included in this Plan, one member of the committee may be authorized by it to sign or execute any document on its behalf.  The Chairman of the Board of Directors will certify to the Trustee and to such insurance company or companies the name and signature of the member of the committee who is so authorized.

e.           The Plan Administrator will serve without compensation for services as such, but all their expenses shall be paid by the Employer (see Section 11.11).

f.           The Board of Directors, in its sole discretion, may also designate the Trustee as the Plan Administrator.  Any such designation shall be valid only if the Trustee acknowledges responsibility for the management, operation and administration of the Plan in writing.  Thereafter, all references in the Plan and Trust to the Plan Administrator shall mean the Trustee unless and until the Board of Directors appoints a different Plan Administrator in accordance with this Section.

g.           Where Plan provisions provide for the adoption of implementing procedures, such procedures may be adopted by the Plan Administrator or other entity or individual without the need for action by the Board of Directors.

11.02           Fiduciary and Administrative Duties.  The Plan Administrator shall have the following powers, duties, and responsibilities, which it may retain or delegate among the below-mentioned bodies:

a.           Powers, duties, and responsibilities of administration which shall be delegable to an administrator;

b.           Powers, duties, and responsibilities of custody and disbursement of the assets of the Fund, which shall be delegable to the Trustee, the administrator, or an insurance company, and

c.           Powers, duties, and responsibilities of investment which shall be delegable to the Trustee, an investment advisor, or an insurance company.

The Plan Administrator may appoint an administrator, an investment advisor, or an insurance company, and review or redelegate the exercise of these powers, duties and responsibilities at any time.

11.03           General Powers and Discretion of Plan Administrator.

a.           The Plan Administrator shall have all powers necessary to administer the Plan in accordance with its terms, including the power to construe the Plan and determine all questions that arise under it.

b.           Notwithstanding any other provision in the Plan, and to the full extent permitted by ERISA and the Code, the Plan Administrator shall have exclusive authority and discretion to construe and apply any uncertain or disputed term or provision in the Plan, including, but not limited to, the following:

i.	Determining whether any individual is eligible for any Benefits under this Plan;

ii.	Determining the amount of Benefits, if any, an individual is entitled to under this Plan; and

iii.	Interpreting and applying all of the terms and provisions of this Plan.

c.           The Plan Administrator’s exercise of discretionary authority to construe the terms of the Plan, and all its determinations and interpretations, shall:

i.	Be binding upon any individual claiming Benefits under this Plan, including, but not limited to, the Participant, the Participant’s estate, any Beneficiary of the Participant, and any Alternate Payee;

ii.	Be given deference in all courts of law, to the greatest extent allowed by applicable law; and

iii.	Not be overturned or set aside by any court of law unless found to be arbitrary and capricious, or made in bad faith.

d.           If discretionary authority must be exercised with respect to a Plan Administrator as an Employee (or retiree), the authority shall be exercised solely and exclusively by other Plan Administrators.  If there are none, the discretionary authority shall be exercised by the Board of Directors, not including the affected individual if the individual is also a member of the Board of Directors.

e.           Any discretionary actions of the Plan Administrator or Board of Directors shall be taken in a manner that does not discriminate in favor of Highly Compensated Employees.

11.04           Administration of the Trust Fund.

The Trustee shall be responsible for the management and investment of the Trust Fund in accordance with the provisions of the Trust Agreement.  Directives of the Plan Administrator to the Trustee shall be delivered in writing, and shall be properly signed.  The Plan Administrator, in its sole discretion, may determine that Participants and Beneficiaries will be permitted to direct the investment of their individual Account balances.  However, if the Plan Administrator decides to allow Participant-directed investments, it shall do so in accordance with the following provisions (for purposes of which, all references to Participants include Beneficiaries):

a.           Directed Investments:  The Plan Administrator shall establish, from time to time, separate and distinct investment alternatives in which each Participant shall have the right to direct the investment of all of the Participant’s Account(s), subject to the other provisions of this Section.  Each Participant who desires to direct investments must complete an election in accordance with procedures established by the Plan Administrator.  This may include, but is not limited to, requirements that the percentage of the Participant’s Account balance that will be invested in different investment alternatives be in specified integers.  Notwithstanding the foregoing, dividends that are credited to a Participant’s Dividend Account (as elected by the Participant in accordance with Section 18.06(d)) shall be reinvested in Qualifying Employer Securities.

b.           Broad Range of Investment Alternatives:  The Plan shall offer a range of investment alternatives, which are sufficient to provide each Participant with a reasonable opportunity to:

i.	Materially affect the potential return on amounts in the Account(s) with respect to which the Participant is permitted to exercise control and the degree of risk to which such amounts are subject;

ii.	Choose from at least three diversified categories of investments:

A.	Each of which has materially different risk and return characteristics;

B.
Which in the aggregate enable the Participant by choosing among them to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant; and

C.	Each of which, when combined with investments in either of the other categories, tends to minimize the risk of the Participant’s portfolio at any given level of expected return; and

iii.
Diversify the investment of that portion of the Participant’s Accounts with respect to which the Participant is permitted to exercise control so as to minimize the risk of large losses, taking into account the nature of the Plan and the size of the Participant’s Account(s).  Where the Account(s) of any Participant are of such limited size that investment in “look-through investment vehicles” is the only prudent means to assure appropriate diversification, the Plan shall offer a choice of such vehicles, which satisfies the preceding requirements of this subsection (b).  For purposes of the preceding sentence, the term “look-through investment vehicle” shall have the meaning given in Department of Labor Regulation 2550.404c-1(e)(1), or any successor provision.  Any look-through investment vehicles that are offered by the Plan shall be designated by the Plan Administrator and approved by the Board of Directors.

The Plan Administrator shall provide Participants with information regarding investment alternatives to permit them to make informed investment decisions.  The Plan Administrator, as it deems appropriate, shall provide the information to Participants directly, or provide them with directions as to how such information may be obtained.

At the discretion of the Plan Administrator, the investment alternatives offered to Participants may include the right of a Participant to direct the appointment of one or more investment managers.  If this option is offered, the investment managers among which a Participant may choose shall be designated by the Plan Administrator and approved by the Board of Directors.

c.           Election to Direct Investments:

i.
A Participant may elect to direct the investment of the Participant’s Account(s) in accordance with procedures established by the Plan Administrator.  The Participant may make such an election when the Participant first becomes eligible to participate in the Plan (during a period designated by the Plan Administrator) and, thereafter, as provided in subsection (d) below.

ii.
Except as provided in subsection (h) below, the funds subject to a properly completed election shall be invested in accordance with it, effective as of the applicable date specified in subsection (d) below.  A Participant’s current Account balances and future contributions shall continue to be invested in accordance with the Participant’s most recent election until the effective date of a change of election, if any.

d.           Change of Investment Election:  A Participant’s investment election, if timely made when the Participant first becomes eligible to participate in the Plan, shall be effective as soon as administratively feasible after it is received by the Plan Administrator.  Thereafter, a Participant may make or change investment elections regarding the Participant’s current Account balance(s), future contributions to the Participant’s Account(s), or both, on a quarterly or more frequent basis, in accordance with procedures established by the Plan Administrator.  All rules and implementing procedures regarding the frequency of elections shall be applied to all Participants on a uniform and consistent basis.

e.           Absence of an Election:  In the event that a Participant does not make an election to direct the investment of the Participant’s Account(s), all amounts held in the Participant’s Account(s) shall be invested pursuant to the provisions of the Trust Agreement (along with any other Trust Fund assets that are not subject to a Participant’s directed investment election).

f.           Notice of Investment Procedures:  The Plan Administrator may establish rules and procedures, which shall be in writing and incorporated by reference and made a part of this Plan, as it deems necessary to administer and implement the provisions of this Section.

g.           No Duty to Evaluate Investments:  The Plan Administrator, Trustee, or any other fiduciary under the Plan, shall have no duty to evaluate any investment decision made by the Participant (including the decision to retain any investment) and shall not be responsible or liable for any loss to a Participant’s Account(s), which directly results from the Participant’s own investment instructions.

h.           Power to Decline Investment Instructions:  Notwithstanding the above provisions of this Section, the Plan Administrator and the Trustee shall have the express power to decline to implement Participant investment instructions which:

i.	Would result in a prohibited transaction described in ERISA Section 406 or Code Section 4975;

ii.	Could result in a loss in excess of the Participant’s Account balance (that is subject to the Participant’s direction);

iii.	Would generate income that would be taxable to the Plan;

iv.	Would not be in accordance with the documents and instruments governing the Plan (insofar as the documents and instruments are consistent with Title I of ERISA); or

v.	Are described in Department of Labor Regulation § 2550.404c-1(d)(2)(ii).

i.           Valuation and Costs of Investments:  On dates it establishes (which shall be at least quarterly), the Plan Administrator shall determine the fair market value of each Participant’s Account(s), which are subject to a directed investment election and shall notify the Participant of the value of the Account(s).  The valuation shall reflect income, losses, expenses and market value changes that have occurred since the previous valuation.  The cost of making, retaining and divesting the Participant’s investments shall be charged directly to Participants’ Accounts, and the Plan Administrator shall notify the Participants of the actual expenses incurred.

j.           Incorporation of Regulations:  In addition to and notwithstanding the specific provisions of this Section, all Participant-directed investments shall be made in compliance with Department of Labor Regulation § 2550.404c-1, as amended from time to time, and any successor provisions.

11.05           Delegation of Powers.

a.           The Plan Administrator may appoint assistants or representatives, to the extent it deems them necessary for the effective administration of the Plan.  The Plan Administrator may delegate to them any powers and duties, both ministerial and discretionary, that it deems expedient or appropriate, except as limited by Section 11.06.

b.           Any appointment under this Section or Section 11.06 shall be made pursuant to a signed, written instrument.

11.06           Appointment of Professional Assistants and Investment Managers.

a.           The Plan Administrator may engage accountants, attorneys, physicians and such other professional personnel as it deems necessary or advisable.  The Plan Administrator may also appoint one or more Investment Managers to manage all or any of the assets of the Trust that are not subject to a Participant’s election to direct investments, including the power to acquire or dispose of assets.  However, the appointment of an Investment Manager must be approved by the Board of Directors.

b.           The functions of persons engaged under this Section shall be limited to the specific services and duties for which they are engaged.  Such persons shall have no other duties, obligations or responsibilities under the Plan or Trust, and shall exercise no discretion regarding the management of the Plan.  Unless engaged specifically as an Investment Manager, such a person shall exercise no authority or control respecting management or disposition of the assets of the Trust.

c.           The fees and costs of services under this Section are an administrative expense of the Plan to be paid out of the Trust Fund, except to the extent paid by the Employer.

11.07           Records.  All acts and determinations with respect to the Plan shall be duly recorded.  All such records and other documents that may be necessary for the administration of the Plan shall be preserved in the custody of the Plan Administrator (or its appointed assistants or representatives).

11.08           Responsibility of Fiduciaries.  Any Plan Administrator and any assistant or representative, other than any Investment Manager, shall be free from all liability for acts and conduct in the administration of the Plan and Trust, except for acts of willful misconduct.  However, the preceding sentence shall not relieve any fiduciary from any responsibility, obligation or duty that the fiduciary may have pursuant to ERISA.

11.09           Indemnity by Employer.  To the extent not insured against by an applicable insurance policy, the Employer shall indemnify and hold harmless the Plan Administrator and its assistants and representatives from any and all claims, demands, suits or proceedings in connection with the Plan or Trust that may be brought against them.  This includes such actions by Employees, Participants, Beneficiaries, or any other persons, corporations, entities, governments or governmental agencies (or legal representatives of the foregoing).  However, indemnification shall not apply to any person who is not an employee of the Employer or for acts of willful or grossly negligent misconduct in connection with the Plan or Trust, or for breaches of fiduciary obligations or duties under ERISA.

11.10           Payment of Fees and Expenses.  To the extent consistent with ERISA, the Plan Administrator, and assistants and representatives, shall be entitled to payment from the Trust Fund for all reasonable costs, charges and expenses incurred in the administration of the Plan and Trust.  This includes, but is not limited to, reasonable fees for accounting, legal and other services, to the extent incurred in the performance of duties under the Plan and Trust, except to the extent that the fees and costs are paid by the Employer.  Subject to any applicable restrictions imposed by ERISA or the Code, expenses unique to a Participant or Beneficiary may be charged specifically to the Account of the Participant or Beneficiary, to the extent that the Plan Administrator deems such charges to be appropriate.  For example, expenses that will be charged to the individual Account of a Participant or Beneficiary include, but are not limited to, (i) costs and expenses, including legal expenses, associated with the processing of a Qualified Domestic Relations Order, and (ii) fees, costs, and other expenses associated with the establishment and maintenance of a brokerage account.  Notwithstanding any other provision of the Plan or Trust, no person who is a “disqualified person,” within the meaning of Code Section 4975(e)(2) and who receives full-time pay from the Employer shall receive compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

11.11           ERISA Reporting and Disclosure.  The Plan Administrator shall be responsible for the performance of all reporting and disclosure obligations under ERISA.

11.12           Service of Legal Process.  The Plan Administrator shall be the designated agent of the Plan for service of legal process.

11.13           Funding Policy for Trust Fund.  The Plan Administrator shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA.  The Plan Administrator shall review such funding policy and method at least annually.  In its actions, the Plan Administrator shall endeavor to determine the Plan’s short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay Benefits and the need for investment growth.  All actions under this Section, including the supporting reasons, shall be recorded in writing by the Plan Administrator and communicated to the Trustee and Board of Directors.

ARTICLE XII

LIMITATIONS ON ALLOCATIONS

12.01           Allocations Not To Exceed Maximum Annual Addition:  Notwithstanding any contrary term or provision of the Plan, and in accordance with Code Section 415, the Annual Additions for a Participant shall not exceed the Maximum Annual Addition permitted under Code Section 415 for any Plan Year.

12.02           Incorporation of Code Section 415:  The terms of Code Section 415 are hereby incorporated into the Plan by reference and shall govern the determination of the Maximum Annual Addition applicable to a Participant for a Plan Year.  This incorporation by reference includes incorporation of all of the applicable statutory and regulatory default rules under Code Section 415.  Compensation for Code Section 415 purposes shall include payments for unused accrued bona fide sick, vacation or other leave that are made within 2½ months after a Participant’s severance from employment to the extent that the Participant would have been able to use such leave if employment had continued.  Except as provided in Section 12.03, if any term of the Plan conflicts with the incorporated terms of Code Section 415, then the conflicting term of the Plan shall be superseded by the applicable terms of Code Section 415.

12.03           No Impact on Plan Compensation:  The incorporation of Code Section 415 into the Plan by reference shall not affect the Compensation taken into account for a Participant for all other Plan purposes (other than this Article XII).

ARTICLE XIII

LIMITATIONS ON CERTAIN CONTRIBUTIONS

13.01           Limitation on Salary Reduction and Roth Elective Contributions.

a.           Compensation Deferral Cap:  This Plan shall not accept Salary Reduction Contributions and Roth Elective Contributions in excess of the Compensation Deferral Cap for each Participant for the Participant’s taxable year.  As further set forth in Code Section 402(g), the Compensation Deferral Cap applies to a Participant’s total elective deferrals, not only Salary Reduction Contributions and Roth Elective Contributions.  For this purpose, the term “elective deferrals” means:

i.	Elective contributions under any qualified cash or deferred arrangement within the meaning of Code Section 401(k);

ii.	Employer contributions to any simplified employee pension plan within the meaning of Code Sections 408(k) or 402(h)(1)(B);

iii.	Employer contributions, pursuant to a salary reduction agreement, to any annuity contract within the meaning of Code Section 403(b);

iv.	Deductible employee contributions to any trust described in Code Section 501(c)(18); and

v.	Compensation deferred under any deferred compensation plan within the meaning of Code Section 457(b).

b.           Distribution of Excess Deferrals:  Although this Plan will not accept Salary Reduction Contributions and Roth Elective Contributions above the Compensation Deferral Cap, a Participant may have Excess Deferrals when the Participant’s elective deferrals under all the above arrangements are added together at the end of the taxable year.  (Any excess amounts returned pursuant to Section 12.04(a) are not counted as elective deferrals.)  If this situation arises, the Participant may request the Plan Administrator to distribute all or part of the Excess Deferrals from this Plan.  Any such request shall be made and complied with in accordance with the following terms and conditions:

i.
The Participant must request the distribution in writing, after the Participant’s taxable year has ended, but no later than the following March 1.  However, to the extent the Participant has Excess Deferrals when only deferrals under this Plan and any other plans of the Employer are taken into account, the Participant will be deemed to have requested a distribution of such Excess Deferrals.  The Plan Administrator shall determine the amount of Excess Deferrals to be distributed from each plan.

ii.
Any written request must specify the amount of the Salary Reduction Contributions that are being designated as Excess Deferrals for distribution.  The designated amount cannot be greater than the Salary Reduction Contributions that were made for the taxable year in question.

iii.
Following a request that satisfies the above requirements (including a deemed request under subsection (i) above), the Plan Administrator shall distribute the Excess Deferrals, and allocable income, to the Participant by the first April 15 after the Participant’s taxable year ends.

iv.
For purposes of subsection (iii) above, the income allocable to Excess Deferrals is equal to the sum of the allocable gain or loss for the taxable year of the Participant, plus the allocable gain or loss for the period between the end of the taxable year and the date of the distribution.  The Plan may use any reasonable method for computing the income allocable to Excess Deferrals provided that the method (A) does not violate Code Section 401(a)(4), (B)is used consistently for all Participants and for all corrective distributions under the Plan for a Plan Year, and (C) is used by the Plan for allocating income to Participants’ Accounts.  Alternatively, the Plan may use any method for computing income allocable to Excess Deferrals which is specified in Treasury Regulation §1.402(g)-1(e)(5) or other guidance issued by the Internal Revenue Service.  Any distribution of less than the Participant’s full Excess Deferrals and allocable income will be treated as a pro rata distribution of Excess Deferrals and income.

v.
The Plan Administrator may implement an ordering rule procedure for the distribution of Excess Deferrals.  Such ordering rule may specify whether a Participant’s Salary Reduction Contributions or Roth Elective Contributions are distributed first, to the extent that both types of deferrals were made for the Plan Year.  Such procedure may also permit the Participant to elect which type of elective deferrals shall be distributed first.

c.           Coordination with Distribution of Excess Contributions:  Notwithstanding the above provisions of this Section, the amount of Excess Deferrals that may be distributed to a Participant shall be reduced by any Excess Contributions previously distributed to the Participant or recharacterized pursuant to Section 13.03.

d.           Incorporation of Section 402(g) by Reference:  In addition to the specific provisions set forth above, the terms of Code Section 402(g), and implementing Treasury Regulations are hereby incorporated by reference into this Plan.

13.02           Application of Actual Deferral Percentage Test.

a.           Actual Deferral Percentage Test:  For each Plan Year, the Actual Deferral Percentage (see subsection (b) below) for the group of Highly Compensated Participants and the Actual Deferral Percentage for the group of Non-Highly Compensated Participants shall satisfy one of the following two tests.

i.
General Rule:  The Actual Deferral Percentage for the group of Highly Compensated Participants shall not be more than 1.25 times the Actual Deferral Percentage for the group of Non-Highly Compensated Participants.

ii.
Alternative Test:  The Actual Deferral Percentage for the group of Highly Compensated Participants shall not be more than two percentage points greater than the Actual Deferral Percentage for the group of Non-Highly Compensated Participants.  In order to use this alternative test, the Actual Deferral Percentage for the group of Highly Compensated Participants must not be more than twice the Actual Deferral Percentage for the group of Non-Highly Compensated Participants.

Notwithstanding the above provisions, for Plan Years beginning after December 31, 1988 and before January 1, 2002, the terms of Treasury Regulation 1.401(m)-2 shall be applied to prevent multiple use of the alternative test in subsection (ii) above and Section 13.04(a)(ii) below to satisfy both the Actual Deferral Percentage Test and Average Contribution Percentage Test.

b.           Actual Deferral Percentage:  For both the above tests, the Actual Deferral Percentage for the Highly Compensated Participant group and the Actual Deferral Percentage for the Non-Highly Compensated Participant group shall be the average of the following actual deferral ratios, calculated separately, for each Participant in the respective group:

i.	The amount of "Employer contributions" (as explained below) actually paid over to the Trust on behalf of such Participant for the Plan Year, to

ii.	The Participant's Compensation for the Plan Year.

In making the foregoing calculations, "Employer contributions" on behalf of any Participant include:  (A) any Salary Reduction Contributions made pursuant to the Participant's deferral election (including Excess Deferrals of Highly Compensated Employees), but excluding (I) Excess Deferrals of Non-Highly Compensated Employees that arise solely from Salary Reduction Contributions and any elective deferrals made under any other plans of the Employer, (II) any Salary Reduction Contributions that are taken into account in the Contribution Percentage Test if it needs to be performed (provided the Actual Deferral Test is satisfied both with and without excluding the Salary Reduction Contributions); (B) Qualified Matching Contributions, if any; and (C) Qualified Non-Elective Contributions, if any.

In determining Actual Deferral Percentages, the actual deferral ratio is zero for an Employee who is eligible to elect, but who does not elect, Salary Reduction Contributions for a Plan Year.  Compensation shall be taken into account only for the part of a Plan Year in which the Employee is eligible to participate in the Plan.  If the Actual Deferral Percentage Test is not satisfied initially, corrective actions shall be taken pursuant to Section 13.03 until the test is satisfied.

c.           Applying the Actual Deferral Percentage Test:

i.	Testing Year:
For purposes of this Section 13.02, the Plan shall apply the current year testing method as described in Internal Revenue Service Notice 98-1 or in any subsequent guidance published by the Internal Revenue Service.

ii.
Calculation:  For Plan Years beginning after December 31, 1988, the actual deferral ratio for each Participant and the Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth percent.

iii.
Status as Highly Compensated Participant or Non-Highly Compensated Participant:  A Participant is a Highly Compensated Participant for a particular Plan Year if the Participant meets the definition of a Highly Compensated Participant in effect for that Plan Year.  Similarly, a Participant is a Non-Highly Compensated Participant for a particular Plan Year if the Participant does not meet the definition of a Highly Compensated Participant for that Plan Year.

iv.
Aggregation of Plans:  In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan.  Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and employ the same Actual Deferral Percentage testing method.  All cash or deferred arrangements included in a plan are treated as a single cash or deferred arrangement, except as otherwise provided under regulations.

v.
Aggregation of Highly Compensated Participant Contributions:  The actual deferral ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Reduction Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions or both, if treated as Salary Reduction Contributions for purposes of the Actual Deferral Percentage Test) allocated to the Participant's account under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Salary Reduction Contributions (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily desegregated under Treasury Regulations promulgated under Code Section 401(k).

vi.
Plan Year to which Contributions Relate:  For purpose of determining the Actual Deferral Percentage Test, Salary Reduction Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions (if any) must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate.

vii.
Employer Records:  The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions (if any), or both, used in such test.

viii.
Other Requirements:  The determination and treatment of Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

13.03           Adjustments to Comply with the Actual Deferral Percentage Test.  The Plan Administrator shall exercise one or more of the following options, at its discretion, to assure the Plan's compliance with the Actual Deferral Percentage Test.  All such actions shall be taken in a uniform and nondiscriminatory manner.

a.           Modification of Elections:  The Plan Administrator may suspend or reduce Salary Reduction Contributions of Highly Compensated Participants, despite their elections.

b.           Distribution of Excess Contributions:  The Plan Administrator may distribute Excess Contributions, and allocable income, to Highly Compensated Participants.  The Plan Administrator shall designate any such distribution as a distribution of Excess Contributions (and income).  The distribution shall be done as follows:

i.
Excess Contributions shall be allocated to the Highly Compensated Participants with the largest amounts of Employer contributions (as defined in Section 13.02(b)) taken into account in calculating the Actual Deferred Percentage test for the year in which the excess arose, beginning with the Highly Compensated Participant with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated.  For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions.

ii.
In determining Excess Contributions under subsection (i), the amount shall be reduced by any Excess Deferrals previously distributed to the Highly Compensated Participant for the taxable year ending with or within the Plan Year of the Excess Contribution.

iii.
The Plan Administrator shall return the Excess Contributions, including allocable income, to the Employer solely for the purpose of enabling the Employer to withhold federal, state and local taxes due on the amounts.  The Employer will then pay all remaining amounts to the Participant by the fifteenth day of the third month following the close of the Plan Year to which the distribution relates, if administratively feasible.  In no event shall the distribution be made later than twelve months after the close of that Plan Year.  If the distribution is made after the fifteenth day of the third month following the close of the Plan Year to which the distribution relates a ten percent excise tax will be imposed on the Employer with respect to the distribution.

iv.
For purposes of subsection (iii) above, the income allocable to Excess Contributions is the sum of the allocable gain or loss for the Plan Year, plus the allocable gain or loss for the period between the end of the Plan Year and the date of the distribution.  The Plan may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method (A) does not violate Code Section 401(a)(4), (B) is used consistently for all Participants and for all corrective distributions under the Plan for the Plan year, and (C) is used by the Plan for allocating income to Participants' Accounts.  Alternatively, the Plan may use any method for computing income allocable to Excess Contributions which is specified in Treasury Regulation 1.401(k)-1(f)(4) or other guidance issued by the Internal Revenue Service.

v.
Any distribution of less than the full amount of Excess Contributions and allocable income to a Highly Compensated Participant shall be treated as a pro rata distribution of Excess Contributions and income.

vi.	Excess Contributions (including any amounts recharacterized under subsection (d) below) continue to count as Annual Additions in applying the Code Section 415 limitations under Article XII.

c.           Qualified Non-Elective Contributions:  Within twelve months after the end of the Plan Year, the Employer may make a Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy the Actual Deferral Percentage Test.  The conditions for a Qualified Non-Elective Contribution are further described in Article IV.  If both the Actual Deferral Percentage Test and the Average Contribution Percentage Test apply to the Plan, a separate accounting shall be maintained for any Qualified Non-Elective Contributions made to satisfy each test.

d.           Recharacterization of Excess Contributions:  The Plan Administrator may recharacterize Excess Contributions as Employee Voluntary Contributions, provided this is done by the fifteenth day of the third month after the close of the Plan Year to which the recharacterization relates.  By this final date, the Plan Administrator shall notify the Participant of the intended recharacterization and advise the Participant that the Participant can elect instead to have Excess Contributions (and allocable income) distributed.  The Participant must notify the Plan Administrator the Participant wishes to receive this distribution within 10 days after the date the notice is provided:

i.	The Excess Contributions for each Highly Compensated Participant shall be determined in the manner prescribed in subsection (b) above.

ii.	Recharacterization is only possible under this Plan or another plan that has the same Plan Year.

iii.
Notwithstanding the preceding provisions, Excess Contributions for a Highly Compensated Employee shall not be recharacterized if that would cause Employee Voluntary Contributions for the Plan Year to exceed Plan limits.

iv.	The Employer may make adjustments against any Compensation yet to be paid to the Participant during the taxable year to withhold any federal, state or local taxes due on recharacterized amounts.

v.	For all other purposes under the Code and the Plan, recharacterized amounts shall be treated as Employer contributions.

vi.
Any recharacterization (or recharacterization and distribution) of less than the full amount of Excess Contributions and income shall be treated as a pro rata distribution of Excess Contributions and income.

vii.
Any Excess Contribution that is recharacterized as an Employee Voluntary Contribution will be taken into account for the Average Contribution Percentage Test in the Plan Year in which the Contribution would have been paid to the Participant in cash if the Participant had not entered into a salary reduction agreement.

13.04           Application of Average Contribution Percentage Test.

a.           Average Contribution Percentage Test:  For each Plan Year, the "Average Contribution Percentage" for the group of Highly Compensated Participants and the "Average Contribution Percentage" for the group of Non-Highly Compensated Participants shall satisfy one of the two tests described in this subsection (a).  The term "Average Contribution Percentage" and other defined terms used in performing the tests are defined in subsection (b) below (if not already defined in Article II).  All applicable rules in subsection (c) below shall be followed in performing the Average Contribution Percentage Test.

i.
General Rule:  The Average Contribution Percentage for Participants who are Highly Compensated Participants shall not be more than 1.25 times the Average Contribution Percentage for the group of Non-Highly Compensated Participants for the same Plan Year.

ii.
Alternative Test:  The Average Contribution Percentage for the group of Highly Compensated Participants shall not be more than two percentage points greater than the Average Contribution Percentage for the group of Non-Highly Compensated Participants.  In order to use this alternative test, the Average Contribution Percentage for the group of Highly Compensated Participants must not be more than twice the Average Contribution Percentage for the group of Non-Highly Compensated Participants.

When authorized pursuant to Section 13.05, Qualified Non-Elective Contributions shall also be considered in performing the above test.  (Any excess amounts returned to Participants pursuant to Section 12.04(a) are disregarded in performing the Average Contribution Percentage Test.)

b.           Definitions:  In performing the Average Contribution Test, the following terms shall have the following meanings:

i.
Aggregate Limit shall mean the sum of: (A) 125 percent of the greater of the Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement; and (B) the lesser of 200 percent or two plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage.  "Lesser" is substituted for "greater" in "(A)" above, and "greater" is substituted for "lesser" after "two plus the" in "(B)" if it would result in a larger Aggregate Limit.

ii.	Average Contribution Percentage shall mean the average of the Contribution Percentages of the Eligible Participants in a Highly Compensated or Non-Highly Compensated Participant group.

iii.	Contribution Percentage shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

iv.
Contribution Percentage Amounts shall mean the sum of any Employee Voluntary Contributions and Matching Contributions that are made under the Plan on behalf of the Participant for the Plan Year, subject to the following limitation.  To the extent that Matching Contributions are designated by the Board of Directors as Qualified Matching Contributions, they will be taken into account in determining the Average Contribution Percentage Amounts only to the extent not taken into account for the Actual Deferral Percentage Test (see Section 13.02).  Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.  If the Employer makes Qualified Non-Elective Contributions, the Employer may include those contributions in the Contribution Percentage Amounts.  The Employer also may elect to use Salary Reduction Contributions in the Contribution Percentage Amounts so long as the Actual Deferral Percentage Test is met before the Salary Reduction Contributions are used in the Average Contribution Percentage Test and continues to be met following the exclusion of those Salary Reduction Contributions that are used to meet the Average Contribution Percentage Test.

v.
Eligible Participant shall mean any Employee who is eligible to make an Employee Voluntary Contribution, or a Salary Reduction Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures), or a Qualified Matching Contribution.  If a Salary Reduction Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Salary Reduction Contributions are made.

vi.	Excess Aggregate Contributions shall mean amounts that exceed the Average Contribution Percentage allowable for Highly Compensated Participants.

In performing the Average Contribution Percentage Test using the foregoing definitions and the rules in subsection (c), (A) Compensation shall be taken into account only for the part of the Plan Year in which the Employee is eligible to participate in the Plan, and (B) an Employee shall be included in the appropriate Eligible Participant group regardless of whether the Employee waives participation in the Plan.

If the Average Contribution Percentage is not satisfied initially, corrective actions shall be taken pursuant to Section 13.05 until the test is satisfied.  As indicated by the foregoing definitions, if the corrective actions include the authorization of Qualified Non-Elective Contributions, these contributions may be included in determining the Average Contribution Percentages.

c.           Applying the Average Contribution Percentage Test:

i.
Testing Year:  For purposes of this Section 13.04, the Plan shall apply the current year testing method as described in Internal Revenue Service Notice 98-1 or in any subsequent guidance published by the Internal Revenue Service.

ii.	Calculation: For Plan Years beginning after December 31, 1988, the Contribution Percentage for each Participant shall be calculated to the nearest one-hundredth percent.

iii.
Multiple Use:  For Plan Years that begin before January 1, 2002, one or more Highly Compensated Employees participates in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage Test maintained by the Employer and the sum of the Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in the manner described in Section 13.05 so that the limit is not exceeded.  The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution.  The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Average Contribution Percentage Tests and are deemed to be the maximum permitted under such tests for the Plan Year.  Multiple use does not occur if either the Actual Deferral Percentage or Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and Average Contribution Percentage of the Non-Highly Compensated Employees.

iv.
Aggregation of Highly Compensated Participant Contributions:  For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to the Participant's account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily desegregated under regulations under Code Section 401(m).

v.
Aggregation of Plans:  In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan.  Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and employ the same Average Contribution Percentage testing method.

vi.
Status as Highly Compensated Participant or Non-Highly Compensated Participant:  A Participant is a Highly Compensated Participant for a particular Plan Year if the Participant meets the definition of a Highly Compensated Participant in effect for that Plan Year.  Similarly, a Participant is a Non-Highly Compensated Participant for a particular Plan Year if the Participant does not meet the definition of a Highly Compensated for that Plan Year.

vii.
Recharacterized Contributions:  Any Excess Contributions that were recharacterized as Employee Voluntary Contributions under Section 13.03 to comply with the Actual Deferral Percentage Test must be included in the numerator of a Participant's percentage, like other Employee Voluntary Contributions.

viii.
Plan Year to which Contributions Relate:  For purposes of determining the Average Contribution Percentage Test, Employee Voluntary Contributions are considered to have been made in the Plan Year in which contributed to the Trust.  Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

ix.
Employer Records:  The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage Test and the amount (if any) of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

x.	Other Requirements: The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

13.05           Adjustments to Comply with the Average Contribution Percentage Test.  The Plan Administrator shall take actions in accordance with this Section to assure the Plan's compliance with the Average Contribution Percentage Test.

a.           Distribution of Excess Aggregate Contributions:  If there are Excess Aggregate Contributions, each Highly Compensated Participant shall receive a distribution of such Participant’s share, plus allocable income, as follows:

i.
For Plan Years that begin before January 1, 1997, the Contribution Percentage of the Highly Compensated Participant with the highest percentage shall be reduced until the Average Contribution Percentage Test is satisfied, or until the Highly Compensated Participant’s percentage equals that of the Highly Compensated Participant with the next highest percentage, whichever occurs first.  The process is repeated until the Average Contribution Percentage Test is satisfied.

ii.
For Plan Years that begin after 1996, the total amount of Excess Aggregate Contributions to be distributed shall be calculated in the manner described in (i) above.  However, rather than distributing Excess Aggregate Contributions to the Highly Compensated Participant with the highest Contribution Percentage, the Contribution Percentage Amounts of the Highly Compensated Participant with the highest dollar amount of Contribution Percentage Amounts will be reduced by the dollar amount required to cause the Participant's Contribution Percentage Amounts to equal the dollar amount of the Contribution Percentage Amounts of the Highly Compensated Participant with the next highest dollar amount of Contribution Percentage Amounts.  This amount is then distributed to the Highly Compensated Participant with the highest dollar amount.  However, if a lesser reduction, when added to the total dollar amount already distributed under this paragraph, would equal the total Excess Aggregate Contributions, the lesser reduction amount is distributed.  If the total amount distributed is less than the total Excess Aggregate Contributions, the procedure described in this paragraph is repeated.

iii.
The Plan Administrator shall return the Excess Aggregate Contributions, including allocable income, to the Employer solely for purposes of enabling the Employer to withhold federal, state and local taxes due on the amounts (when the distribution includes contributions other than any Employee Voluntary Contributions).  The Employer will then pay all remaining amounts to the Participant by the fifteenth day of the third month following the close of the Plan Year to which the distribution relates, if administratively feasible.  In no event shall any distribution be made later than twelve months after the close of that Plan Year.  If the distribution is made after the fifteenth day of the third month following the close of the Plan Year to which the distribution relates, a ten percent excise tax will be imposed on the Employer with respect to the distribution.

iv.
For purposes of subsection (iii) above, the income allocable to Excess Aggregate Contributions is the sum of the allocable gain or loss for the Plan Year, plus the allocable gain or loss for the period between the end of the Plan Year and the date of the distribution.  The Plan may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method (A) does not violate Code Section 401(a)(4), (B) is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and (C) is used by the Plan for allocating income to Participants' Accounts.  Alternatively, the Plan may use any method for computing income allocable to Excess Aggregate Contributions which is specified in Treasury Regulation 1.401(m)-1(e)(3) or other guidance issued by the Internal Revenue Service.

v.	Any distribution of less than the full amount of Excess Aggregate Contributions and income to a Participant shall be considered a pro rata distribution of contributions and income.

vi.
To the extent possible, the distribution shall be made from Employee Voluntary Contributions (if any), before it is made from Matching Contributions or other contributions that were treated as Matching Contributions when determining the Contribution Percentage.

b.           Qualified Non-Elective Contributions:  Within twelve months after the end of the Plan Year, the Employer may make a Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants.  If applicable, a separate accounting shall be maintained for Qualified Non-Elective Contributions made to satisfy the Average Contribution Percentage Test, and Qualified Non-Elective Contributions made to satisfy the Actual Deferral Percentage Test.  The conditions for a Qualified Non-Elective Contribution are further described in Article IV.

c.           Limitation of Employee Voluntary Contributions:  The Plan Administrator may suspend or reduce Employee Voluntary Contributions by Highly Compensated Participants during the course of a Plan Year, below the level otherwise allowed by the Plan, to further comply with the Average Contribution Percentage Test.

13.06           Modified Testing Rules

a.           Preamble

i.
Adoption and effective date of Section.  This Section 13.06 reflects certain provisions of the final Treasury regulations under Code Sections 401(k) and 401(m) that were published on December 29, 2004 (the "Final 401(k) Regulations").  This Section 13.06 shall be effective, and the Plan shall implement the provisions of the Final 401(k) Regulations, with respect to Plan Years beginning after December 31, 2005.

ii.	Supersession of inconsistent provisions. This Section 13.06 shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Section 13.06.

b.           General Rules

i.
Elective deferral contributions.  Participants may elect to make elective deferral contributions under the Plan pursuant to a cash or deferred arrangement (“CODA”).  Such elections cannot relate to compensation that is currently available prior to the adoption or effective date of the CODA.  Except for occasional, bona fide administrative considerations, elective contributions made pursuant to a Salary Reduction Authorization cannot precede the earlier of (A) the performance of services relating to the contribution, and (B) when the Compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.

ii.
Vesting provisions.  Elective deferral contributions are always fully vested and nonforfeitable.  The Plan shall disregard elective deferral contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code Section 411(a)(2).  However, the Plan shall otherwise take a participant's elective deferral contributions into account in determining the Participant's vested benefits under the Plan.  Thus, for example, the Plan shall take elective deferral contributions into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting the Plan to disregard certain service completed prior to breaks-in-service.

c.           Hardship Distributions.  There shall be no reduction in the maximum amount of elective deferral contributions that a Participant may make pursuant to Code Section 402(g) solely because of a hardship distribution made by this Plan or any other plan of the Employer.

d.           Actual Deferral Percentage Test

i.
Targeted contribution limit.  Qualified Non-Elective Contributions cannot be taken into account in determining the actual deferral ratio for a Plan Year for a Participant other than a Highly Compensated Participant (“Non-Highly Compensated Participant”) to the extent such contributions exceed the product of that Non-Highly Compensated Participant’s Code Section 414(s) Compensation and the greater of five percent (5%) or two (2) times the Plan's "representative contribution rate."  Any Qualified Non-Elective Contributions taken into account under a Contribution Percentage Test under Treasury regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Treasury regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the "representative contribution rate" under this Section).  For purposes of this Section:

(A)
The Plan's "representative contribution rate" is the lowest "applicable contribution rate" of any eligible Non-Highly Compensated Participant among a group of eligible Non-Highly Compensated Participants that consists of half of all eligible Non-Highly Compensated Participants for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible Non-Highly Compensated Participant who is in the group of all eligible Non-Highly Compensated Participants for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(B)
The "applicable contribution rate" for an eligible Non-Highly Compensated Participant is the sum of the Qualified Matching Contributions (as defined in Treasury regulation Section 1.401(k)-6) taken into account in determining the actual deferral ratio for the eligible Non-Highly Compensated Participant for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Non-Highly Compensated Participant for the Plan Year, divided by the eligible Non-Highly Compensated Participant’s Code Section 414(s) Compensation for the same period.

Notwithstanding the above, Qualified Non-Elective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions do not exceed 10 percent (10%) of that Non-Highly Compensated Participant’ s Code Section 414(s) Compensation.

Qualified Matching Contributions may only be used to calculate an actual deferral ratio to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the Contribution Percentage Test for the Plan Year under the rules of Treasury regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 13.06(f)(i).

ii.
Limitation on QNECs and QMACs.  Qualified Non-Elective Contributions and Qualified Matching Contributions cannot be taken into account to determine an actual deferral ratio to the extent such contributions are taken into account for purposes of satisfying any other Deferral Percentage Test, any Contribution Percentage Test, or the requirements of Treasury regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4.  Thus, for example, matching contributions that are made pursuant to Treasury regulation Section 1.401(k)-3(c) cannot be taken into account under the Deferral Percentage Test.  Similarly, if the Plan switches from the current year testing method to the prior year testing method pursuant to Treasury regulation Section 1.401(k)-2(c), Qualified Non-Elective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

iii.
Actual deferral ratio of HCE if multiple plans.  The actual deferral ratio of any Participant who is a Highly Compensated Participant for the Plan Year and who is eligible to make elective deferral contributions (and Qualified Non-Elective Contributions and/or Qualified Matching Contributions, if treated as elective deferral contributions for purposes of the Deferral Percentage Test) allocated to such Participant's accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same employer, shall be determined as if such elective deferral contributions (and, if applicable, such Qualified Non-Elective Contributions and/or Qualified Matching Contributions) were made under a single arrangement.  If a Highly Compensated Participant participates in two or more cash or deferred arrangements o f the Employer that have different Plan Years, then all elective deferral contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans.  However, for Plan Years beginning before the effective date of this Section 13.06, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Treasury regulations of Code Section 401(k).

iv.
Plans using different testing methods for the Deferral Percentage and Contribution Percentage Test.  Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the Deferral Percentage Test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the Contribution Percentage Test for that Plan Year.  However, if different testing methods are used, then the Plan cannot use:

(A)	The recharacterization method of Treasury regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(B)	The rules of Treasury regulation Section 1.401(m)-2(a)(6)(ii) to take elective deferral contributions into account under the Contribution Percentage Test (rather than the Deferral Percentage Test); or

(C)	The rules of Treasury regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the Deferral Percentage Test (rather than the Contribution Percentage Test).

e.           Adjustment To Deferral Percentage Test

i.
Distribution of income attributable to excess contributions.  Distributions of excess contributions must be adjusted for income (gain or loss) through the end of the applicable Plan Year.  For Plan Years that begin prior to January 1, 2008, adjustments for income include an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period").  The Plan Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(A)
The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to the accounts of Participants.  A Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because the income allocable to excess contributions is determined on a date that is no more than seven (7) days before the distribution.

(B)
The Plan Administrator may allocate income to excess contributions for the Plan Year by multiplying the income for the Plan Year allocable to the elective deferral contributions and other amounts taken into account under the Deferral Percentage Test (including contributions made for the Plan Year), by a fraction, the numerator of which is the excess contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1)	Account balance attributable to elective deferral contributions and other amounts taken into account under the Deferral Percentage Test as of the beginning of the Plan Year, and

(2)	Any additional amount of such contributions made for the Plan Year.

(C)
Safe harbor method of allocating gap period income.  The Plan Administrator may use the safe harbor method in this Section to determine income on excess contributions for the gap period.  Under this safe harbor method, income on excess contributions for the gap period is equal to ten percent (10%) of the income allocable to excess contributions for the Plan Year that would be determined under paragraph (B) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year.  For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(D)
Alternative method for allocating Plan Year and gap period income.  The Plan Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (B) above to this aggregate period.  This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the Deferral Percentage Test for the Plan Year and the gap period, for the amounts taken into account under the Deferral Percentage Test for the Plan Year in determining the fraction that is multiplied by that income.

ii.
Corrective contributions.  If a failed Deferral Percentage Test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any Non-Highly Compensated Participant pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Section 13.06(d)(i), or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section 13.06(f)(i).

f.           Actual Contribution Percentage Test

i.
Targeted matching contribution limit.  A matching contribution with respect to an elective deferral contribution or after-tax contribution for a Plan Year is not taken into account under the Contribution Percentage Test for a Non-Highly Compensated Participant to the extent it exceeds the greatest of:

(A)	five percent (5%) of the Non-Highly Compensated Participant’s Code Section 414(s) Compensation for the Plan Year;

(B)	the sum of the Non-Highly Compensated Participant’s elective deferral contributions and after-tax contributions for the Plan Year; and

(C)	the product of two (2) times the Plan’s "representative matching rate" and the Non-Highly Compensated Participant’s elective deferral contributions and after-tax contributions for the Plan Year.

For purposes of this Section, the Plan’s "representative matching rate" is the lowest "matching rate" for any eligible Non-Highly Compensated Participant among a group of Non-Highly Compensated Participants that consists of half of all eligible Non-Highly Compensated Participants in the Plan for the Plan Year who make elective deferral contributions or after-tax contributions for the Plan Year (or, if greater, the lowest "matching rate" for all eligible Non-Highly Compensated Participants in the Plan who are employed by the Employer on the last day of the Plan Year and who make elective deferral contributions or after-tax contributions for the Plan Year).

For purposes of this Section, the "matching rate" for an Employee generally is the matching contributions made for such Employee divided by the sum of the elective deferral contributions and matching contributions for the Plan Year.  If the matching rate is not the same for all levels of elective deferral contributions and matching contributions for an Employee, then the Employee’s "matching rate" is determined assuming that an Employee’s elective deferral contributions are equal to six percent (6%) of Code Section 414(s) Compensation.

ii.
Targeted QNEC limit.  Qualified Non-Elective Contributions cannot be taken into account under the Contribution Percentage Test for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Code Section 414(s) Compensation and the greater of five percent (5%) or two (2) times the Plan's "representative contribution rate."  Any Qualified Non-Elective Contribution taken into account under a Deferral Percentage Test under Treasury regulation Section 1.401(k)-2(a)(6) (including the determination of the "representative contribution rate" for purposes of Treasury regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the "representative contribution rate" for purposes of subsection (A) below).  For purposes of this Section:

(A)
The Plan's "representative contribution rate" is the lowest "applicable contribution rate" of any eligible Non-Highly Compensated Participant among a group of eligible N on-Highly Compensated Participants that consists of half of all eligible Non-Highly Compensated Participants for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible Non-Highly Compensated Participant who is in the group of all eligible Non-Highly Compensated Participants for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(B)
The "applicable contribution rate" for an eligible Non-Highly Compensated Participant is the sum of the matching contributions (as defined in Treasury regulation Section 1.401(m)-1(a)(2)) taken into account in determining the actual contribution ratio for the eligible Non-Highly Compensated Participant for the Plan Year and the Qualified Non-Elective Contributions made for that Non-Highly Compensated Participant for the Plan Year, divided by that Non-Highly Compensated Participant’s Code Section 414(s) Compensation for the Plan Year.

Notwithstanding the above, Qualified Non-Elective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Participant to the extent such contributions do not exceed 10 percent (10%) of that Non-Highly Compensated Participant’s Code Section 414(s) Compensation.

iii.
Actual contribution ratio of HCE if multiple plans.  The actual contribution ratio for any Participant who is a Highly Compensated Participant and who is eligible to have matching contributions or after-tax contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement.  If a Highly Compensated Participant participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions and after-tax contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans.  For plan years beginning before the effective date of this Section 13.06, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Treasury regulations of Code Section 401(m).

iv.
Plans using different testing methods for the Contribution Percentage and Deferral Percentage Tests.  Except as otherwise provided in this Section,  the Plan may use the current year testing method or prior year testing method for the Contribution Percentage Test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the Deferral Percentage Test for that Plan Year.  However, if different testing methods are used, then the Plan cannot use:

(A)	The recharacterization method of Treasury regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(B)	The rules of Treasury regulation Section 1.401(m)-2(a)(6)(ii) to take elective deferral contributions into account under the Contribution Percentage Test (rather than the Deferral Percentage Test); or

(C)	The rules of Treasury regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the Deferral Percentage Test (rather than the Contribution Percentage Test).

g.           Adjustment To Contribution Percentage Test

i.
Distribution of income attributable to excess aggregate contributions.  Distributions of excess aggregate contributions must be adjusted for income (gain or loss) through the end of the applicable Plan Year.  For Plan Years that begin prior to January 1, 2008, adjustments for income include an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period").  For the purpose of this Section, "income" shall be determined and allocated in accordance with the provisions of Section 13.06(e)(i), except that such Section shall be applied by substituting "excess contributions" with "excess aggregate contributions" and by substituting amounts taken into account under the Contribution Percentage Test for amounts taken into account under the Deferral Percentage Test.

ii.
Corrective contributions.  If a failed Contribution Percentage Test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any Non-Highly Compensated Employee pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Sections 13.06(f)(i) and Sections 13.06(f)(ii).

13.07           Catch-Up Contributions After 2001.  Notwithstanding any contrary term or provision in the Plan, for taxable years that begin after December 31, 2001, a Participant who has attained at least age 50 before the close of the taxable year shall be eligible to have some or all of the Participant's Salary Reduction Contributions and, effective January 1, 2007, Roth Elective Contributions made or treated as catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such catch-up contributions shall not be taken into account for purposes of this Article XIII or any other Plan provisions that implement the limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

13.08           Deemed Satisfaction of the Actual Deferral and Average Contribution Percentage Tests. Effective January 1, 2008, Sections 13.02, 13.03, 13.04, and 13.05 of the Plan shall no longer be applicable with respect to Participants who have satisfied the Plan’s eligibility requirements to be automatically enrolled in the Plan as described in Section 3.02(b).  As of such date, the Plan was amended to be a "qualified automatic contribution arrangement" within the meaning of Code Sections 401(k)(13) and 401(m)(12), and therefore is deemed to have satisfied the Actual Deferral Percentage Test and the Average Contribution Percentage Test for each Plan Year beginning on or after January 1, 2008 with respect to such Participants.

ARTICLE XIV

DISCONTINUANCE OF CONTRIBUTIONS,
TERMINATION, AMENDMENT, AND MERGER

14.01           Discontinuance of Contributions.  Whenever the Employer determines that it is impossible or inadvisable to make further contributions as provided in the Plan, the Board of Directors may, without terminating the Trust, adopt an appropriate resolution permanently discontinuing all further contributions to the Plan.  Thereafter, the Plan Administrator and the Trustee shall continue to administer all the provisions of the Plan that are necessary and remain in force, other than the provisions relating to contributions.  The Trust shall remain in existence with respect to the Employer and all of the provisions of the Trust Agreement shall remain in force.

14.02           Termination of Plan and Trust.

a.           The Employer contemplates that the Plan shall be permanent and that the Employer shall be able to make contributions to the Plan.  Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, the Employer reserves the right to terminate either the Plan, or both the Plan and the Trust, at any time.

b.           If the Board of Directors makes a determination to terminate the Plan and Trust, they shall be terminated insofar as they are applicable to the Employer, as of the date specified in written resolutions of the Board of Directors.

c.           Upon termination, all Accounts shall be adjusted, as provided in Article V and as otherwise required to reflect the expenses of termination.  After these adjustments, Participants shall be entitled to receive all amounts credited to their Accounts.

d.           The Plan Administrator, in its sole discretion, may make payment of the amounts in cash or in assets of the Trust Fund.

14.03           Benefits upon Termination or Discontinuance of Contributions.  Upon the full or partial termination of the Plan, or discontinuance of contributions, the rights of each affected Participant to amounts credited to all the Participant’s Accounts at that time shall become nonforfeitable without any formal action on the part of the Employer, the Plan Administrator or the Trustee.

14.04           Amendments.  The Board of Directors may amend the Plan at any time, and from time to time, pursuant to written resolutions.  However, no amendment shall have the effect of reducing the nonforfeitable percentage of Benefits of any Participant.  In addition, subject to the foregoing limitation, the pension committee of the Employer shall also have the authority to amend the Plan pursuant to written Plan amendments (a) to comply with changes required by law, or (b) to make any other change to the Plan, including any change required as a result of a corporate purchase or sale of stock or assets which involves the transfer of employees and their eligibility, participation or benefits under the Plan; provided that any such change does not have or create any material financial impact on the Employer and does not have any adverse impact on the rights of Participants.

14.05           Merger, Consolidation, or Transfer of Assets.  Neither the Plan nor the Trust may be merged with any other plan or trust, unless each Participant would receive a Benefit immediately after the merger, that is equal to or greater than the Benefit the Participant would have been entitled to receive immediately before the merger, if the Plan had then terminated.  The provisions of the preceding sentence shall also apply to a consolidation or transfer of assets.

ARTICLE XV

QUALIFIED DOMESTIC RELATIONS ORDERS

15.01           General.  Notwithstanding the restriction against alienation and assignment stated in Section 19.01, the Plan Administrator shall comply with the terms of any Qualified Domestic Relations Order.

15.02           Required Provisions.  A Domestic Relations Order is a Qualified Domestic Relations Order only if it clearly specifies:

a.           The name and the last known mailing address (if any) of the Participant, and the name and mailing address of each Alternate Payee covered by the order;

b.           The amount or percentage of the Participant’s Benefits that the Plan shall pay to each Alternate Payee, or the manner in which the amount or percentage is to be determined;

c.           The number of payments or period to which the order applies; and

d.           Each plan to which the order applies.

Notwithstanding the preceding provisions, a Domestic Relations Order that does not provide the specified address information can be a Qualified Domestic Relations Order, if the Plan Administrator has the necessary information from other sources.

15.03           Prohibited Provisions.  A Domestic Relations Order is a Qualified Domestic Relations Order only if it:

a.           Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, with the exception stated in Section 15.04;

b.           Does not require the Plan to provide increased benefits determined on the basis of actuarial value; and

c.           Does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under an order previously determined to be a Qualified Domestic Relations Order.

15.04           Timing of Distributions Under Qualified Domestic Relations Orders.

a.           A Domestic Relations Order shall not be considered to violate the prohibition in Section 15.03(a) against providing benefits or options not provided by the Plan, solely because the Alternate Payee may receive payments earlier than the date that the Participant could receive payments, even if such order allows the Alternate Payee to be paid before the Participant’s “earliest retirement age,” as defined in subsection (b).  The Plan Administrator shall make payments to an Alternate Payee in accordance with the terms of such a Domestic Relations Order, provided the order otherwise satisfies the requirements to be a Qualified Domestic Relations Order.

b.           For purposes of this Section, the term “earliest retirement age” means the earlier of:

i.	The date on which the Participant is entitled to a distribution under the Plan; or

ii.	The later of:

A.           The date the Participant attains age 50; or

B.	The earliest date on which the Participant could receive Plan Benefits if the Participant separated from service with the Employer.

15.05           Plan Procedures with Respect to Domestic Relations Orders.

a.           The Plan Administrator shall apply the procedures in this Article, and may adopt additional appropriate procedures, to determine the qualified status of Domestic Relations Orders it receives and to administer distributions under Qualified Domestic Relations Orders.

b.           The Plan Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of a Domestic Relations Order, and provide them with copies of the procedures the Plan will use in determining the qualified status of the order.  If addresses are not specified in the order, the Plan Administrator shall send notices to the last known addresses of these parties.  The Participant and any Alternate Payee may designate a representative to receive copies of future communications from the Plan Administrator regarding the order, by submitting a written request to the Plan Administrator.

c.           Within a reasonable period after receiving a Domestic Relations Order, the Plan Administrator shall determine whether it is a Qualified Domestic Relations Order, and shall notify the Participant, each Alternate Payee, and any designated representatives of the determination.

d.           During the period in which the issue of qualified status is being determined by the Plan Administrator, by a court of competent jurisdiction or otherwise, the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order.  The separate accounting is for recordkeeping and a segregation of Trust Fund assets is not required.  The separately accounted for amounts shall be treated in the following manner:

i.
If the Domestic Relations Order (or a modification of it) is determined to be a Qualified Domestic Relations Order within 18 months of the date on which the first payment would be required to be made under the order, the Plan Administrator shall pay the amounts (including any interest) to the person or persons entitled to the payment.

ii.
If the Domestic Relations Order is determined not to be a Qualified Domestic Relations Order or the issue is not resolved within the 18-month period specified above, the Plan Administrator shall pay the amounts (including any interest) to the person or persons who would have been entitled to the amounts if there had been no order.  In applying this provision, the Plan Administrator may delay payments for the full 18-month period, even if an earlier determination of non-qualified status is made, if the Plan Administrator has notice that the parties are attempting to remedy the order’s deficiencies.

iii.	Any determination of qualified status that is made after the close of the 18-month period shall be applied prospectively only.

ARTICLE XVI

TOP-HEAVY REQUIREMENTS

16.01           General Rules.

a.           Notwithstanding any other Plan provisions to the contrary, the Top-Heavy Rules of this Article shall become effective for any Plan Year beginning after December 31, 1983 in which the Plan is a Top-Heavy Plan.  The provisions of Code Section 416 and implementing Treasury Regulations are hereby incorporated by reference and control the application of this Article.

b.           As further set forth in this Article (and the Code and Treasury Regulations), the Top-Heavy Rules mean that:

i.	Whether the Plan is Top-Heavy shall be determined by finding the Top-Heavy Ratio in accordance with Section 16.02.

ii.	If the Plan is Top-Heavy for a Plan Year, Non-Key Employees must receive Minimum Required Contributions and the Minimum Vesting Schedule in Section 16.03 shall become applicable.

c.           Notwithstanding the preceding provisions or any other provisions of the Plan, any requirements regarding a Top-Heavy vesting schedule and Minimum Required Contributions shall not apply to Employees covered by a collective bargaining agreement.  However, the Accounts of these Employees are considered in determining the Top-Heavy Ratio under Section 16.02.

16.02           Determination of Top-Heaviness.

a.           Top-Heavy Plan:  The Plan shall be considered a Top-Heavy Plan for a Plan Year if the Top-Heavy Ratio exceeds 60 percent, applying the principles in subsection (b) below.

b.           Top-Heavy Ratio:  The Top-Heavy Ratio shall be determined in accordance with the following principles:

i.	Accounts: Except as provided below in subsection (viii) below, all of a Participant’s Accounts are considered in determining the Top-Heavy Ratio.

ii.
Determination Date:  The Top-Heavy Ratio is determined as of the Determination Date, which is the last day of the preceding Plan Year (except for the first Plan Year).  For example, if the Top-Heavy Ratio exceeds 60 percent on the last day of the 1989 Plan Year, the Plan is Top-Heavy for the 1990 Plan Year.

iii.	Valuation Date: Account balances shall be valued as of the most recent Valuation Date during the twelve-month period ending on the Determination Date.

iv.
Prior Distributions:  Amounts in the Accounts of a Participant include any distribution with respect to the Participant during the five-year period ending on the Determination Date.  This includes distributions to Beneficiaries and distributions before the 1984 Plan Year when the Top-Heavy Rules became effective.

v.
Key Employee Status:  As defined in Article II, an Employee is considered a Key Employee if the Employee is a Key Employee at any time during the Plan Year containing the Determination Date or the four preceding Plan Years.  If a Key Employee ceases to be a Key Employee but continues to be employed, the Employee will be treated as a Non-Key Employee after the last year in which the Employee must be considered a Key Employee under the preceding sentence.  As of that date, the Employee’s Accounts will be disregarded in computing the numerator and denominator of the Top-Heavy Ratio.

vi.
Required Aggregation of Plans:  If the Plan is part of a Required Aggregation Group, the Top-Heavy Ratio must be determined by considering all plans in the group.  A Required Aggregation Group consists of all qualified plans of the Employer and any Affiliated Employer that include a Key Employee, plus any other plans that enable a Plan with a Key Employee to satisfy the nondiscrimination rules of Code Sections 401(a)(4) or 410.

A.
Except as may otherwise be allowed under the permissive aggregation rules in subsection (vii) below, each plan in a Required Aggregation Group shall be considered Top-Heavy if the Top-Heavy Ratio for the group exceeds 60 percent.  Conversely, if the Top-Heavy Ratio is 60 percent or less, no plan in the Required Aggregation Group shall be considered Top-Heavy.

B.
The Top-Heavy Ratio is determined by adding the present value of the accrued benefits under all defined benefit plans and the account balances under all Defined Contribution Plans in both the numerator and denominator of the Top-Heavy Ratio.  If plans have different Determination Dates, the Determination Dates within the same calendar year are used in calculating the Top-Heavy Ratio.  The present value of the accrued benefits under a defined benefit plan shall be based only on the interest and mortality rates specified in that plan.

vii.	Permissive Aggregation Group: The Employer may, but is not required to, determine the Top-Heavy Ratio on the basis of a Permissive Aggregation Group.

A.
A Permissive Aggregation Group consists of all plans in a Required Aggregation Group, plus other plans that satisfy the nondiscrimination requirements of Code Sections 401(a)(4) and 410, when considered with the Required Aggregation Group.

B.
If the Top-Heavy Ratio for the Permissive Aggregation Group is 60 percent or less, no plan in the group is Top-Heavy.  If the Top-Heavy Ratio is greater than 60 percent, the Top-Heavy Rules apply to those plans that are part of the Required Aggregation Group, but not to the other plans that were permissively aggregated.

viii.	Rollover amounts and any plan-to-plan transfer amounts held under this Plan or any other plan, shall be taken into account in determining the Top-Heavy Ratio only if required by the following rules:

A.
If a transfer is initiated by the Employee and made between plans maintained by different employers, the transferring plan continues to count the transferred amount under the rules for counting distributions.  The receiving plan does not count the amount if accepted after December 31, 1983, but does count the amount if accepted prior to January 1, 1984.

B.
If the transfer is not initiated by the Employee or if it is made to a plan maintained by the same employer, the transferring plan shall no longer count the amount transferred and the receiving plan shall count the amount transferred.

C.	For purposes of this subsection, Affiliated Employers shall be treated as the same employer.

16.03           Top-Heavy Vesting Schedule.

a.           For any Plan Year that the Plan must be considered Top-Heavy, a Participant’s vested interest in the Participant’s Employer Contribution Account and Matching Contribution Account shall be determined in accordance with the following Minimum Vesting Schedule rather than the vesting schedule in Section 7.01.  As an exception, the Participant shall remain under the Participant’s previous vesting schedule to the extent provided in Section 7.05.  Any Minimum Required Contribution (to the extent required to be nonforfeitable under the Minimum Vesting Schedule) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

b.           The Minimum Vesting Schedule is:

Years of Service                                                                           Vested Percentage

Less than 3 years                                                                                     0%
3 years or more                                                                                     100%

c.           Once applicable for a Plan Year, the Minimum Vesting Schedule applies to amounts in the Employer Contribution Account and Matching Contribution Account, accrued before or after the Plan became Top-Heavy.  This includes accruals before the 1984 Plan Year when the Top-Heavy Rules became effective.  Notwithstanding the preceding sentence:

i.	Accounts of a Participant who does not have an Hour of Service after the Plan becomes Top-Heavy shall not be subject to the Minimum Vesting Schedule; and

ii.	Account balances which were forfeited before the Plan became Top-Heavy do not vest.

d.           The vesting schedule in Section 7.01 shall again become applicable for Employer Contributions and/or Matching Contributions that are made for Plan Years after the Plan ceases to be Top-Heavy. However, if this change in vesting schedule occurs:

i.
The vested percentage of a Participant in amounts allocated to the Participant’s Employer Contribution Account and Matching Contribution Account before the Plan ceased to be Top-Heavy shall not be reduced; and

ii.
Participants described in Section 7.05 shall be given the option to remain under the Minimum Vesting Schedule, even for Plan Years after the Plan is no longer Top-Heavy, in accordance with the procedures described in that Section.

e.           Effective as of January 1, 2008, the Plan’s normally applicable vesting provisions satisfy the top-heavy vesting schedule requirements of Section 416 of the Code.  Accordingly, the Plan’s normal vesting schedule shall apply if the Plan ever is considered Top-Heavy.

16.04           Minimum Required Contribution.

a.           In General:  If the Plan is Top-Heavy for a Plan Year, each Non-Key Employee described in subsection (b) below must receive the Minimum Required Contribution described in subsection (c) below.  Further, such a minimum Required Allocation cannot be forfeited under Code Section 411(a)(3)(B) (suspension of benefits to rehired retiree) or Code Section 411(a)(3)(D) (forfeiture upon withdrawal of mandatory Employee contributions), even if the rules of those Code Sections would otherwise be applicable under other provisions of the Plan.

b.           Non-Key Employees:  The Minimum Required Contribution shall be made for each Non-Key Employee who has not separated from the service of the Employer as of the last day of the Top-Heavy Plan Year, provided the Employee has satisfied the eligibility requirements in Article III.  Such an Employee shall receive the Minimum Required Contribution, without regard to Hours of Service or Compensation, and whether or not the Employee elects Salary Reduction Contributions or Employee Voluntary Contributions (if any are permitted by the Plan), for the Plan Year.

c.           Minimum Required Contribution:

i.	Except as otherwise provided in subsection (d) below, the Minimum Required Contribution for each Top-Heavy Plan Year shall be the lesser of:

A.           Three percent of Compensation; or

B.	The highest percentage of Compensation that is provided to any Key Employee as contributions by the Employer.

The second alternative in the above formula cannot be used if this Plan is used to enable a defined benefit plan of the Employer to satisfy Code Sections 401(a)(4) or 410(b).

ii.
All Contributions by the Employer and forfeitures allocated to the Accounts of each Participant shall be considered in determining the highest percentage that was contributed for a Key Employee, and whether the Non-Key Employee has received the Minimum Required Contribution.  This includes Salary Reduction Contributions.  In addition, elective contributions made on behalf of Key Employees to another plan (e.g., another Code Section 401(k) plan that is aggregated with this Plan pursuant to Section 16.02(c)(vi) or Section 16.02(c)(vii) shall be taken into account in determining the highest percentage that was contributed for Key Employees.

iii.
However, Salary Reduction Contributions and Matching Contributions that are made for a Non-Key Employee are not considered in determining whether the contributions for the Non-Key Employee equal the Minimum Required Contribution.

iv.
If the Non-Key Employee also participates in another Defined Contribution Plan of the Employer (or an Affiliated Employer) that is Top-Heavy for the Plan Year, only one plan must provide the Minimum Required Contribution.  In such a case, the Minimum Required Contribution shall be made under this Plan.

d.           Non-Key Employee in Defined Benefit Plan:  If a Non-Key Employee participates in this Plan and a defined benefit plan that is included in a Required Aggregation Group that is Top-Heavy, the Minimum Required Contribution shall be made under this Plan, and not under the defined benefit plan.  However, in this situation, the Minimum Required Contribution shall be seven and one-half percent of Compensation.  However, for Plan Years beginning before January 1, 2000, if a defined benefit plan is included in a Required Aggregation Group, but a Non-Key Employee does not participate in the defined benefit plan, the Minimum Required Contribution for such Non-Key Employee shall be four percent of Compensation.

16.05           Modification of Top-Heavy Rules.

a.           Effective Date:  This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.  This section amends the foregoing of this Article XVI.

b.           Determination of Top-Heavy Status:

i.
Key Employee:  Key Employee means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means Plan Year compensation within the meaning of Treasury Regulation Section 1.415(c)-2(d)(3).  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

ii.
Determination of Present Values and Amounts:  The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

c.           Matching Contributions:  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under such other plan or plans of the Employer that provide for matching contributions.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE XVII

LOANS TO PARTICIPANTS

17.01           Authorization.  The Trustee is authorized by the Employer to establish a loan program in accordance with Section 408(b)(1) of ERISA.

17.02           Loan Program.  The loan program shall be set forth in a separate written document, which, when properly executed, shall be incorporated by reference and made a part of this Plan.  The loan program shall include, but not be limited to, the following:

a.           The identity of the person or position authorized to administer the program;

b.           A procedure for applying for loans;

c.           The basis on which loans will be approved or denied;

d.           Limitations (if any) on the types and amounts of loans offered;

e.           The procedure for determining a reasonable rate of interest;

f.           The types of collateral that may secure a loan; and

g.           The events constituting default and the steps that will be taken to preserve Plan assets in case of default.

The loan program may be amended in writing from time to time without the necessity of amending this Article.

17.03           Loan as Investment.  A loan to a Participant shall be treated as a “Participant-directed” investment.  Specifically, the loan is a Trust investment, but only the borrowing Participant’s Account shares the interest on the loan and bears the expenses or losses, if any, incurred because of the loan.

ARTICLE XVIII

ESOP PROVISIONS

18.01           General.  The terms of this Article XVIII describe the special employee stock ownership features of the Plan.  To the extent not described and/or limited elsewhere in the Plan, the terms of this Article will govern the allocation, investment and distribution of Employer contributions made or invested in Qualifying Employer Securities after August 31, 1999.  Effective as of March 3, 2003, notwithstanding any other term or provision of the Plan, to the extent a Participant has directed the investment of the Participant’s Accounts into Qualifying Employer Securities, or has transferred investments of the Participant’s Account into Qualifying Employer Securities, the amounts so directed or transferred shall be considered held in the “KSOP” (as defined below).

18.02           Definitions.  The words and phrases set forth in this Article have the following meanings, unless a different meaning is plainly required by the context.

a.           “Acquisition Loan” means a loan (or other extension of credit) that both (i) satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations, and the Trust Agreement, and (ii) is used by the Trust to finance the acquisition of Qualifying Employer Securities which loan may constitute an extension of credit to the Trust from a party in interest.

b.           “CBSI Account” means the portion of a Participant’s KSOP Account that is credited with Qualifying Employer Securities.

c.           “Financed Shares” mean shares of Qualifying Employer Securities acquired by the Trust with the proceeds of an Acquisition Loan, whether or not pledged as collateral to secure the repayment of such Acquisition Loan.

d.           “KSOP” means this employee stock ownership feature of the Plan, which is intended to satisfy Section 4975(e)(7) of the Code and applicable regulations.

e.           “KSOP Account” means a separate account maintained in the aggregate by the Plan Administrator, for each Participant with respect to his total interest in the Plan and Trust that is attributable to the KSOP.

f.           “Loan Suspense Account” means an account which holds Qualifying Employer Securities as collateral for an Acquisition Loan, because they were purchased with borrowed funds pursuant to the provisions of Section 18.06(b) or transferred to such account pursuant to the terms of this Article.

g.           “Non-CBSI Account” means the portion of a Participant’s KSOP Account that has been credited with Trust assets other than Qualifying Employer Securities.

h.           “Qualified Election Period” means the six Plan Year period beginning with the Plan Year during which the Participant first becomes a Qualified Participant.

i.           “Qualified Participant” means a Participant who has attained age 55 and who has completed at least 10 years of participation pursuant to this Article XVIII of the Plan.

18.03           Employer Contributions.  To the extent provided in Article IV, Employer contributions shall be made in Qualifying Employer Securities, or invested as soon as practicable primarily in Qualifying Employer Securities, and shall be allocated to Participants’ KSOP Accounts; provided that to the extent that the Trust has current obligations, including amounts necessary to provide sufficient cash to pay any currently maturing obligations under an Acquisition Loan, Employer contributions will be paid to the Trust in cash subject to the discretion of the Board of Directors.  Shares of Qualifying Employer Securities may be obtained either from the Employer’s own reserve or treasury stock, or from open market purchases.

18.04           Allocations of Financed Shares.

a.           General Rules.  Financed Shares shall initially be credited to a “Loan Suspense Account” and shall be allocated to Participants’ CBSI Accounts only as payments on the Acquisition Loan are made by the Trustee.  The number of Financed Shares to be released from the Loan Suspense Account for allocation to CBSI Accounts for each Plan Year shall be determined by the Administrator under either method (i) or (ii) below, as follows:

i.
General Method. The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction, the numerator of the fraction shall be the amount of principal and interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current allocation date.

ii.
Alternative Method. The Administrator may elect at the time an Acquisition Loan is incurred (or the provisions of the Acquisition Loan may provide) for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

The Financed Shares that are released from the Loan Suspense Account in accordance with this Section shall be allocated among the KSOP Accounts of Participants in the manner determined by the Plan Administrator based upon the source of funds (e.g., Matching Contributions, Qualified Non-Elective Contributions, discretionary non-elective Employer Contributions, earnings on such contributions, cash dividends on Financed Shares credited to the Accounts of Participants or cash dividends on Financed Shares credited to the Loan Suspense Account) used to make the payments on the Acquisition Loan.

The Non-CBSI Account maintained for each Participant will be credited annually with the Participant’s share of Matching Contributions that are made in cash pursuant to Section 4.04 of the Plan. It will be debited for its proportionate share of any cash payments made by the Trust for the purchase of Qualifying Employer Securities or the repayment of principal and interest on any Acquisition Loan.

b.           Method for Adjusting KSOP Accounts. The Trustee shall, as of each Valuation Date, adjust each Participant’s KSOP Account for transactions since the date of the preceding adjustment. Separate adjustments shall be made for each Participant’s KSOP Account as follows:

i.
The number of shares of Qualifying Employer Securities in each Participant’s CBSI Account shall be the number of shares as of the date of the preceding adjustment, but increased by (A) Qualifying Employer Securities allocated to it pursuant to the allocation provisions of this Article XVIII, (B) stock dividends on Qualifying Employer Securities previously allocated to said Account, and (C) Qualifying Employer Securities acquired with funds from the corresponding Non-CBSI Account, and shall be decreased by distributions from said Account.

ii.
The fair market value of each Non-CBSI Account shall be the fair market value of assets in such Account as of the date of the preceding adjustment, but increased by (A) money allocated to it pursuant to the allocation provisions of this Article XVIII, (B) cash dividends on Qualifying Employer Securities previously allocated to the corresponding Participant’s CBSI Account, and (C) KSOP gains on investments other than Qualifying Employer Securities, including gains attributable to the discharge of an Acquisition Loan or Acquisition Loans; and shall be decreased by (1) distributions from said Account, (2) amounts used to acquire Qualifying Employer Securities for the Participant’s corresponding CBSI Account, and (3) losses on investments other than Qualifying Employer Securities.

iii.
For the purposes of subsection (b)(ii), the investment gain or loss in each Non-CBSI Account since the last adjustment shall be its pro-rata share of the investment gain or loss of all KSOP assets in the Non-CBSI Account based on the change in fair market value of assets therein since the last adjustment and computed in accordance with uniform valuation procedures established by the Trustee.

iv.
Shares of Qualifying Employer Securities held in the Loan Suspense Account and dividends and earnings paid thereon, funds borrowed for the purchase of Qualifying Employer Securities, and interest and all other costs attributable to the Loan Suspense Account shall be excluded for all purposes under this Section, except to the limited extent provided in Sections 18.04(a) and 18.06(d)(ii).

v.	Adjustments made pursuant to subsections (i)(B), (i)(C), (ii)(B) and (ii)(C) shall not be considered “annual additions” within the meaning of Article XII.

c.           Account Diversification. Each Qualified Participant shall be permitted to direct the Plan as to the investment of 25 percent of the value of the Participant’s KSOP Account attributable to Qualifying Employer Securities.  Such direction shall be made within the Qualified Election Period and shall be made no later than 90 days after the close of each Plan Year which occurs within the Qualified Election Period.  In the case of the last Plan Year in which such direction may be made, the amount of permitted investment shall be increased to 50 percent of the Participant’s KSOP Account.  The Account diversification provisions set forth in this Section 18.04(c) shall cease to apply as of March 3, 2003.  Beginning as of that date, Participants shall be permitted to direct the investment of 100 percent of the value of the Participant’s KSOP Account in accordance with Section 11.04.

18.05           Distribution of KSOP Account.  At such time that distributions are permissible under the Plan, the Participant’s KSOP Account shall be distributed in accordance with Article VIII of the Plan.

18.06           Investments; Loans; Voting Rights; Dividends.

a.           Investment in Qualifying Employer Securities. All purchases of Qualified Employer Securities by the Trustee shall be made at prices which do not exceed the fair market value of such shares, as determined in good faith by the Plan Administrator or Trustee.  The Plan Administrator or the Board of Directors may direct the Trustee to invest and hold up to 100 percent of the Trust Assets in Qualified Employer Securities.  Notwithstanding anything in the Plan to the contrary, all determinations as to the fair market value of Qualified Employer Securities shall be made (i) in accordance with Treasury Regulation Section 54.4975-11(d)(5), (ii) by an independent appraiser meeting requirements similar to the requirements of Code Section 170(a)(1), in the event such Qualified Employer Securities are not readily tradable on an established securities market, and (iii) as of the most recent Valuation Date, provided that transactions involving Participants who are “disqualified persons” within the meaning of Section 4975 of the Code shall be valued as of the transaction date.

b.           Acquisition Loans.  The Board of Directors may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Qualified Employer Securities (Financed Shares) for the Trust or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Qualified Employer Securities shall constitute an Acquisition Loan.  An Acquisition Loan must be primarily for the benefit of Plan Participants, shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.  An Acquisition Loan shall be without recourse against the Plan, provided that an Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired.  No person entitled to payment under an Acquisition Loan shall have recourse against the Plan or Trust Assets other than any Financed Shares remaining subject to pledge, contributions (other than contributions of Employer Securities) that are made under the Plan in order to meet its obligations under the Acquisition Loan, and earnings attributable to such collateral and the investment of such contributions.  Any pledge of Financed Shares must provide for the release of shares so pledged on pro-rata basis as principal and interest on the Acquisition Loan are repaid by the Trustee and such Financed Shares are allocated to Participants’ CBSI Accounts (as provided in Section 18.04). Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Plan Administrator) only from Employer contributions paid in cash to enable the Trustee to repay such Loan, forfeitures from Participant accounts, from earnings attributable to such Employer contributions and from cash dividends received by the Trust. The payments made with respect to an Acquisition Loan by the Trust during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior years. Such contributions and earnings must be accounted for separately in the books of accounts of the Trust until the Acquisition Loan is repaid. The proceeds of an Acquisition Loan shall be used within a reasonable time after receipt by the Trust to purchase Qualifying Employer Securities. Further, all income earned with respect to Qualifying Employer Securities which has not been allocated to KSOP Accounts shall be used at the discretion of the Plan Administrator to repay the Acquisition Loan used to purchase such Qualifying Employer Securities. Any income not so used shall be allocated as income of the Plan.

Should the Employer contributions, earnings attributable to such Employer contributions and cash dividends received by the Trust on Financed Shares be insufficient to meet the obligations created by the Acquisition Loan, then the Trustee shall so advise the Plan Administrator. The Plan Administrator may recommend certain actions including but not limited to, refinancing the original Acquisition Loan, amendment of the original Acquisition Loan, or the entering into of an additional Acquisition Loan to repay a prior Acquisition Loan.

c.           Voting of Employer Securities.  Pursuant to Section 409(e) of the Code, if the Employer has a registration-type class of securities, each Participant or Beneficiary in the Plan is entitled to direct the Plan as to the manner in which securities of the Employer which are entitled to vote and are allocated to the account of such Participant or Beneficiary are to be voted.  For this purpose, securities are “registration-type” if the securities are required to be registered under section 12 of the Securities Exchange Act of 1934, or would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of section 12 of the Securities Exchange Act of 1934.

If the Qualifying Employer Securities are not a registration-type class of securities pursuant to Section 409(e) of the Code, then Participants are entitled to direct the Trustee concerning voting allocated Qualifying Employer Securities with respect to any corporate matter which involves the approval or disapproval of any corporate merger, consolidation, re-capitalization, reclassification, liquidation, dissolution, sale of substantially all assets or other transaction described in Code Section 409(e).  The Plan Administrator or the Board of Directors shall direct the voting of such stock in all other matters.

Qualifying Employer Securities which have not yet been allocated to KSOP Accounts, and allocated Qualifying Employer Securities for which no voting direction has been received from Participants in a timely manner, shall be voted by the Trustee in the same proportion as Participants vote allocated Qualifying Employer Securities; provided that, in the absence of any voting directions as to allocated Qualifying Employer Securities, (i) the Board of Directors shall direct the Trustee as to the voting of all shares of unallocated Qualifying Employer Securities, (ii) and in the absence of such direction from the Board of Directors, the Trustee shall have sole discretion as to the voting of such securities.

d.           Dividends. Dividends paid with respect to Qualifying Employer Securities held pursuant to this Article XVIII shall be applied as follows:

i.
The dividends paid with respect to Qualifying Employer Securities which are both purchased with the proceeds of an Acquisition Loan and allocated to the KSOP Accounts of Participants at the direction of the Plan Administrator shall be paid into the Plan and used to repay the Acquisition Loan, if deductions are permitted by Section 404(k) of the Code, with Qualifying Employer Securities released thereby allocated to such Participants in an amount proportional to such dividends for the year for which such dividends would have been allocated to such Participants; provided however that the fair market value of said Qualifying Employer Securities is not less than the amount of such dividend that the Participant would have otherwise received; and provided further that the Plan Administrator may instead direct that any cash dividends on allocated shares of Qualifying Employer Securities shall be (1) paid in cash directly to such Participants or their Beneficiaries, or (2) if paid into the Plan, either be credited to Participant Accounts or be distributed in cash to Participants or their Beneficiaries not later than 90 days after the close of Plan Year in which paid; and

ii.	The dividends paid with respect to unallocated shares of Qualifying Employer Securities shall be used to repay the Acquisition Loan.

Notwithstanding the foregoing of this Section 18.06(d), except to the extent dividends are applied to repay an Acquisition Loan pursuant to paragraph (i) or (ii) above, cash dividends paid on allocated shares of Qualifying Employer Securities shall be paid into the Plan and, as elected by each affected Participant pursuant to election procedures established by the Plan Administrator, either credited to the Participant’s Dividend Account or distributed in cash to the Participant not later than 90 days after the close of the Plan Year in which received by the Plan.  Dividends received by the Plan and credited to a Participant’s Dividend Account shall lose their character as dividends and shall not be subject to a later distribution pursuant to this Section 18.06(d) as a distribution of dividends.  Further, dividends that are credited to a Participant’s Dividend Account in accordance with this paragraph shall be reinvested in Qualifying Employer Securities.  In addition, dividends that are re-invested shall be 100% vested at all times.

e.           No Restrictions on Financed Shares.  Except as provided in Section 18.07(a) (regarding put option rights that Participants may have with respect to distributed shares), no Financed Shares may be subject to a put, call or other option, or a buy-sell or similar arrangement, while the Financed Shares are held by the Plan or when distributed from the Plan, whether or not the Plan is an employee stock ownership plan at the time of distribution.  These protections are nonterminable.

18.07           Suspension; Discontinuance; Change in Control

a.           Cessation of KSOP Status and Distribution of Financed Shares.  If this Plan ceases to be a KSOP, the proceeds of an Acquisition Loan will be used within a reasonable time after receipt by the Plan either to acquire Qualifying Employer Securities or to repay the loan or a prior Acquisition Loan.  If the Plan distributes Qualifying Employer Securities or if the Plan ceases as a KSOP, any Qualifying Employer Securities acquired with the proceeds of an Acquisition Loan will be subject to a put option if the securities are not publicly traded when distributed, or if the securities are subject to a trading limitation when distributed.  The put option shall be exercisable for a period of 60 days following the date the applicable securities are distributed and, if not exercised during that 60-day period, shall be exercisable for at least 60 days during the following Plan Year.  The price at which the put option will be exercisable will be the value of the securities as of the date of exercise or as of the most recent Valuation Date.  If the transaction takes place between the Plan and a disqualified person, value will be determined as of the date of the transaction.  If payment for the put shares is made in installments, the installment period shall begin within 30 days of the exercise of the put right and shall not exceed five years, the installment obligation shall be backed by adequate security, and reasonable interest shall be paid on the unpaid amounts.

b.           Change in Control of the Employer.  Notwithstanding anything herein to the contrary, immediately upon a Change in Control: (i) each and every Acquisition Loan shall automatically be discharged through a surrender of the shares of Qualifying Employer Securities that have not been allocated to KSOP Accounts without further action or notice; (ii) all Participant KSOP Accounts shall be considered fully vested and nonforfeitable as of such Change in Control; (iii) all Employer contributions, dividends on Qualifying Employer Securities, and earnings on Participant KSOP Account assets paid to the Trust or earned by the Trust since the most recent Valuation Date shall be allocated to the accounts of all Participants as of the date of the Change in Control as if it were the next Valuation Date in accordance with the provisions of the Plan (and without regard for the Participant’s employment status); and (iv) all funds realized by the Trust with respect to any Financed Shares remaining after repayment of all Acquisition Loans shall be allocated to the KSOP Accounts of all Participants pro rata based on the relative total value of their Accounts as of the date of the Change in Control.

Upon completion of the final accounting and allocation of the Trust assets subject to this Article XVIII, all Participant KSOP Accounts shall be distributed as soon as administratively feasible in a lump sum to each Participant. In addition, on the date of such distribution, each Participant who had a KSOP Account on the date of the Change in Control shall be entitled to receive a payment from the Employer equal to the difference between —

i.	any amounts that would have been allocated to the Participant’s KSOP Account pursuant to this Section 18.07(b) if not for the application of Code Section 415 limitations, and

ii.	any funds that are allocated to the Participant’s KSOP Account pursuant to this Section 18.07(b).

Each and every Employer, and their successors in interest, shall be jointly and severally liable for the responsibility to make the foregoing payments.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

19.01           Alienation or Assignment.

a.           General Rule:  The right of any Participant or Beneficiary to any Benefit under the Plan or Trust shall not be subject to voluntary or involuntary transfer, alienation or assignment.  Further, to the fullest extent permitted by law, the right shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process.  In the event a Participant or Beneficiary attempts to assign, transfer or dispose of a right under the Plan, or if an attempt is made to subject the right to such process, the assignment, transfer or disposition shall be null and void.

b.           Special Rule for Certain Judgments and Settlements:  The general rules of subsection (a) above shall not apply to an offset of a Participant’s benefits under the Plan against an amount that the Participant is ordered or required to pay to the Plan if the order or requirement to pay arises (i) under a judgment of conviction for a crime involving the Plan, (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Sections 401 to 414 of ERISA, or (iii) pursuant to a settlement agreement between the Participant and the Pension Benefit Guaranty Corporation or the Secretary of Labor in connection with a violation (or alleged violation) of Sections 401 to 414 of ERISA, and the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.  If the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant and the Participant has a spouse at the time at which the offset is to be made, the requirements of Code Section 401(a)(13)(C)(iii) must be satisfied.

19.02           Adoption of Plan by Another Employer.  Any other employer, whether an Affiliated Employer or not, may, with the approval of the Board of Directors, adopt this Plan pursuant to appropriate written resolutions.  The adopting employer shall also execute such documents with the Trustee as may be necessary to make the other employer a party to the Trust.  As part of its adopting resolutions, the other employer shall designate authority to amend and terminate the Plan to the Board of Directors.

19.03           Status of Employment Relations.  The adoption and maintenance of the Plan and Trust shall not be deemed to constitute a contract between the Employer and its Employees or to be consideration for, or an inducement or condition of, the employment of any person.  Nothing contained in the Plan shall be deemed (a) to give to any Employee the right to be retained in the employ of the Employer, (b) to affect the right of the Employer to discipline or discharge any Employee at any time, (c) to give the Employer the right to require any Employee to remain in its employ, or (d) to affect any Employee’s right to terminate employment at any time.

19.04           Benefits Payable By Trust.  All Benefits payable under the Plan shall be paid or provided for solely from the Trust.  The Employer assumes no liability or responsibility for the payments.

19.05           Finality of Contribution.

a.           All amounts that are contributed by the Employer to the Trustee shall be irrevocable contributions, unless a contribution is made to the Plan by the Employer by a mistake of fact.  In that case the amount erroneously contributed by the Employer may be returned to the Employer at the Employer’s request within one year after the payment.  Any amounts returned to the Employer pursuant to this subsection shall be decreased by any losses, but not increased by any gains, incurred by the Trust Fund during the period the amounts were held by the Trustee.

b.           To the extent a contribution is conditioned upon its deductibility under Code Section 404, then, to the extent the deduction is disallowed, the Employer may request that the disallowed amount be returned to it.  The request must be made within one year after the disallowance of the deduction.

c.           For purposes of this Section, the word “contribution” has the meaning stated in Section 403(c) of ERISA.

19.06           Failure of Qualification.

a.           The establishment of the Plan and Trust by the Employer is contingent upon obtaining the initial approval of the Internal Revenue Service.  Notwithstanding any other provision of the Plan, in the event that the Internal Revenue Service fails to approve the Plan, the Trustee shall liquidate the Trust by paying all expenses and returning all remaining assets to the Employer as soon as administratively feasible.  In no event shall this process be completed later than one year after the date of the final denial of qualification of the Plan, including the final resolution of any appeals before the Internal Revenue Service or the courts.  The Trust shall terminate upon completion of these “wind up” procedures.

b.           Contributions may be returned to the Employer pursuant to subsection (a) above, only if the request for an Internal Revenue Service determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

19.07           Control of Trades or Business by Owner-Employee.

a.           If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and any plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the Employees of this and all other trades or businesses.

b.           If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

c.           If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for the individual under the most favorable plan of the trade or business which is not controlled.

d.           For purposes of subparagraphs (a), (b) and (c) above, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employees, or two or more Owner-Employees together:

i.           own the entire interest in an unincorporated trade or business, or

ii.
in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.  For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly by a partnership which such Owner-Employee, or such two or more owner-employees, are considered to control within the meaning of the preceding sentence.

19.08           Headings Not Part of This Plan.  Headings of Articles and Sections are inserted only for convenience of reference, and shall not be considered in construing the Plan.

19.09           Gender and Number.  Unless the context clearly requires a different meaning, the use of the masculine pronoun includes the feminine gender, and the use of the singular number includes the plural (and vice versa).

19.10           Applicable Law.  The Plan and the Trust shall be construed, regulated, interpreted and administered under and in accordance with the laws of the State of New York, unless preempted by federal law.

Community Bank System, Inc. has caused this Plan to be signed by a duly authorized officer on this 15st day of December, 2009.

COMMUNITY BANK SYSTEM, INC

By: /s/Mark E. Tryniski